                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                        ASIA RESOURCES HOLDINGS LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):


/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions apply:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials:
     $6,026.22
     ---------------------------------------------------------------------------
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

                        ASIA RESOURCES HOLDINGS LIMITED
                           52/F, BANK OF CHINA TOWER
                                 1 GARDEN ROAD
                               CENTRAL, HONG KONG


                                November 2, 1999


To Our Stockholders:

    On behalf of the Board of Directors of Asia Resources Holdings Limited (the "Company" or "Asia Resources"), I cordially invite you to attend the Special Meeting of Stockholders of Asia Resources (the "Special Meeting") to be held at 52/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong, on November 30, 1999 at 11:00 a.m. local time.


    At the Special Meeting, you will be asked to approve (a) the Disposal Agreement (the "Disposal Agreement") by and between the Company and Horler Holdings. Ltd. ("Horler") and (b) the Assignment Agreement (the "Assignment Agreement") by and between the Company and China Strategic Holdings Limited ("CSH"). The Disposal Agreement provides that the Company will sell to Horler, in full and final settlement of the outstanding indebtedness owed to Horler by the Company under a 9% Secured Convertible Note, the entire share capital of Westronix Limited ("WL"). WL owns all of the outstanding capital stock of China Construction Holdings Limited ("CCHL"), which in turn is a holder of a 51% interest in Hangzhou Zhongche Huantong Development Co., Ltd. ("HZHD"). HZHD, the only operating subsidiary of the Company, is a Sino-foreign joint venture company established to develop the Hangzhou Toll Road. The Assignment Agreement provides that the Company will assign to CSH, in full and final settlement of the outstanding indebtedness of the Company owed to CSH, two promissory notes executed in favor of the Company in the aggregate principal amount of US$1,700,000. Following the closing of the transactions contemplated by the Disposal Agreement and the Assignment Agreement but immediately prior to the consummation of the transaction contemplated by the Acquisition Agreement discussed in the paragraph below, the Company will hold no assets other than at least US$150,000 in cash or cash equivalents and no liabilities.


    Approval of the Disposal Agreement and the Assignment Agreement by the stockholders of the Company is a condition precedent to the closing of the transactions contemplated by the Acquisition Agreement (the "Acquisition Agreement") among Horler, Far Beyond Investments Limited ("Far Beyond") and the shareholders of Far Beyond named on the signature pages thereto (the "FB Shareholders"). Pursuant to the Acquisition Agreement, the Company will issue 8,757,951 shares of common stock, par value US$0.01 per share, of the Company to the FB Shareholders in exchange for all of the issued and outstanding shares of the capital stock, par value US$1.00 per share, of Far Beyond. Far Beyond owns a 70% equity interest in Harbin Asibao Chemical Fiber Company Limited, a Sino-foreign joint venture company that produces and distributes polyester filament and polyester staple fiber.


    In addition, you will be asked to approve an amendment to the Certificate of Incorporation of the Company that will (i) decrease the authorized common stock of the Company from 1,100,000,000 shares to 30,000,000 shares; and (ii) change the name of the Company to Asia Fiber Holdings Limited.


    Horwath Corporate Solutions Limited, a wholly-owned subsidiary of Horwath CPA Hong Kong Limited, has rendered a written opinion to the Board of Directors that, as of October 14, 1999, the considerations to be received by the Company pursuant to the Disposal Agreement and the Assignment Agreement were fair from a financial point of view to the stockholders of the Company.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DISPOSAL AGREEMENT, THE ASSIGNMENT AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY AND THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION, AND DETERMINED THAT THEY ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF ASIA RESOURCES. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE DISPOSAL AGREEMENT, THE ASSIGNMENT AGREEMENT AND THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.

    Adoption of the Disposal Agreement, the Assignment Agreement and the amendments to the Certificate of Incorporation will require the affirmative vote of the holders of a majority of the voting power of all shares of the common stock of the Company outstanding on October 15, 1999, the record date, with each share of common stock of the Company entitled to one vote.

    Details of the Disposal Agreement, the Assignment Agreement, the transactions contemplated thereby, and the amendments to the Certificate of Incorporation appear in the accompanying Proxy Statement. Please give this material your careful attention.

    Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy and return it in the enclosed prepaid envelope. If you hold shares of common stock of the Company and attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          [/S/ MA WAI MAN, CATHERINE]

                                          Ma Wai Man, Catherine
                                          PRESIDENT AND SECRETARY

                        ASIA RESOURCES HOLDINGS LIMITED
                           52/F, BANK OF CHINA TOWER
                                 1 GARDEN ROAD
                               CENTRAL, HONG KONG

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 30, 1999

                            ------------------------

To the stockholders of Asia Resources Holdings Limited:

    NOTICE IS HEREBY GIVEN that the Special Meeting of stockholders of Asia Resources Holdings Limited, a Delaware corporation (the "Company" or "Asia Resources"), will be held at 11:00 a.m., local time, on November 30, 1999, at 52/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong (the "Special Meeting"), for the following purposes:

        1. To vote on a proposal to approve (a) the Disposal Agreement (the "Disposal Agreement") by and between the Company and Horler Holdings Ltd. ("Horler") and (b) the Assignment Agreement (the "Assignment Agreement") by and between the Company and China Strategic Holdings Limited ("CSH"). The Disposal Agreement provides that the Company will sell to Horler the entire share capital of Westronix Limited ("WL"), in full and final settlement of the outstanding indebtedness owed to Horler by the Company under a 9% Secured Convertible Note. The Assignment Agreement provides that the Company will assign to CSH, in full and final settlement of the outstanding indebtedness of the Company owed to CSH, two promissory notes executed in favor of the Company in the aggregate principal amount of US$1,700,000.

        2. To vote on a proposal to amend the Certificate of Incorporation of the Company to (i) decrease the authorized common stock of the Company from 1,100,000,000 shares to 30,000,000 shares; and (ii) change the name of the Company to Asia Fiber Holdings Limited.

        3. To transact any other busines that may properly come before the Special Meeting, including any motion to adjourn the meeting to a later date to permit further soliciation of proxies, or any postponements or adjournments thereof.

    Only stockholders of record at the close of business on October 15, 1999 are entitled to notice of and to vote at the Special Meeting of Stockholders and any postponement or adjournment thereof.

                                          By Order of the Board of Directors.

                                          [/S/ MA WAI MAN, CATHERINE]

                                          MA WAI MAN, CATHERINE
                                          PRESIDENT AND SECRETARY


Hong Kong                                                       November 2, 1999


    All stockholders are cordially invited to attend the Special Meeting. To ensure your representation at the Special Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Special Meeting. Any holder of common stock of the Company attending the Special Meeting may vote in person even if that stockholder has returned a proxy card.

                            YOUR VOTE IS IMPORTANT.
              WE HAVE SENT PROXY CARDS TO HOLDERS OF COMMON STOCK.
TO VOTE YOUR SHARES, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
                   PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
         PLEASE DO NOT SEND US YOUR ASIA RESOURCES STOCK CERTIFICATES.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                             -----------
THE SPECIAL MEETING........................................................................................           1
  DATE, TIME AND PLACE; MATTERS TO BE CONSIDERED...........................................................           1
  RECORD DATE; QUORUM; VOTING AT THE SPECIAL MEETING.......................................................           1
  VOTING OF PROXIES........................................................................................           2
  REVOCATION OF PROXIES AND VOTING INSTRUCTIONS............................................................           2
  PROXY SOLICITATION.......................................................................................           2

PROPOSAL I: APPROVAL OF THE DISPOSAL AGREEMENT AND THE ASSIGNMENT AGREEMENT................................           3
  GENERAL..................................................................................................           3
  REASONS FOR THE PROPOSAL; RECOMMENDATIONS OF THE BOARD OF DIRECTORS......................................           3
  OPINION OF HORWATH CORPORATE SOLUTIONS LIMITED...........................................................           4
  SUMMARY OF THE DISPOSAL AGREEMENT AND THE ASSIGNMENT AGREEMENT...........................................           7
  SUMMARY OF THE ACQUISITION AGREEMENT.....................................................................           9
  BUSINESSES OF ASIA RESOURCES AND FAR BEYOND..............................................................          11
  REGULATORY MATTERS.......................................................................................          18
  ANTICIPATED ACCOUNTING TREATMENT.........................................................................          18
  FEDERAL INCOME TAX CONSEQUENCES..........................................................................          18
  RIGHTS OF DISSENTING STOCKHOLDERS........................................................................          18
  CHANGE IN RIGHTS OF STOCKHOLDERS.........................................................................          18
  MATERIAL CONTRACTS.......................................................................................          18

PROPOSAL II: AMENDMENT OF THE CERTIFICATE OF INCORPORATION.................................................          20

PRINCIPAL STOCKHOLDERS.....................................................................................          21

SELECTED FINANCIAL DATA....................................................................................          22

MARKET PRICE AND RELATED STOCKHOLDER MATTERS...............................................................          22

FORWARD LOOKING STATEMENTS.................................................................................          23

INDEPENDENT ACCOUNTANTS....................................................................................          23

OTHER MATTERS..............................................................................................          23

AVAILABLE INFORMATION......................................................................................          23

STOCKHOLDER PROPOSALS......................................................................................          24

EXHIBIT A--Disposal Agreement
EXHIBIT B--Assignment Agreement
EXHIBIT C--Acquisition Agreement
EXHIBIT D--Opinion of Horwath Corporation Solutions
EXHIBIT E--Selected Financial Statements of Far Beyond

                        ASIA RESOURCES HOLDINGS LIMITED
                           52/F, BANK OF CHINA TOWER
                                 1 GARDEN ROAD
                               CENTRAL, HONG KONG

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 30, 1999

                              THE SPECIAL MEETING

DATE, TIME AND PLACE; MATTERS TO BE CONSIDERED


    This Proxy Statement is being furnished to holders of common stock, par value US$0.01 per share, of the Company in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting and any adjournments or postponements thereof. The Special Meeting will be held at 11:00 a.m., local time, on November 30, 1999, at 52/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong. At the Special Meeting the holders of common stock of the Company will be asked to vote on proposals to approve the Disposal Agreement, the Assignment Agreement, amendments to the Certificate of Incorporation of the Company (the "Certificate Amendment") and to transact any business that may properly come before the Special Meeting or any adjournments or postponements thereof.


    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DISPOSAL AGREEMENT, THE ASSIGNMENT AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY AND THE CERTIFICATE AMENDMENT AND DETERMINED THAT THEY ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF ASIA RESOURCES. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ASIA RESOURCES' STOCKHOLDERS APPROVE THE DISPOSAL AGREEMENT, THE ASSIGNMENT AGREEMENT AND THE CERTIFICATE AMENDMENT.

RECORD DATE; QUORUM; VOTING AT THE SPECIAL MEETING


    The Board of Directors has fixed the close of business on October 15, 1999 as the Record Date for determining the holders of common stock of the Company entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 597,139 shares of common stock of the Company.


    A quorum is necessary in order for a vote on the proposals presented at the Special Meeting. The presence in person or by proxy of the holders of record of a majority of the voting power of the outstanding shares of common stock of the Company is necessary for there to be a quorum for purposes of voting on the Disposal Agreement, the Assignment Agreement and the Certificate Amendment.

    Abstentions (i.e., votes withheld by stockholders who are present and entitled to vote) and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining whether there is a quorum for the transaction of business.

    In accordance with the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation, as amended, of the Company (the "Certificate of Incorporation") and the By-laws of the Company, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the common stock of the Company, with each share of common stock of the Company entitled to one vote, is required to approve the Disposal Agreement, the Assignment Agreement and the Certificate Amendment. Accordingly, abstention and broker non-votes will have the effect of votes against the approval of the Disposal Agreement, the Assignment Agreement and the Certificate Amendment.

VOTING OF PROXIES

    All shares of common stock of the Company that are entitled to vote and are represented at the Special Meeting by properly executed proxy cards received prior to or at the Special Meeting, and not duly and timely revoked, will be voted at the Special Meeting (or adjournment or postponement thereof) in accordance with the instructions indicated on the proxy cards. If no instructions are indicated, the proxies will be voted FOR approval of the Disposal Agreement, the Assignment Agreement and the Certificate Amendment.

    If any other matters are properly presented for consideration at the Special Meeting, then Ma Wai Man, Catherine and Richard N. Gray, and each of them (the persons named in the enclosed proxy card as the proxies for the common stock of the Company) will have discretion to vote on these matters in accordance with their best judgment.

REVOCATION OF PROXIES AND VOTING INSTRUCTIONS

    A holder of common stock of the Company may revoke a proxy card given pursuant to this solicitation at any time before the proxy card is voted by returning a subsequently dated proxy card to the Secretary of Asia Resources, by filing an instrument in writing with the Secretary of Asia Resources revoking the proxy card, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself revoke a proxy card.

    Holders of common stock of the Company who are entitled to revoke their proxy card may do so via facsimile at (852) 2537-6591. Any beneficial owner of common stock of the Company whose shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to revoke should contact the registered holder promptly and instruct the registered holder to revoke on his behalf. There can be no assurance that the registered holder will have sufficient time prior to the Special Meeting to deliver a revocation upon instruction by the beneficial owner.

PROXY SOLICITATION

    Asia Resources will pay its own expenses incurred in connection with this Proxy Statement and the Special Meeting, including the disbursements of legal counsel and accountants. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Asia Resources in person or by telephone, facsimile or other means of communication. The directors, officers and employees will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses, in connection with their solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by the custodians, nominees and fiduciaries, and Asia Resources will reimburse the custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

    STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

PROPOSAL I: APPROVAL OF THE DISPOSAL AGREEMENT AND THE ASSIGNMENT AGREEMENT

GENERAL


    On September 10, 1999, the Company entered into an Acquisition Agreement (the "Acquisition Agreement") with Horler, Far Beyond Investments Limited ("Far Beyond") and the shareholders of Far Beyond named on the signature pages thereto (the "FB Shareholders"). Upon satisfaction or waiver of the conditions contained in the Acquisition Agreement, the Company will issue 8,757,951 shares of common stock of the Company to the FB Shareholders in exchange for all of the issued and outstanding shares of the capital stock, par value US$0.01 per share, of Far Beyond (the "Far Beyond Acquisition"). Following the closing of the Far Beyond Acquisition, the FB Shareholders will own 88% of the outstanding shares of common stock of the Company and the Company will own 100% of the outstanding shares of Far Beyond capital stock. Far Beyond owns a 70% equity interest in Harbin Asibao Chemical Fiber Company Limited ("Asibao"), a Sino-foreign joint venture company that produces and distributes polyester filament and polyester staple fiber.


    As a condition precedent to the closing of the Far Beyond Acquisition, the stockholders of the Company are required to approve the Disposal Agreement and the Assignment Agreement. The Disposal Agreement provides that the Company will sell to Horler the entire share capital of WL in full and final settlement of the outstanding indebtedness owed to Horler by the Company under a 9% Convertible Note (the "Horler Note"). WL owns all of the outstanding capital stock of China Construction Holdings Limited ("CCHL"), which in turn is a holder of a 51% interest in Hangzhou Zhongche Huantong Development Co., Ltd. ("HZHD"). HZHD, the only operating subsidiary of the Company, is a Sino-foreign joint venture company established to develop the Hangzhou Toll Road. See "Proposal I--Businesses of Asia Resources and Far Beyond." The Assignment Agreement provides that the Company will assign to CSH, in full and final settlement of the outstanding indebtedness of the Company owed to CSH, two promissory notes executed in favor of the Company in the aggregate principal amount of US$1,700,000. Pursuant to the Disposal Agreement and the Assignment Agreement, the Company will dispose of all of its assets other than at least US$150,000 in cash or cash equivalents and all of its liabilities.

    Horler holds approximately 49% of the Company's common stock. CSH has direct voting and investment power with respect to 49% of the Company's common stock held by Horler, a wholly-owned subsidiary of CSH. Three (3) of the directors of the Company are also directors of CSH.

REASONS FOR THE PROPOSAL; RECOMMENDATIONS OF THE BOARD OF DIRECTORS


    The Board of Directors believes that the terms of the Disposal Agreement and the Assignment Agreement are advisable, fair to, and in the best interests of the stockholders of the Company. The Board of Directors also believes that the business being acquired by the Far Beyond Acquisition has greater potential for the Company than the existing business involving the Hangzhou Toll Road. Accordingly, the Board of Directors has unanimously approved the Disposal Agreement and the Assignment Agreement. In reaching its conclusion to approve the Disposal Agreement, the Assignment Agreement and the transactions contemplated thereby, the Board of Directors consulted with the Company's management as well as the Company's legal and financial advisors, and considered a number of factors, including the following:


    (a) Pursuant to a supplemental shareholders' agreement (the "Guaranteed Distribution Agreement") dated May 18, 1998 by and between CCHL and Hangzhou City Transportation Development, the Chinese joint venture partner of HZHD (the "Chinese Partner"), CCHL is entitled to a fixed annual distribution from HZHD of Rmb15,300,000 (US$1,847,826) (the "Guaranteed Distribution") from January 1, 1998 through the expiration of the joint venture period of HZHD. Any surplus income generated from Hangzhou Toll Road in excess of the amount of the Guaranteed Distribution would belong to the Chinese Partner and the Chinese Partner would make up any shortfall in the event HZHD's income in any year was less than the Guaranteed Distribution. In addition, as part of the Guaranteed Distribution

Agreement, an amount of Rmb178,500,000 (US$21,557,971) would be paid to CCHL upon the expiration of the joint venture period of HZHD and the assets of the joint venture would be surrendered to the Chinese Partner at no further consideration. This Guaranteed Distribution Agreement is subject to approvals by the Chinese governmental authorities which originally approved the formation of the joint venture. To date, HZHD has not obtained such approvals despite efforts to do so by the management of the joint venture and the Company. The Board of Directors of the Company is currently of the view that the necessary approvals may not be obtained and the Guaranteed Distribution Agreement cannot be effectuated without such approvals.

    (b) The Horler Note is a US$30 million convertible note bearing interest at 9% after an initial six-month interest-free period, with all principal being due and payable on September 10, 1999. The principal and any unpaid interest due on the Horler Note are convertible into 7,198,388 shares of common stock of the Company. CSH currently holds approximately 49% of the outstanding common stock of the Company through Horler, its wholly-owned subsidiary. On conversion of the Horler Note, CSH would indirectly hold approximately 96.10% of the outstanding common stock of the Company through Horler. On April 14, 1998, Horler agreed to reduce the interest rate of the Horler Note from 9% to 5% per annum for the year ended December 31, 1997. In addition, Horler agreed that after December 31, 1998, no principal repayment of the Horler Note would be demanded until the Company was financially capable of doing so. However, since January 1, 1998, the Horler Note has continued to bear interest at 9% per annum. See "Proposal I:
Businesses of Asia Resources and Far Beyond."

    (c) The written opinion of Horwath Corporate Solutions Limited ("Horwath") (including a consideration of the assumptions and methodologies underlying its analyses) given to the Board of Directors on October 14, 1999 that, as of October 14, 1999, the considerations to be received by the Company pursuant to the Disposal Agreement and the Assignment Agreement were fair from a financial point of view to the stockholders of the Company. See "Proposal I--Opinion of Horwath Corporate Solutions Limited."

    The discussion contained herein of the information and factors considered by the Board of Directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Disposal Agreement, the Assignment Agreement and the transactions contemplated thereby, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to any of the factors discussed herein. In addition, individual members of the Board of Directors may have given different weight to these factors.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DISPOSAL AGREEMENT, THE ASSIGNMENT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND DETERMINED THAT THEY ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS APPROVE THE DISPOSAL AGREEMENT AND THE ASSIGNMENT AGREEMENT.

OPINION OF HORWATH CORPORATE SOLUTIONS LIMITED

    On October 14, 1999 Horwath Corporate Solutions Limited delivered its written opinion to the Board of Directors that, as of the date of such opinion, the considerations to be received by the Company pursuant to the Disposal Agreement and the Assignment Agreement were fair from a financial point of view to the stockholders of the Company.

    THE FULL TEXT OF THE WRITTEN OPINION OF HORWATH DATED OCTOBER 14, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS EXHIBIT D TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF THE COMPANY ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

    In connection with its opinion, Horwath reviewed, among other things,
(i) the audited financial statements of the Company and Far Beyond for the three years ended December 31, 1998, 1997 and 1996; (ii) quarterly report on Form 10-QSB of the Company for the six months ended June 30, 1999; and (iii) a draft of this proxy statement. Horwath also held discussions with members of management of the Company and reviewed similar information for certain other companies whose operations Horwath considered related to the Company.

    Horwath relied upon the accuracy and completeness of the information contained in the draft of the proxy statement that it reviewed and did not conduct an in-depth investigation into the business affairs of the Company or Far Beyond for the purpose of forming an opinion. Horwath did not review profit forecasts or projected cash flows for either the Hangzhou Toll Road or Asibao. Therefore, their assessment was based only on historical information.

    The following is a summary of certain of the financial and comparative analyses which provided the basis for Horwath's October 14, 1999 written opinion:

    (a) Horwath prepared a pro forma consolidated balance sheet as at December 31, 1998 and pro forma consolidated statements of operations of the Company and its subsidiaries for the three years ended December 31, 1998, 1997 and 1996, as if the proposed transactions as contemplated by the Disposal Agreement and the Assignment Agreement took effect from January 1, 1996. Horwath compared the pro forma consolidated net current liabilities per share, net assets per share and earnings per share to the historical actual amounts. A summary of the pro forma financial statements and the historical audited financial statements is as follows:

CONSOLIDATED BALANCE SHEET

                                                                                          AT DECEMBER 31, 1998
                                                                                      ----------------------------
                                                                                       PRO FORMA     HISTORICAL
                                                                                      -----------  ---------------
                                                                                        RMB'000        RMB'000
Current assets......................................................................      219,393           19,957
Current liabilities.................................................................     (240,832)         (75,179)
Net current liabilities.............................................................      (21,439)         (55,222)
Total assets........................................................................      435,975          769,664
Net assets/(liabilities)............................................................      173,866         (136,893)
                                                                                      -----------  ---------------
Net current liabilities per share...................................................  Rmb   (2.15) Rmb      (92.48)
Total assets per share..............................................................  Rmb   43.81  Rmb    1,288.93
Net assets/(liabilities) per share..................................................  Rmb   17.47  Rmb     (229.25)
Number of common shares.............................................................    9,952,217          597,133

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             FOR THE YEARS ENDED DECEMBER 31
                                   -----------------------------------------------------------------------------------
                                              1996                          1997                        1998
                                   ---------------------------  ----------------------------  ------------------------
                                   PRO FORMA     HISTORICAL     PRO FORMA      HISTORICAL     PRO FORMA    HISTORICAL
                                   ----------  ---------------  ----------  ----------------  ----------  ------------
                                    RMB'000        RMB'000       RMB'000        RMB'000        RMB'000      RMB'000
Toll revenue.....................         N/A           38,463         N/A            45,100         N/A        54,217
Sales............................     633,695              N/A     494,897               N/A     460,448           N/A
Gross Profit.....................      96,284              N/A      87,045               N/A      84,889           N/A
Income (loss) before income taxes
  and minority interests.........      56,894           23,167      50,981           (10,566)     54,400       (61,527)
Income before minority
  interests......................      56,894           23,167      50,981           (10,566)     50,232       (61,527)
Net income/(loss)................      37,827           11,876      34,150           (11,237)     33,730       (43,358)
Earnings (loss) per share
  ("EPS")........................     Rmb3.80         Rmb19.89     Rmb3.43         Rmb(18.82)    Rmb3.39     Rmb(72.61)
Number of shares for EPS
  computation....................   9,952,217          597,133   9,952,217           597,133   9,952,217       597,133

    (b) Horwath calculated the projected share price of the Company based on the price-earning ("P/E") ratio of companies listed on the Stock Exchange of Hong Kong Limited ("SEHK") and engaged in the manufacture of synthetic fiber and similar products. In Horwath's opinion comparable companies listed on NASDAQ would likely command higher P/E ratio while the P/E ratio of comparable companies listed on the SEHK would provide a more conservative and prudent basis for its assessment purposes. Horwath provided the following examples of comparable companies:

                                                                                    SHARE PRICE AT
CODE            NAME OF LISTED COMPANY               PRINCIPAL ACTIVITY                 9/28/99            P/E        EPS
---------  ---------------------------------  ---------------------------------  ---------------------  ---------  ---------
      263  Ploy Investments Holdings Ltd.     Manufacture and trading of
                                              chemical fibers and property
                                              investment                                    0.39               --        N/A

      420  Fountain Set (Holdings) Ltd.       Manufacture of knitted cotton
                                              fabrics                                       1.03              3.5      0.294

      648  Cheung Wah Development Co. Ltd.    Dyestuffs distribution, household
                                              fabric, garment manufacturing and
                                              property investment                          0.295               --        N/A

     1131  Kwong Hing International Holdings  Manufacture, sales of knitted
           (Bermuda) Limited                  fabrics and provision of fabric
                                              knitting, bleaching, dyeing and
                                              setting services                             0.183              9.4     0.1947

    Horwath projected that if the transactions contemplated in the Disposal Agreement and the Assignment Agreement were consummated, the share price of the common stock of the Company would be as follows:

                                                                      LOWEST       HIGHEST
                                                                   ------------  ------------
P/E of comparable listed companies...............................          3.50          9.40
Pro forma EPS of the Company and its subsidiaries................  RMB     3.39  RMB     3.80
Projected share price............................................  RMB    11.87  RMB    35.72
Equivalent to....................................................  US$     1.43  US$     4.30

    (c) Horwath also considered the high and low prices in dollars per share for the common stock of the Company as of the end of each of the four quarters of 1997 and 1998 and as of the end of each of the first three quarters of 1999.

    Horwath concluded that if the transactions as contemplated in the Disposal Agreement and the Assignment Agreement had taken effect from January 1, 1996, with respect to the Company and its subsidiaries: (i) pro forma consolidated net current liabilities per share and net assets per share would have improved from historical actual amounts at December 31, 1998, while pro forma total assets per share would have deteriorated from historical actual amounts; (ii) pro forma consolidated earnings per share would have improved significantly from historical actual amounts for the two years ended December 31, 1998 and 1997; and (iii) the estimated pro forma share price of the Company would have been comparable with the historical actual price from January 1, 1997 onwards.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Horwath's opinion. In arriving at its fairness determination, Horwath considered the results of all such analyses. No company used in the above analyses as a comparison is directly comparable to the Company. The analyses were prepared solely for the purpose of Horwath's providing its opinion to the Board of Directors of the Company as to the fairness of the considerations to be received by the Company from the Disposal Agreement and the Assignment Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. As described above, Horwath's opinion to the Board of Directors of the Company was one of many factors taken into consideration by the Board of Directors of the Company in making its determination to approve the Disposal Agreement and the Assignment Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Horwath and is qualified by reference to the written opinion of Horwath attached hereto as Exhibit D.

    Horwath, incorporated in Hong Kong, is a part of The Horwath Hong Kong Group which specializes in the provision of audit, accounting, taxation and related services. Horwath is the head office in Asia of Horwath International which is the seventh largest accounting group in Asia and currently ranks number four in China.

    Horwath has broad experience in providing financial advisory services, business appraisals and business reconstruction services to Hong Kong companies with China-based assets and businesses. In selecting Horwath to provide the fairness opinion with respect to the Disposal Agreement and the Assignment Agreement, the Board of Directors of the Company took into consideration the above factors and Horwath's knowledge of companies based in China.

    Pursuant to a letter agreement dated September 8, 1999 (the "Engagement Letter"), the Company engaged Horwath to render an opinion as to the fairness from a financial point of view to the stockholders of the Company of the proposed Disposal Agreement and Assignment Agreement and the considerations to be paid to the Company pursuant thereto. Pursuant to the terms of the Engagement Letter, the Company will pay Horwath a fee of US$12,886 upon delivery of the fairness opinion to the Company.

SUMMARY OF THE DISPOSAL AGREEMENT AND THE ASSIGNMENT AGREEMENT

    The following is a summary of the material provisions of the Disposal Agreement and the Assignment Agreement, copies of which are attached hereto as Exhibits A and B and incorporated herein by reference. This summary does not purport to be a complete description of the Disposal Agreement and the Assignment Agreement and is qualified in its entirety by reference to the full text of the Disposal Agreement and the Assignment Agreement. STOCKHOLDERS ARE URGED TO READ THE DISPOSAL AGREEMENT AND THE ASSIGNMENT AGREEMENT IN THEIR ENTIRETY FOR A COMPLETE DESCRIPTION OF TRANSACTIONS CONTEMPLATED THEREBY.

DISPOSAL AGREEMENT

    GENERAL

    As a condition precedent to the closing of the Acquisition Agreement, the stockholders of Asia Resources are required to approve the Disposal Agreement. Pursuant to the Disposal Agreement, by and between Asia Resources and Horler, a holder of approximately 49% of the common stock of the Company, the Company agrees to sell and Horler agrees to purchase one share of capital stock, par value US$1.00 per share, of WL, which represents the entire issued share capital stock of WL (the "Sale Shares"), in exchange for the cancellation by Horler of the indebtedness owed to Horler by the Company under the Horler Note. The Horler
Note is convertible into 7,198,388 shares of common stock of the Company.

    COMPLETION

    Completion of the Disposal Agreement (the "Disposal Agreement Completion") will take place immediately prior to the closing of the transactions contemplated by the Acquisition Agreement. If the closing of the transactions contemplated by the Acquisition Agreement does not take place, the Disposal Agreement Completion will not take place. In addition, the Disposal Agreement Completion will not take place unless the stockholders of the Company approve the Disposal Agreement.

    Prior to the Disposal Agreement Completion, the Company must deliver to Horler (i) an instrument of transfer relating to the Sale Shares executed by the registered and beneficial owner thereof in favor of Horler or its nominee;
(ii) the share certificate relating to the Sale Shares; (iii) certified copies of any power of attorney or other authority pursuant to which the Disposal Agreement or the documents in clause (i) above are executed; (iv) the corporate seal, books and all copies of the memorandum and articles of association of WL;
(v) the statutory books of WL and any unissued share certificates and such other records of WL; and (vi) all current insurance policies, books and records and title documents of the WL, all contracts of WL and all licenses and registrations granted to or owned by WL.

    Prior to the Disposal Agreement Completion, Horler will deliver to the Company the original Horler Note marked cancelled.

    CLAIMS

    The Company agrees to waive all claims it may have against WL or in respect of any assets of WL.

ASSIGNMENT AGREEMENT

    GENERAL

    As a condition precedent to the closing of the transactions contemplated by the Acquisition Agreement, the stockholders of Asia Resources are required to approve the Assignment Agreement. Pursuant to the Assignment Agreement between Asia Resources and CSH, a holder of approximately 49.10% of the common stock of the Company through Horler, its wholly-owned subsidiary, the Company agrees to assign to CSH and CSH agrees to accept in full and final settlement of the outstanding indebtedness of the Company to CSH (i) a promissory note dated
July 27, 1998 executed by Harlequin Investment Holdings Limited ("Harlequin") in favor of the Company for the sum of US$800,000 (the "Harlequin Promissory Note"); and (ii) a promissory note dated February 13, 1996 issued by Regal (New) International Inc. ("New Regal") in favor of the Company for the sum of US$900,000 (the "New Regal Promissory Note" and together with the Harlequin Promissory Note, the "Promissory Notes"). After the Assignment Agreement Completion (as defined below), the Company will have no liability whatsoever to CSH.

    DESCRIPTION OF THE PROMISSORY NOTES

    The Harlequin Promissory Note bears no interest and is due and payable in one installment on February 1, 2001. The New Regal Promissory Note bears interest at nine percent (9%) per annum and is payable in sixty (60) equal monthly installments of principal and interest. New Regal's obligations under the Promissory Notes are secured by a pledge of all of the issued and outstanding shares of capital stock of New Regal. The Promissory Notes are both secured by a pledge agreement granted by Harlequin in favor of the Company dated February 13, 1996 pledging the entire capital stock of New Regal, as amended by a Deed of Variation date July 27, 1998 by and among the Company, Harlequin and New Regal (the "Pledge Agreement"). All the issued and outstanding shares of New Regal were owned by Harlequin. Harlequin was at the time of this transaction the beneficial owner of approximately fifty-five percent (55%) of the then currently outstanding shares of the Company's common stock. Subsequent to this transaction, Harlequin reduced its beneficial ownership of the Company to less than one percent.

    Pursuant to a Deed of Variation dated July 27, 1998 among the Company, New Regal and Harlequin, Harlequin agreed and undertook to assume all the obligations and liabilities of New Regal under the New Regal Note in consideration of the Company's agreement to release New Regal from all obligations relating to the New Regal Promissory Note. All other terms of the New Regal Promissory Note remain the same.

    During 1998, New Regal and the Company agreed on a revised payment schedule relating to the Harlequin Promissory Note. Under the revised payment schedule, the payment of several monthly installments by New Regal in 1998 and 1999 was suspended and the outstanding principal balance was revised to be settled by sixty (60) equal monthly installments commencing March 1999. The Harlequin Promissory Note continued to bear interest at nine percent (9%) per annum during the period of payment suspension in 1998 and 1999 and thereafter.

    ASSIGNMENT AGREEMENT COMPLETION

    Completion of the Assignment Agreement (the "Assignment Agreement Completion") will take place immediately prior to the closing of the Acquisition Agreement. If the closing of the Acquisition Agreement does not take place, the Assignment Agreement Completion will not take place. In addition, the Assignment Agreement Completion will not take place unless the stockholders of the Company approve the Assignment Agreement.

    Prior to Assignment Agreement Completion, the Company must deliver to CSH
(i) assignments to the Promissory Notes (the "Assignments"); (ii) other documents necessary to perfect CSH's title in the Promissory Notes and to enable it or its nominees to become the legal and/or beneficial owners of the Promissory Notes; (iii) certified copies of the minutes of the Board of Directors of the Company approving the Assignments; (iv) a pledge agreement containing substantially the same terms and conditions as the Pledge Agreement, duly executed by Harlequin in favor of CHS and the original Pledge Agreement marked canceled; and (v) the original Promissory Notes.

SUMMARY OF THE ACQUISITION AGREEMENT

    The following is a summary of the material provisions of the Acquisition Agreement, a copy of which is attached hereto as Exhibit C and incorporated herein by reference. This summary does not purport to be a complete description of the Acquisition Agreement and is qualified in its entirety by reference to the full text of the Acquisition Agreement.

THE FAR BEYOND ACQUISITION

    If Asia Resources' stockholders approve the Disposal Agreement and the Assignment Agreement, and if the other conditions contained in the Acquisition Agreement are satisfied or waived, then the

Company will issue and deliver to the FB Shareholders, as set forth on
Schedule I to the Acquisition Agreement, an aggregate of 8,757,951 shares of common stock of the Company and the FB Shareholders will deliver, or cause to be delivered, to the Company all of the capital stock, US$1.00 par value per share, of Far Beyond (the "Far Beyond Stock"). Following the closing of the transactions contemplated by the Acquisition Agreement, the FB Shareholders will own eighty-eight (88%) of the aggregate issued and outstanding common stock of the Company and the Company will own 100% of the issued and outstanding Far Beyond Stock.

CONDITIONS

    The obligation of the Company to consummate the transactions contemplated by the Acquisition Agreement is subject to the satisfaction of certain conditions, including (a) the representations and warranties of the FB Shareholders and Far Beyond contained in the Acquisition Agreement being accurate in all material respects; (b) the FB Shareholders and Far Beyond having each signed and delivered to the Company an instrument certifying that the FB Shareholders have performed and complied with terms and conditions of the Acquisition Agreement;
(c) all required third party approvals having been obtained; (d) Hearty Holdings Limited, Megastone Development Limited and Horler having entered into a Co-Sale Agreement; and (e) Far Beyond having delivered certain documents and instruments required by the Acquisition Agreement.

    The obligation of the FB Shareholders to consummate the Exchange is subject to the satisfaction of certain conditions, including (a) the representations and warranties of the Company and Horler contained in the Acquisition Agreement being accurate in all material respects; (b) the Company and Horler having each signed and delivered to the FB Shareholders an instrument certifying that the Company and Horler have performed and complied with terms and conditions of the Acquisition Agreement; (c) the FB Shareholders having received an opinion of counsel for the Company; (d) all required third party approvals having been obtained; (e) the Company having paid all of its own costs and expenses associated with the Far Beyond Acquisition; (f) the Company and Horler having entered into the Disposal Agreement; (g) the Company and China Strategic Holdings Limited having entered into the Assignment Agreement; (h) the Company, Horler and all of the FB Shareholders having entered into the Registration Rights Agreement; (i) the Acquisition Agreement, the Disposal Agreement, the Assignment Agreement and the transactions contemplated thereby being approved by the stockholders of the Company; and (j) receipt by the Company of a fairness opinion from Horwath Corporate Solutions Limited.

ACTIONS AT CLOSING

    On the Closing Date, the Company will deliver to the FB Shareholders
(a) certificates representing the Far Beyond Shares (the Company will pay all taxes required to be paid in connection with the issuance and delivery of such shares); (b) certified copies of all resolutions authorizing the execution, delivery and performance of the Acquisition Agreement, the Disposal Agreement, the Assignment Agreement, the Registration Rights Agreement and the transactions contemplated thereby; (c) written resignations of all directors and such officers of the Company as may be designated by the FB Shareholders; and
(d) all registration certificates, minute books, statutory books, seal of the Company, account books, documents and papers in connection with the affairs of the Company and documents of title relating to the Company's assets as required by the FB Shareholders.

    On the Closing Date, the Company will deliver to Orient Financial Services Limited, the corporate finance arranger of the Exchange ("OFS"), 597,133 shares of common stock of the Company to be issued to OFS (or such other parties that OFS may direct) as set forth in a letter of instructions to be delivered to the Company on or prior to the Closing Date.

    On the Closing Date, the FB Shareholders will each deliver to the Company
(a) certificates representing the Far Beyond Stock, accompanied by an instrument of transfer executed in favor of the

Company (the FB Shareholders will pay all taxes required to be paid in connection with the deliver of such shares); and (b) certified copies of all resolutions authorizing the execution, delivery and performance of the Acquisition Agreement and the Registration Rights Agreement.

BUSINESSES OF ASIA RESOURCES AND FAR BEYOND

ASIA RESOURCES

GENERAL

    Asia Resources is a Delaware corporation and its common stock is quoted on the National Association of Securities Dealers ("NASD") OTC Electronic Bulletin Board. The Company changed its name from Regal International, Inc. to Asia Resources Holdings Limited effective as of February 8, 1999.

    Pursuant to an Asset Purchase Agreement (the "New Regal Agreement") dated February 8, 1996 by and between Asia Resources and New Regal, the Company sold and transferred the operating assets and real property of Asia Resources existing as of January 31, 1996 to New Regal in exchange for US$2.5 million and New Regal's assumption of all liabilities incurred, accrued or arising from the operations of Asia Resources prior to the closing date of such transaction, other than a US$13.5 million promissory note from Asia Resources to Horler bearing interest at 9% per annum after an initial 6-month interest-free period, which note has since been repaid. See "Proposal I--Material Contracts." Pursuant to the New Regal Agreement, the US$2.5 million portion of the purchase price was paid US$800,000 in cash and the balance by delivery of the Harlequin Promissory Note and the New Regal Promissory Note with an aggregate principal amount of US$1.7 million. See "Proposal I--Summaries of the Disposal Agreement and the Assignment Agreement."

    In connection with an Acquisition Agreement dated September 10, 1996 between Asia Resources and WL, a wholly-owned subsidiary of CSH, Asia Resources acquired the entire issued share capital of WL at a consideration of US$30 million to be satisfied by the Horler Note executed in favor of Horler by Asia Resources. The Horler Note is a US$30 million convertible note bearing interest at 9% per annum after an initial 6-month interest-free period with all principal being due and payable on September 10, 1999. The Horler Note is secured by all assets of WL and its subsidiaries. The principal and any unpaid interest due on the Horler Note are convertible into 7,198,388 shares of common stock of the Company. On conversion, CSH would indirectly hold approximately 96.10% of the outstanding capital stock of the Company. On April 14, 1998, Horler agreed to reduce the interest rate of the Horler Note from nine percent (9%) to five percent (5%) per annum for the year ended December 31, 1997. In addition, Horler agreed that after December 31, 1998 no principal repayment of the Horler Note would be demanded until the Company was financially capable of doing so. However, since January 1, 1998 the Horler Note has continued to bear interest at 9% per annum.

    As of March 31, 1999, the Company had the following subsidiaries (together with the Company, collectively referred to as the "Group"):

    WL--a holding company incorporated in the British Virgin Islands.

    CCHL--a company incorporated in Hong Kong, formerly known as China Construction International Group Limited.

    HZHD--a Sino-foreign joint venture company located in Hangzhou, Zhejiang Province, the People's Republic of China ("PRC" or "China").

    The Company holds a 100% interest in WL. WL holds a 100% interest in CCHL which in turn holds a 51% interest in HZHD.

DESCRIPTION OF ASIA RESOURCES BUSINESS--HANGZHOU TOLL ROAD

    On September 10, 1996, Asia Resources acquired, as its sole asset, all of the issued and outstanding capital stock of WL, which owns all the outstanding capital stock of CCHL. CCHL is a holder of fifty-one percent (51%) interest HZHD. HZHD is the only operating subsidiary of the Company. HZHD, established on June 23, 1993, is a Sino-foreign joint venture company in China between CCHL and its Chinese partner, Hangzhou City Transportation Development Company (the "Chinese Partner").

    Key provisions of the joint venture agreement include the following:

    - the joint venture period is thirty (30) years from the date of formation; and

    - the Board of Directors consists of seven (7) members: four (4) designated by CCHL and three (3) designated by the Chinese Partner.

    HZHD was established to develop the construction project called the Hangzhou Ring Road (the "Hangzhou Toll Road"). The Hangzhou Toll Road is designed to direct the congested traffic outside the city of Hangzhou. The city of Hangzhou, which covers an area of approximately 16,000 square kilometers and has a population of approximately 5.6 million, is the capital of Zhejiang Province in China. The city is located about 150 kilometers from Shanghai and has experienced rapid growth in its light manufacturing industry in recent years, most notably in electronic instruments, refined chemicals, machinery and electrical appliances.

    The Hangzhou Toll Road is 38.2 kilometers long and it comprises of:

    - 13.2 kilometers of existing Class 2 wide single carriageway linking Jichang (Airport) Road to Xiangfuqiao. The traffic capacity is estimated at about 20,000 vehicles per day (two way flow).

    - 25.0 kilometers of Class 1 (six kilometers of four-lane wide single carriageway with slow lanes and 19 kilometers of dual two-lanes with hard shoulders for emergency) including 21 bridges and three grade-separated junctions. The implementation of this section of the toll road consists of two phases: Northwest section (Xiangfuqiao to Liuxai, 13.7 kilometers), completed in December 1996 and West section (Liuxai to Lingjiaqiao, 11.3 kilometers), completed in December 1997. This section encompasses extensive bridge works including:

       - river crossing bridges

       - bridges for road interchanges

       - underpasses and underground crossings for pedestrians and vehicles

    The section of the road from Jichang Road to Xiangfuqiao is now in operation and has been generating revenues from toll collection from the toll plazas at Xiangfuqiao. The section from Xiangfuqiao to Liuxai was completed in 1996 and obtained approval from the government to collect tolls. The section from Liuxai to Lingjiaqiao was completed in December 1997 and also obtained approval from the government to collect tolls commencing in June 1998.

    The total cash consideration paid by CCHL for its interest in HZHD amounted to Rmb102,000,000 (US$12,318,841). Tolls collected from the first phase of the toll road, which was contributed by the Chinese Partner as its share of the registered capital in the joint venture, as well as cash contributed by CCHL, were utilized to finance the construction of the second and third phases of the toll road.

    Pursuant to the Guaranteed Distribution Agreement dated May 18, 1998 by and between CCHL and the Chinese Partner, CCHL is entitled to a fixed annual distribution of Rmb15,300,000 (US$1,847,826) (the "Guaranteed Distribution") from January 1, 1998 through the expiration of the joint venture period of HZHD. Any surplus income generated from HZHD in excess of the amount of the Guaranteed Distribution would belong to the Chinese Partner and the Chinese Partner would make up any shortfall in the event HZHD's income in any year was less than the Guaranteed Distribution. In addition, as part of the Guaranteed Distribution Agreement, an amount of Rmb178,500,000 (US$21,557,971) would be paid to CCHL upon the expiration of the joint venture period of HZHD and the assets of the joint venture would be surrendered to the Chinese Partner at no further consideration. This Guaranteed Distribution Agreement is subject to approvals by the Chinese governmental authorities which originally approved the set up of the joint venture. To date, HZHD has not obtained such approvals despite efforts to do so by the management of the joint venture and the Company. The Board of Directors of the Company is currently of the view that the necessary approvals may not be obtained and the Guaranteed Distribution Agreement cannot be effectuated without such approvals.

    HZHD operates in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of the United States and Western European companies. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. These are described further in the following paragraphs:

    POLITICAL ENVIRONMENT

    The value of the Company's interests in HZHD may be adversely affected by changes in policies by the Chinese government including, among others: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on foreign currency conversion, imports or sources of suppliers; or the expropriation or naturalization of private enterprises.

    ECONOMIC ENVIRONMENT

    The economy of the PRC differs significantly from the economies of the United States and Western Europe in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the Chinese government encouraged substantial private economic activities.

    The Chinese economy has experienced significant growth in the past, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the Chinese central government to control inflation have significantly restrained economic expansion recently. Similar actions by the central government of the PRC in the future could have a significant adverse effect on the economic conditions in the PRC and the economic prospects for the HZHD and the Company.

    More recently, the Company has been exposed to economic crisis in Asia. The central government has from time to time adopted various measures designed to stabilize the economy, regulate growth and control inflation. All such economic events and measures could adversely affect the results of operations and expansion plans of the HZHD and the Company.

    FOREIGN CURRENCY EXCHANGE

    The Chinese central government imposes control over its foreign currency reserves through control over imports and through direct regulation of the conversion of its national currency into foreign currencies. As a result, the Renminbi is not freely convertible into foreign currencies.

    HZHD conducts substantially all of its business in the PRC, and its financial performance and condition are measured in terms of Renminbi. HZHD's source of income, toll revenue, is denominated in Renminbi. Revenues and profits have to be converted to United States Dollars or Hong Kong Dollars to pay dividends to the Company. Should the Renminbi devalue against the United States Dollar, such devaluation would have a material adverse effect on the Company's profits measured in foreign currency and reduce the foreign currency that could be repatriated by HZHD to the Company. The Company currently is not able to hedge its Renminbi--United States Dollars exchange rate exposure in the PRC because neither the banks in the PRC nor any other financial institutions authorized to engage in foreign exchange transactions offer forward exchange contracts.

    LEGAL SYSTEM

    Since 1979, many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws and enforcement of existing laws may be uncertain and sporadic.

    TOLL REVENUE

    Any increase in toll rates proposed by HZHD is subject to approval by the Zhejiang Municipal Government and Zhejiang Provincial Transportation Department. However, there is no assurance that proposed increases will be approved by these government authorities. If such proposals are denied, profit margins of HZHD could be reduced.

PROPERTIES

    The Company shares the office space at 52/F, Bank of China Tower, 1 Garden Road, Hong Kong and administrative support with CSH, a major shareholder of the Company. In fiscal 1998, the Company was charged $155,000 by CSH as a management fee for the use of the office space and staff support.

    All land in the PRC is owned by the government. According to the PRC law, land may be leased (under land use rights) for certain periods of time to businesses. Therefore, the fact that the HZHD does not have title but only a land use right is the norm in the PRC for businesses. While Chinese law expressly protects the status and rights of Sino-foreign joint venture enterprises, including their right to use land during the term of their respective joint venture contracts, the state reserves the right, in extreme and exceptional circumstances, to terminate the joint venture and provide compensation therefor. In such an event, a joint venture's right to use land would terminate and all facilities would revert to the state in exchange for just compensation. Although the Company sees little risk in not having title to the land use rights, no assurances can be given that such land use rights may not be terminated by the government.

LITIGATION

    Neither the Company nor any of its subsidiaries is a party to any material pending legal proceedings.

    The mailing address of Asia Resources' principal executive office is 52/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong, and its telephone number is (852) 2514-0300.

    Additional information regarding Asia Resources is included in its Annual Report on Form 10-KSB for the year ended December 31, 1998 which is incorporated herein by reference.

FAR BEYOND

GENERAL

    Far Beyond is a private limited company incorporated in the British Virgin Islands whose only significant asset is its 70% interest in Asibao, a Sino-foreign joint venture company incorporated in the PRC on October 18, 1995.

    Far Beyond contributed cash in the amount of US$8.40 million in exchange for its 70% equity interest in Asibao. Heilongjiang Longdi Group Co. Limited ("Longdi"), a PRC state-owned enterprise and the other party to the Asibao joint venture agreement, contributed its operating assets, having an aggregate fair market value of US$3.60 million, to Asibao in exchange for its 30% equity interest in the joint venture. The registered capital of Asibao is US$12 million.

    Asibao has assumed substantially all of the business previously engaged in by Longdi, which business consists primarily of the production and distribution in China of polyester filament and polyester staple fiber. Polyester fiber is mainly used by the textile industry for apparel, household, industrial and other fabrics. Before the formation of Asibao, Longdi produced polyester filament and polyester staple fiber in standardized forms and as "differential" fiber with particular specifications.

    Asibao's products are primarily distributed throughout China to a diversified customer base and a small proportion of its products are sold overseas. Currently, management of Asibao believes that demand in China for polyester filament and staple fiber exceeds the locally produced supply.

HISTORY AND DEVELOPMENT

    Longdi was established in 1993 in connection with the Heilongjiang Polyester Fiber Factory (the "Factory"), an entity founded in 1975 to produce polyester chip, polyester staple fiber and polyester filament in the Heilongjiang Province. Construction of the Factory began in July 1975 and the first production line, consisting of 16,000 tons of polyester staple fiber, was finished in July 1980.

    Upon the formation of Asibao, Longdi transferred all of its production facilities to Asibao and Far Beyond and Longdi became the owners of seventy percent (70%) and thirty percent (30%), respectively, of the equity interest of Asibao.

THE POLYESTER INDUSTRY

    Polyester is a synthetic polymer formed by the reaction between an organic acid (usually PTA) and organic alcohol (usually MEG). Both PTA and MEG are petrochemical derivatives. The production of polyester involves two phases:
(1) the polymerization phase which leads to the formation of a viscous paste known as polyester melt and (2) the processing phase in which polyester melt if formed into a range of end products. The production process can either be continuous from the initial reactants to the end products or it can be interrupted (the batch process) by allowing the polyester melt to solidify. This intermediate product, known as polyester chip, reverts to polyester melt on reheating and can then be further processed.

    At the end of the processing phase, polyester can take one of the following forms: staple fiber, filament, resin or film. Polyester fiber (staple and filament) accounts for approximately seventy-five percent (75%) of worldwide polyester production. It is the leading synthetic fiber in commercial production worldwide. Polyester fiber is either drawn into continuous strands known as filament or into bundles of strands which are then cut into short lengths to form staple fiber. Staple fibers more closely resembles the physical characteristics of naturally occurring fibers, such as cotton and wool. It is typically used in pure form or blended with cotton, wool, acrylic or viscose.

APPLICATIONS
INCLUDE:

Apparel Outerwear, lingerie, sweaters, socks, leisure-wear, workwear, medical staff wear

Household            carpet pile and backing, upholstery, household textiles, fiberfill

Industrial           tire cord, other rubber reinforcements, geotextiles, composites, ropes and cordage, coated fabrics, seat belts and filter media

PRODUCTS

    Asibao currently produces two main products: polyester staple fiber and polyester filament. Asibao sells its polyester staple fiber with approximately fifty (50) different specifications under the brand name of "Yin Chau". It sells its polyester filament with approximately twenty-five (25) different specifications kinds under the brand names "Asibao," "Baiyu" and "Yinling." Asibao sells its products in over 180 factories in eighteen (18) different provinces, cities and autonomous regions in China and eighteen (18) of its products have been honored with the title of top quality product of the ministry and the province in China.

    The polyester staple fiber produced by Asibao has the characteristics of high tenacity, low elongation and high resistance of heat so that it is widely used in the textile industry. The three-dimensional crimped hollow fiber is one of the variations of staple fiber and was introduced in the 1980s. It is used mainly as an insulation and stuffing material for pillows, quilts, upholstery, ski-wear, and toys, as well as for processing suede-like woven products.

    Asibao is one of the largest manufacturers in the PRC of polyester filament. Polyester filament is generally used to make carpet pile and backing, upholstery, household textiles and fiberfill.

RAW MATERIALS

    The principal raw material used by Asibao is polyester chip. Approximately 85% of Asibao's total cost of sales is attributable to raw materials. Raw materials are purchased from suppliers in Japan, Korea, Thailand, India and Taiwan, as well as from domestic suppliers, including Liaoyang Petrochemical, Yinshan Petrochemical, Shanghai Jinshan Petrochemical and Longdi.

    Asibao has yearly supply agreements with domestic suppliers that are renewed annually. The prices of the raw materials vary depending upon the market fluctuations. Asibao is not committed to any supply agreements with foreign suppliers. Asibao chooses its suppliers based upon the price and quality of their polyester chip.

    Asibao generally maintains a reserve of polyester chip sufficient to meet its production needs for thirty (30) days (approximately 5,000 tons). It has not experienced any problems in obtaining adequate supplies of polyester chip in the past. Asibao's policy is to maintain active relations with a number of suppliers to ensure competitive pricing and an adequate supply of polyester chip.

MARKETING

    Asibao conducts its marketing efforts through its sales and marketing division, comprised of approximately fifty-three (53) employees working in Liaoning, Shandong, Beijing, Tienjin, Zhejiang and Heilongjiang. Approximately thirty-one (31) of such employees are market promotion staff and after-sales technicians and are responsible for conducting market research, sales planning, marketing strategy, order consultation with customers, sales coordination and control, and payment collection.

PRICING

    Until the end of 1992, a control price for polyester products sold by Chinese producers in China was set for each calendar year by the Commodities Price Bureau in consultation with the Textile Ministry. Individual producers could apply to the Commodities Price Bureau for permission to sell specific products at higher prices, but not at lower prices.

    In 1993, the pricing system was reformed and the price of polyester staple fiber was deregulated while the price for its primary raw material, polyester chip, was based on a pre-set reference control price around which producers could adjust up or down within a range of ten percent (10%) for standard products.

    However, in 1994, the pricing system was reformed once again and now the producers themselves may determine the prices of polyester chip, as well as polyester staple fiber. In response to these changes, Asibao reviews pricing policy on a quarterly basis and adjusts prices according to such factors as changes in demand, international product prices, costs of raw materials and exchange rates. The sales prices for all orders are now determined by direct negotiations with the customers and slightly favorable terms are granted to regular customers.

COMPETITION

    In the domestic market, Asibao's main competitors are mainly large manufacturers located close to the coastal regions. Such competitors include Yizheng Chemical Fiber Company Limited, Tianjin Petrochemical Company, Liaoyaong Petrochemical Fiber Company, Shanghai Petrochemical Polyester Factory and Guangdong Zinhui Chemical Fiber Factory, among others.

    Asibao competes with domestic producers on the basis of product quality, wide variety of product specifications, delivery performance and after-sales services. Far Beyond believes that Asibao has a pricing advantage over its competitors due to a number of factors including, economies of sale, its ability to purchase cheaper raw materials through various channels and its use of the raw materials in its production of not only the polyester staple fiber, but also the polyester filament.

    Longdi owns a polyester chip plant that commenced operations in 1996 with a production capacity of 80,000 tons polyester chip per annum. On January 10, 1996, Longdi and Asibao entered into a purchase agreement pursuant to which Longdi agreed to guarantee the supply of polyester chip to Asibao at a five percent (5%) to ten percent (10%) discount to the prevailing market prices offered to other purchasers of polyester chip with a right of first refusal to Asibao.

    Far Beyond believes that product price is the major competitive advantage that Asibao has over importers of similar products. The import prices of staple fibers and filament are generally about twenty (20%) higher than those of Asibao. Presently, the domestic market in China is protected by tariffs on imported chip and staple fiber. Even if China becomes a signatory of GATT and import tariffs decrease, Far Beyond anticipates that the PRC government will likely promulgate appropriate regulations to protect local manufacturers against overseas dumping.

RESEARCH AND DEVELOPMENT

    Asibao has a research and development division, known as the research institute, which originated in 1983. The research institute provides technical expertise for the improvement of the production facilities. The research institute also provides advanced technical training for employees.

    The research institute currently has approximately 110 employees, most of whom are technicians working on scientific and technical research, experimental production lines, repairs and maintenance.

PROPERTIES, PLANT AND MACHINERY

    The principal office and production facilities of Asibao are located in Harbin City, the capital of Heilongjiang Province, with a site area of approximately 244,000 square meters.

    Heilongjiang Province is rich in natural resources and is well known as a base of grains, wood, coal and petroleum. Heilongjiang's transportation and communication systems are conveniently connected. The network of railways, roads, inland water transports and aviation connects all parts of the provinces and links Heilongjiang to other provinces in the PRC. The road transportation network has already been developed around cities including Harbin, Qiqihaer, Mudanjiang, Jiamusi, Heihe and Daquing. Far Beyond believes that the Heilongjiang Province has formulated more preferential policies than many other provinces in the PRC in order to create more favorable conditions for economic and technological cooperation between foreign investors and local industrial enterprises.

    Asibao's production facilities at present consist of a polyester staple fiber plant and two polyester filament plants. Other supporting facilities include a power plant and a thermo-electricity plant. Longdi holds long-term land use rights for the land on which these facilities are situated and leases such rights to Asibao.

MANAGEMENT AND EMPLOYEES

    Asibao employs approximately 1,300 employees. The number of employees, categorized by function, is approximately as follows:

FUNCTION                                                                   NUMBER OF EMPLOYEES
------------------------------------------------------------------------  ---------------------
Production, Engineers and Technicians...................................            1,255
Sales and Marketing.....................................................               15
Accounting, General and Administration..................................               42

LITIGATION

    Far Beyond is not a party to any material pending legal proceedings.

    Additional information regarding Far Beyond is included in its financial statements for the years ended December 31, 1998, 1997 and 1996 and for the six months ended June 30, 1999 which are attached hereto as Exhibit E and incorporated herein by reference.

    The mailing address of Far Beyond's principal executive office is Rm 2005, 20/F, Universal Trade Center, 3-5A Arbuthnot Road, Central, Hong Kong and its telephone number is (852) 2810-6226.

REGULATORY MATTERS

    To federal or state regulatory requirements or approvals must be complied with or obtained in connection with the transactions contemplated by the Disposal Agreement or the Assignment Agreement.

ANTICIPATED ACCOUNTING TREATMENT

    In accordance with the requirements of the general accepted accounting practice, the transactions contemplated by the Disposal Agreement and the Assignment Agreement will be accounted for in the accounting records of Asia Resources as disposals of assets. Asia Resources will record a loss to the extent that the consideration to be received by Asia Resources relating to these transactions is lower than the net book values of these assets as reflected in the accounting records of Asia Resources as at the date of the Disposal Agreement and the Assignment Agreement.

FEDERAL INCOME TAX CONSEQUENCES

    The Company believes that the sale of WL as contemplated in the Disposal Agreement and the Assignment Agreement will not result in any capital gains tax as the consideration for the sale is lower the Company's tax cost basis in WL.

RIGHTS OF DISSENTING STOCKHOLDERS

    Under Delaware law, the holders of the Company's common stock are not entitled to appraisal rights or similar dissenter rights for their shares in connection with the proposed transactions contemplated by the Disposal Agreement or the Assignment Agreement.

CHANGE IN RIGHTS OF STOCKHOLDERS

    There will be no material differences in the rights of the Company's stockholders as a result of the transactions contemplated by the Disposal Agreement and the Assignment Agreement.

MATERIAL CONTRACTS

    On February 8, 1996, the Company acquired all the issued and outstanding shares of capital stock of Acewin Profits Limited, a British Virgin Islands corporation ("Acewin") from CSH. Acewin's sole asset is all the issued and outstanding shares of China Machine (Holdings) Limited, a Hong Kong company ("CMHL"). CMHL's sole asset is a fifty-five percent (55%) joint venture equity interest in Wuxi CSI Vibration Isolator Co., Ltd, a Sino-foreign joint venture incorporated in the PRC and established
September 1993.

    The consideration paid by the Company for the Acewin capital stock (the "Acewin Stock") was US$13.5 million. The purchase price was paid by the Company's delivery of a convertible note (the "Acewin Note") to Horler, bearing interest at the rate of nine percent (9%) per annum after an initial six month interest-free period. Interest on the Acewin Note was payable at an annual basis, with all principal being due and payable on January 31, 1999. The principal and any unpaid interest owing on the Acewin Note were convertible into shares of the common stock of the Company at a conversion price of $0.0302 per share. The Acewin Note was secured by a Pledge Agreement granting CSH a security interest in the Acewin Stock. The Acewin Note was fully repaid upon the sale of Acewin Stock in 1996, as described below.

    On March 8, 1996, Horler purchased 40,500,000 shares of common stock representing 49.51% of the then issued and outstanding share capital of the Company from a major stockholder of the Company for US$1,223,000, thus becoming its major stockholder.

    On September 11, 1996, the Company disposed of all the issued and outstanding shares of Acewin to BTR China Holdings B.V., a Netherlands company ("BTR"), pursuant to an Agreement between the Company and BTR dated
September 11, 1996. The consideration paid by BTR was US$13,950,000. The major portion of the proceeds were used to repay the US$13,500,000 Acewin Note payable to Horler.

    HZHD guaranteed bank borrowings of CSH in the amounts of Rmb56 million (US$6,763,285) and Rmb93 million (US$11,231,884) as of December 31, 1997 and
1998, respectively.

    The Company paid to CSH management fees of US$155,000 each year during 1996, 1997 and 1998 and US$38,000 during the three months ended March 31, 1999 for administrative services rendered on behalf of the Company by CSH.

    CSH has committed to provide continuing financial support to the Company to the extent of CSH's interest in the Company for a period ending on December 31, 1999.


    FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THE DISPOSAL AGREEMENT AND THE ASSIGNMENT AGREEMENT.

           PROPOSAL II: AMENDMENT OF THE CERTIFICATE OF INCORPORATION

    The Board of Directors has unanimously approved, subject to stockholder approval, amendments to the Certificate of Incorporation, as amended, of the Company (the "Certificate of Incorporation") to (i) change the name of the Company to Asia Fiber Holdings Limited and (ii) decrease the number of authorized shares of common stock of the Company from 1,100,000,000 shares to 30,000,000 shares (the "Certificate Amendment").

    The text of Article I, as it is proposed to be amended, is as follows: "The name of the Corporation is Asia Fiber Holdings Limited."

    In the judgment of the Board of Directors, the change of corporate name is desirable in view of the significant change in the character and strategic focus of the business of the Company that will result from the consummation of the Far Beyond Acquisition.

    The text of Article IV(A), as it is proposed to be amended, is as follows:
"The total number of shares of stock which the Corporation is authorized to issue is 40,000,000 shares, consisting of 30,000,000 shares of common stock having a par value of $0.01 per share (the "Common Stock") and 10,000,000 shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock")."

    At October 15, 1999, there were 597,139 shares of common stock of the Company outstanding and an additional 7,198,388 shares issuable upon conversion of the Horler Note. Other than the Acquisition Agreement, the Company has not entered into any agreements or understandings, and has no present plans, for the issuance of additional shares of its common stock.

    If the stockholders of the Company approve the Assignment Agreement, the Company will sell the entire capital stock of WL in full satisfaction of the Horler Note. Thereafter, no shares of common stock of the Company will be issuable in connection with the Horler Note. If the transactions contemplated by the Acquisition Agreement are consummated, the Company will issue
8,757,951 shares of its common stock to Far Beyond and 9,355,090 shares of its common stock will be outstanding.


    In the judgment of the Board of Directors, the Company does not require at the present time the large number of authorized shares as currently reflected in the Company's Certificate of Incorporation. The Board of Directors believes that the current authorized number of shares results in an unnecessarily high Delaware franchise tax.


    If the Company amends Article IV of the Certificate of Incorporation to decrease the authorized number of shares of common stock of the Company to 30,000,000, the Company will continue to have a sufficient number of shares of its authorized and unissued common stock which can be issued for or in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors. Such corporate purposes could include, without limitation, (a) issuance in connection with any desirable acquisitions which may be presented to the Company, (b) payment of stock dividends or issuance pursuant to stock splits, (c) issuance of common stock of the Company upon the conversion of any preferred stock, the exercise of warrants or the conversion of other securities convertible into common stock of the Company which may be outstanding from time to time, and (d) issuance in connection with an offering to raise capital for the Company.

    If approved by the stockholders of the Company, the Certificate Amendment will become effective upon the filing of a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware.


    FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY AND TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth the beneficial ownership of the common stock of the Company, as of October 15, 1999, the record date, by: (i) each person known to the Company to own more than five percent (5%) of the common stock of the Company, (ii) each of the executive officers and directors, and (iii) all directors and executive officers of the Company as a group.


                                                               BENEFICIAL OWNERSHIP (1)(2)(3)
                                                              --------------------------------
NAME                                                          NUMBER OF SHARES       PERCENT
----                                                          ----------------      ----------
China Strategic Holdings Ltd.(4) ...........................     7,491,867             96.10%

Harlequin Investment Holdings Ltd.(5)(6)....................        32,262              0.41%

Richard N. Gray(5)(6) ......................................        32,262              0.41%
  Director

Oei Hong Leong(4) ..........................................     7,491,867             96.10%
  Chairman of the Board of Directors

Ma Wai Man (4) .............................................             0                 0%
  President, Secretary and Director

Lien Kait Long (4) .........................................             0                 0%
  Chief Financial Officer and Director

Directors and Executive Officers as a Group (4 persons) ....     7,524,129             96.52%

------------------------

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be a "beneficial owner" of a security if he, she or it has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days of October 15, 1999. More than one person may be deemed to be the beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of common stock of the Company as of the Record Date and those shares of common stock of the Company that may be acquired by such stockholder within sixty (60) days of October 15, 1999. Consequently, the denominator for calculating such percentage may be different for each stockholder.

(2) This table is based upon information supplied by directors and executive officers of the Company. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.


(3) As of October 15, 1999 there were approximately 1,209 beneficial owners of record. The percentage of beneficial ownership is based upon 597,139 shares of common stock of the Company outstanding as of October 15, 1999 and 7,198,388 shares of common stock of the Company issuable upon conversion of the US$30,000,000 Convertible Note held by Horler. See "The Proposal--Businesses of Asia Resources and Far Beyond."


(4) CSH has direct voting and investment power with respect to 293,479 shares of common stock of the Company held by Horler, a wholly-owned subsidiary of CSH, and indirect voting and investment power with respect to 7,198,388 shares issuable upon the conversion of a US$30,000,000 Convertible Note held by Horler. Mr. Oei Hong Leong is a majority shareholder of China Strategic Holdings Limited.

(5) Harlequin has sole voting and investment power with respect to the shares of common stock. The beneficial ownership set forth herein does not include 57,972 shares of common stock which can be acquired upon an exercise of a Stock Purchase Option granted by CSH to Harlequin.


(6) Harlequin is a wholly owned subsidiary of GHL (Senior) Pension Fund (the "Fund"), Noble House, Queens Road, St. Peter Port, Guernsey, Channel Islands. Richard N. Gray is a director of the Fund. Mr. Gray disclaims beneficial ownership of the shares of common stock of the Company.

                            SELECTED FINANCIAL DATA


    Selected financial data for the Company for the years ended December 31, 1998, 1997 and 1996 is included in Item 7 of the Company's Annual Report on
Form 10-KSB which is incorporated herein by reference. Financial data for the Company for the six months ended June 30, 1999 is included in Item 1 of the Company's Quarterly Report on Form 10-QSB for June 30, 1999 which is incorporated herein by reference. Selected financial data for Far Beyond for the years ended December 31, 1998, 1997 and 1996 and for the six months ended
June 30, 1999 is attached hereto as Exhibit E and incorporated herein by reference.


                  MARKET PRICE AND RELATED STOCKHOLDER MATTERS

    The Company's common stock was listed on the New York Stock Exchange ("NYSE") under the symbol RGL until December 7, 1994, at which time the NYSE suspended its trading due to the Company's failure to meet the continued listing requirements. On February 5, 1995, the common stock of the Company was removed from registration and listing on the NYSE. The Company's common stock began trading on the NASD OTC Electronic Bulletin Board (the "OTC") in August 1995. The following information sets forth the high and low prices in dollars per share for the common stock of the Company during the periods indicated:

                                                                 HIGH*          LOW*
                                                              ------------   ----------
1997
  First Quarter (through March 31, 1997)....................  12 61/64       2 5/32
  Second Quarter (through June 30, 1997)....................   4 5/16        2 5/32
  Third Quarter (through September 30, 1997)................   2 5/32        2 5/32
  Fourth Quarter (through December 31, 1997)................   2 5/32        2 5/32

1998
  First Quarter (through March 31, 1998)....................   2 5/32        2 5/32
  Second Quarter (through June 30, 1998)....................   2 5/32        2 5/32
  Third Quarter (through September 30, 1998)................   2 49/64       1 3/8
  Fourth Quarter (through December 31, 1998)................   2 49/64       2 5/32

1999
  First Quarter (through March 31, 1999)....................   4 3/4           1/4
  Second Quarter (through June 30, 1999)....................   4 1/2           1/4
  Third Quarter (through September 30, 1999)................   4 1/2         1 1/4

------------------------

* On February 18, 1999, the Company effectuated a 1-for-138 reverse stock split of the common stock of the Company. The high and low price quotations for 1997 and 1998 have been adjusted to reflect the 1-for-138 reverse stock split.


    On October 15, 1999 there were 1,209 stockholders of record for the common stock of the Company. The Company estimates that there are approximately 2,849 beneficial owners of its common stock held in "street name" accounts.


    No dividends have been declared or paid on the common stock of the Company since the Company's incorporation. It is the current policy of the Board of Directors to retain earnings, if any, to provide funds for the Company's operations. The payment of dividends is at the discretion of the Board of Directors, and dividends may be paid only out of current earnings and profits or retained earnings.

                           FORWARD LOOKING STATEMENTS

    This Proxy Statement, including the Exhibits attached hereto, contains forward-looking statements. Future events and actual results, financial or otherwise, may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include the risks and uncertainties involved in the Company's business, including, but not limited to, the effect of economic and market conditions, the level and volatility of interest rates, the impact of current or pending legislation and regulation and the other risks and uncertainties discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, which is incorporated by reference to this Proxy Statement.

                            INDEPENDENT ACCOUNTANTS

    The Company's accountants, Arthur Andersen & Co., are not expected to be present at the stockholders' meeting, although they will be presented an opportunity to attend such meeting and to make a statement, if they desire to do so. They are expected to be available to respond to any appropriate questions raised at the meeting via telephone at (852) 2852-0222.

                                 OTHER MATTERS

    The Board of Directors knows of no other matter to be acted upon at the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy card as proxies by the holders of the Common Stock will vote thereon in accordance with their best judgment.

                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the SEC: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material also can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Asia Resources is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the SEC. The SEC maintains a Web site (http://www.sec.gov) on the Internet that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

                             STOCKHOLDER PROPOSALS

    Under the rules of the SEC, any Company stockholder who wishes to submit a proposal for presentation at the Company's 1999 Annual Meeting of Stockholders must submit the proposal to the Company at its principal executive offices,
Attention: Secretary. The proposal must be received no later than December 1, 1999 for inclusion, if appropriate, in the Company's proxy statement and form of proxy card relating to the 2000 Annual Meeting. Proposals which the Company's stockholders intend to present at the 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act and wish to have included in the Company's proxy materials relating to that meeting must be received by the Company a reasonable time prior to the date that the Company distributes the proxy materials to its stockholders. Under the rules of the SEC, if a stockholder fails to notify the Company of its intention to bring a non-Rule 14a-8 proposal before the 2000 Annual Meeting within a reasonable time prior to the date that the Company distributes the proxy materials relating to such meeting to its stockholders, then the proxy card solicited by the Board of Directors of Asia Resources may grant discretionary voting authority to the proxies named in the proxy card with respect to the non-Rule 14a-8 proposal.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [/S/ MA WAI MAN, CATHERINE]

                                          Ma Wai Man, Catherine
                                          PRESIDENT AND SECRETARY

                                   EXHIBIT A
                               DISPOSAL AGREEMENT
                                 (SEE ATTACHED)

THIS AGREEMENT dated             , 1999 is made

BETWEEN:--

(1) ASIA RESOURCES HOLDINGS LIMITED, a company incorporated in Delaware whose registered office is at P.O. Box 1237 Corsicana, TX 75151 (the "Vendor"); and

(2) HORLER HOLDINGS LIMITED, a company incorporated in British Virgin Islands whose registered office is at P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands (the "Purchaser").

    WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Shares subject to the terms and conditions hereinafter set out.

    IT IS HEREBY AGREED:--

1.  INTERPRETATION

(A) In this Agreement and the Recitals hereto, unless the context otherwise requires:--

    "Acquisition Agreement" means the agreement of even date between the Vendor, the Purchaser, Far Beyond Investments Limited ("Far Beyond") and shareholders of Far Beyond;

    "Business day" means a day other than a Saturday on which banks are open for business in Hong Kong;

    "Company" means Westronix Limited, details of which are set out in
    Schedule 1;

    "Completion" means the time fixed for completion pursuant to Clause 3(B) and where the context requires also means the performance by the parties of their respective obligations in accordance with the provisions of Clause 3;

    "Condition" means the condition set out in Clause 3(A);

    "Consideration" means an amount equivalent to the aggregate amount due from the Vendor to the Purchaser as at Completion under the Secured Convertible Promissory Note including any interest accrued thereon and any late charges;

    "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

    "Sale Shares" means the one share of US$1.00 of the Company which represents the entire issued share capital of the Company;

    "Secured Convertible Promissory Note" means the 9% Secured Convertible Promissory Note of US$30,000,000 issued by the Vendor (formerly known as Regal International, Inc.) to the Purchaser dated 10th September 1996;

    "US$" means dollars of the United States of America.

(B) In this Agreement, words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate.

(C) References in this Agreement to statutory provisions are references to those provisions as respectively amended or re-enacted from time to time (if and to the extent that the provisions as amended or re-enacted are for the purposes hereof equivalent to those provisions before such amendment or re-enactment) and shall include any provision of which they are re-enactments (if and to the extent aforesaid) and any subordinate legislation made under such provisions.

(D) References herein to "Clauses" and "Schedules" are to clauses of and schedules to this Agreement respectively and a reference to this Agreement includes a reference to each Schedule hereto.

(E) The headings and table of contents in this Agreement are for convenience only and shall not affect its interpretation.

2.  SALE AND PURCHASE OF THE SALE SHARES

    Subject to satisfaction of the Condition, the Vendor as beneficial owner shall sell and the Purchaser shall purchase or procure the purchase of the Sale Shares at the Consideration (payable at Completion pursuant to Clause 3) free from all rights of pre-emption options, hens, claims, equities, charges, encumbrances or third-party rights of any nature and with all dividends, benefits and other rights now or hereafter being attached or accruing thereto as from the date of this Agreement.

3.  COMPLETION

(A) Completion of this Agreement is conditional upon the shareholders of the Vendor in general meetings having approved this Agreement which is a related party transaction.

(B) Completion shall take place immediately before the closing pursuant to the Acquisition Agreement provided that if closing of the Acquisition Agreement does not take place, Completion shall be deemed not to have taken place. Completion shall take place at the offices of 20/F., Asia Pacific Finance Tower, Citibank Plaza, 3 Garden Road, Hong Kong when all (but not part only) of the following businesses set out in subclauses (C) and (D) shall be transacted.

(C) The Vendor shall procure that before Completion a board meeting of the Company is held and that at such meeting resolutions are passed to approve the registration of the transfer of the Sale Shares to the Purchaser or its nominee upon presentation of duly executed transfers.

(D) At Completion:--

    (a) the Vendor shall deliver or procure the delivery to the Purchaser of:--

        (i) instruments of transfer in respect of the Sale Shares duly executed by the registered and beneficial owner thereof in favour of the Purchaser and/or its nominee;

        (ii) the share certificates in respect of the Sale Shares;

       (iii) certified true copies of any power of attorney or other authority pursuant to which this Agreement and any document referred to in
             (i) above may have been executed;

    (b) the Vendor shall deliver to the Purchaser in respect of the Company:--

        (i) the corporate seal, cheque books, chops and all copies of the memorandum and articles of association of the Company;

        (ii) the statutory books of the Company duly made up to date and any unissued share certificates and such other records (including all title documents to the assets including financial records) of the Company as may exist;

       (iii) all current insurance policies, books and records, title documents of the Company, all contracts to which the Company is a party and such licenses, authorisations and registrations granted to or owned by the Company.

    (c) The Purchaser shall (i) deliver to the Vendor the original Secured Convertible Promissory Note marked cancelled and (H) pursuant to Clause 4, pay to the Vendor the Consideration.

(E) The Purchaser shall not be obliged to complete the purchase of the Sale Shares or perform any obligations hereunder unless the Vendor complies fully with its obligations under Sub-Clauses (C) and (D).

(F) For avoidance of doubt, this Agreement shall automatically terminate if the Acquisition Agreement is terminated and the parties shall in such event be released from all their obligations hereunder and shall have no claims against each other for such termination.

4.  SET-OFF

    The parties agree that the Purchaser shall with effect from Completion set-off the sum of the Consideration which is otherwise payable on Completion against the indebtedness due from the Vendor to the Purchaser as at Completion under the Secured Convertible Promissory Note. Upon Completion, the Vendor shall be deemed to be released from all liabilities and obligations under the Secured Convertible Promissory Note and the Consideration shall be deemed to be fully paid and satisfied by the Purchaser.

5.  CLAIMS

(A) The Vendor hereby waives and agrees to waive all claim which it may have against the Company or in respect of any assets of the Company.

(B) For the purpose hereof "Claims" means any and all rights and claims, contingent or otherwise and whether or not known to the parties or any of them, which the Vendor and may have against the Company subsisting at or before Completion, together with any such rights or claims arising out of any events or omissions at or before Completion.

6.  THE PURCHASER INDEMNITY

    It is being understood that the Purchaser is fully familiar with the operation of the Company. The Purchaser shall indemnify and hold harmless the Vendor (i) from any obligation and liabilities arising from this transaction, and (ii) any claim by or any obligation or liability to any third party arising out of or in relation to the Company or any assets of the Company, whether known or unknown, actual or contingent, to the extent the same are arisen on or before the closing under the Acquisition Agreement, provided that notice of any claim under this Clause 6 by the Vendor must be delivered by the Vendor to the Purchaser within 2 years from Completion.

7.  TAX INDEMNITY

(A) Subject to other provisions of this clause, the Purchaser hereby covenants with and undertakes to indemnify and keep indemnified the Vendor against any loss and liability suffered by the Vendor and costs and expenses reasonably incurred as a result of or in connection with any claim by any fiscal authorities falling on the Vendor resulting from or by reference to or arising out of the sale and purchase of the Sale Shares herein.

(B) If the Vendor shall become aware of a claim relevant for the purpose of this clause the Vendor shall forthwith give written notice thereof to the Purchaser at the address given in this Agreement (or such other address or addresses as the Purchaser may from time to time notify the Vendor for the purpose of this Agreement) and shall take such action as the Purchaser may reasonably request and at the costs of the Purchaser to avoid, resist or compromise any such claim.

(C) The liabilities of the Purchaser under this clause shall cease after 24 months from Completion except in respect of matters which have been the subject of a bona fide written claim made within the said period by the Vendor to the Purchaser.

8.  ANNOUNCEMENTS AND CONFIDENTIALITY

(A) Each of the parties hereby undertakes to the other that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to their respective professional advisers, or when required by law, or to their respective officers or employees whose province it is to know the contents of this Agreement or the negotiations in respect thereof and that it will not, at any time after

    Completion, divulge or communicate to any person other than to their respective professional advisers, or when required by law or to their respective officers or employees whose province it is to know, any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Company which may be within or may come to its knowledge and that it shall prevent the publication or disclosure of any such confidential information concerning such matters provided that the parties' obligations under this Sub-Clause (A) shall cease and determine upon Completion.

(B) No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or unless an announcement is required pursuant to relevant law or statutory requirements. Any announcement by either party required to be made pursuant to any relevant law or statutory requirements shall be issued only after such prior consultation with the other party as is reasonably practicable in the circumstances.

9.  NOTICES

    Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent by post or airmail or by facsimile transmission to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):--

    To the Purchaser:

    52/F., Bank of China Tower,
    1 Garden Road
    Central
    Hong Kong
    Fax Number:  25376591
    Attention:    Ms Catherine Ma

    To the Vendor:

    Rm 2005, 20/F., Universal Trade Centre,
    3-5A Arbuthorot Road
    Central
    Hong Kong
    Fax Number:  27577535
    Attention:    Mr. David Ching

    Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, 3 business days after the date of dispatch, and (b) if given or made by fax, when dispatched.

10. MISCELLANEOUS

(A) AB provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

(B) If at any time one or more provisions hereof is or becomes invalid, illegal unenforceable or incapable of performance in any respect under the laws of any relevant jurisdiction, the validity, legality, enforceability or performance in that jurisdiction of the remaining provisions hereof or the validity, legality, enforceability or performance under the laws of any other relevant jurisdiction of these or any other revisions hereof shall not thereby in any way be affected or impaired.

(C) Time shall be of the essence of this Agreement.

(D) Each party shall bear its own legal and professional fees, costs and expenses incurred in connection with this Agreement.

(E) This Agreement shall be binding on and shall enure for the benefit of the successors and assigns of the parties hereto but shall not be capable of being assigned by any party without the written consent of the other party.

(F) This Agreement sets forth the entire agreement and understanding between the parties or any of them in relation to the sale and purchase of the Sale Shares the other transactions contemplated by this Agreement and supersedes and cancels in all respects all previous agreements, letters of intent, correspondence, understandings, agreements and undertakings (if any) between the parties hereto with respect to the subject matter hereof, whether such be written or oral.

(G) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and each of which shall be binding on and enforceable against the party who shall have executed it.

(H) No variation or amendment to or waiver of any of the provisions of this Agreement shall be valid or effective unless in writing and signed by or on behalf of each party.

(I) Each of the parties to this Agreement shall cooperate with the other and shall execute and deliver to the other such other instruments and documents and take such other action as may reasonably be requested from time to time by that other party in order to carry out, evidence and confirm their respective rights and the intended purpose of this Agreement.

11. GOVERNING LAW AND JURISDICTION

(A) This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto hereby submit to the non-exclusive jurisdiction of Hong Kong in connection herewith.

(B) The submission to the jurisdiction of the courts of Hong Kong shall not (and shall not be construed so as to) limit the right of either of the parties hereto to take proceedings against the other in any court of competent jurisdiction nor shall the taking of proceedings by either of the parties hereto in any one or more jurisdictions preclude it from taking proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

    IN WITNESS whereof the parties hereto have executed this Agreement the day and year first before written.

    Signed by                          )
    For and on behalf of               )
    ASIA RESOURCES HOLDINGS LIMITED    )
    in the presence of:--              )
    Signed by                          )
    For and on behalf of               )
    HORLER HOLDINGS LIMITED            )
    in the presence of:--              )

                                   SCHEDULE 1

1.         Company Name                  :  Westronix Limited

2.         Place of                      :  British Virgin Islands
             Incorporation

3.         Date of                       :  3rd July 1996
             Incorporation

           & Certificate Number          :  190869

4.         Registered Office             :  P.O. Box 957, Offshore Incorporations

                                            Centre, Road Town, Tortola, British Virgin Islands

5.         Directors                     :  Oei Hong Leong

           (Alternate                       Li Ling Xiu
             Directors)

                                            Lien Kait Long

                                            Ma Wai Man, Catherine

6.         Secretary                     :  Treasure Way Services Limited

7.         Share Capital                 :  Authorised:--US$50,000 (50,000 shares of US$ 1.00 each)

                                            Issued:--1 share of US$1.00

8.         Shareholders                  :  Asia Resources Holdings Limited

9.         Auditors                      :  Arthur Andersen

                                   EXHIBIT B
                              ASSIGNMENT AGREEMENT
                                 (SEE ATTACHED)

                         DATED THE    DAY OF       1999
                        ASIA RESOURCES HOLDINGS LIMITED
                                      AND
                        CHINA STRATEGIC HOLDINGS LIMITED


                            ------------------------

                              ASSIGNMENT AGREEMENT
                      RELATING TO THE SALE AND PURCHASE OF
                          CERTAIN PROMISSORY NOTES OF
                        ASIA RESOURCES HOLDINGS LIMITED

                            ------------------------

THIS AGREEMENT dated the    day of       1999 is made between:-


(1) ASIA RESOURCES HOLDINGS LIMITED a company incorporated in Delaware whose registered office is at P.O. Box 1237 Corsicana, TX 75151 (the "Vendor").

(2) CHINA STRATEGIC HOLDINGS LIMITED a company incorporated in Hong Kong whose principal place of business is situate at 52/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong (the "Purchaser").

WHEREAS:-

(A) The Vendor was the holder of the New Regal Promissory Note and the Harlequin Promissory Note hereinafter defined.

(B) The New Regal Promissory Note and the Harlequin Promissory Note are both secured by a pledge agreement issued by Harlequin in favour of the Vendor dated 13(th) February 1996 on the entire capital stock of Regal (New) International Inc. ("New Regal") which pledge agreement was further varied by a Deed of Variation dated 27(th) July 1998 made between the Vendor, New Regal and Harlequin Investment Holdings Limited.

(C) The Vendor is indebted to the Purchaser in the sum of US$131,096.00.

(D) The Vendor has agreed to assign to the Purchaser and the Purchaser has agreed to accept the New Regal Promissory Note and the Harlequin Promissory
    Note in full and final settlement of the outstanding indebtedness of the Vendor to the Purchaser as at Completion as part of satisfaction of the terms and conditions of the Acquisition Agreement.

IT BE HEREBY AGREED:-

1.  INTERPRETATION

(A) In this Agreement and the Recitals hereto, unless the context otherwise requires:-

    "Acquisition Agreement" means the agreement of even date between the Vendor, Horler Holdings Limited, Far Beyond Investments Limited ("Far Beyond") and shareholders of Far Beyond,

    "Completion" means the completion of the assignment under this Agreement in accordance with the provisions of Clause 3;

    "Consideration" means an amount equivalent to the aggregate amount due from the Vendor to the Purchaser as at Completion including any interest accrued thereon.

    "Harlequin Promissory Note" means a promissory note dated 27(th) July 1998 issued by Harlequin Investment Holdings Limited ("Harlequin") to the Vendor for the sum of US$800,000.00, a copy of which is annexed to Schedule A of this Agreement;

    "New Regal Promissory Note" means a promissory note dated 13(th)
    February 1996 issued by New Regal to the Vendor for the sum of US$900,000.00, a copy of which is annexed to Schedule B of this Agreement;

    "Pledge Agreement" means a pledge agreement made by Harlequin in favour of the Vendor dated 13(th) February 1996 on the entire capital stock of New Regal and varied by a Deed of Variation dated 27(th) July 1998 made between the Vendor, New Regal and Harlequin, copies of the pledge agreement and the Deed of Variation are annexed to Schedule C of this Agreement;

    "Promissory Notes" means -the New Regal Promissory Note and the Harlequin Promissory Note;

    the singular includes the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate;

    references to statutory provisions are references to those provisions as respectively amended or re-enacted from time to time (if and to the extent that the provisions as amended or re-enacted are for the purposes hereof equivalent to those provisions before such amendment or re-enactment) and shall include any provision of which they are re-enactments (if and to the extent aforesaid) and any subordinate legislation made under such provisions; and

    a reference to a "Clause" or a "Sub-Clause" or a "Schedule" is a reference to a clause or a sub-clause of the relevant Clause or a schedule to this Agreement and a reference to this Agreement includes a reference to each Schedule.

(B) The table of contents and headings in this Agreement are for convenience only and shall not affect its interpretation.

2.  CONSIDERATION

    The Vendor shall on the terms of this Agreement sell or procure the sale of the Promissory Notes for the Consideration and the Purchaser shall purchase or procure the purchase of the Promissory Notes at the Consideration with effect from the date of Completion free from all rights of pre-emption, options, liens, claims, equities, charges, encumbrances or third-party rights of any nature and with all rights attached or accruing thereto at or after Completion.

3.  COMPLETION

(A) Completion of this Agreement is conditional upon the shareholders of the Vendor in general meetings having approved this Agreement which is a related party transaction.

(B) Completion shall take place immediately prior to the closing pursuant to the Acquisition Agreement provided that if closing of the Acquisition Agreement does not take place, Completion shall be deemed to have not taken place. Completion shall take place at 20/F., Asia Pacific Finance Tower, Citibank Plaza, 3 Garden Road, Hong Kong when all (but not part only) of the following business shall be transacted:-

    the Vendor shall deliver to the Purchaser:-

        (i) assignments of the Promissory Notes substantially in the form set out in Schedule D (the "Assignments");

        (ii) (such other documents as may be necessary to give the Purchaser or its nominees a good title to the Promissory Notes and to enable the Purchaser or its nominees to become the legal and/or beneficial owners thereof, and

       (iii) certified board minutes of the Vendor pursuant to which the Assignments and the execution of the Assignments by the Vendor is approved and authorised.

        (iv) a pledge agreement substantially in the same terms and conditions of the Pledge Agreement, duly executed by Harlequin in favour of the Purchaser together with the original Pledge Agreement marked cancelled; and

        (v) the original Promissory Notes.

(C) For avoidance of doubt, this Agreement shall automatically terminate if the Acquisition Agreement is terminated and the parties shall in such event be released from all their obligations hereunder and shall have no claims against each other for such termination.

4.  SET-OFF

    The parties agree that the Purchaser shall with effect from Completion set-off the sum of the Consideration which is otherwise payable on Completion against the outstanding indebtedness due from the Vendor to the Purchaser as at Completion so that as of Completion, the Vendor shall have no liability whatsoever to the Purchaser.

5.  TAX INDEMNITY

(A) Subject to other provisions of this clause, the Purchaser hereby covenants with and undertakes to indemnify and keep indemnified the Vendor against any loss and liability suffered by the Vendor and costs and expenses reasonably incurred as a result of or in connection with any claim by any fiscal authorities falling on the Vendor resulting from or by reference to or arising out of the assignment of the Promissory Notes contemplated herein.

(B) If the Vendor shall become aware of a claim relevant for the purpose of this clause, the Vendor shall forthwith give written notice thereof to the Purchaser at the address given in this Agreement (or such other address or addresses as the Purchaser may from time to time notify the Vendor for the purpose of this Agreement) and shall take such action as the Purchaser may reasonably request and at the costs of the Purchaser to avoid, resist or compromise any such claim.

(C) The liabilities of the Purchaser under this clause shall cease after 24 months from Completion except in respect of matters which have been the subject of a bona fide written claim made within the said period by the Vendor to the Purchaser.

6.  MISCELLANEOUS

(A) No public disclosure of any kind may be made by any party with respect to this Agreement without consultation with and the consent of the others (such consent not to be unreasonably withheld).

(B) Save as herein otherwise provided, all provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

(C) If at any time one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

(D) Time is of the essence of this Agreement. Any extension, waiver or variation of any provision of this Agreement shall not be deemed to affect this provision, which shall apply to any such extended, waived or varied provision and, except to that extent, there shall be no implied waiver of this provision.

(E) Each party shall bear its own costs including but not limited to all the legal and professional fees, costs and expenses incurred in connection with this Agreement unless otherwise provided in this Agreement.

(F) This Agreement is binding upon and shall enure for the benefit of the successors of the parties.

7.  GOVERNING LAW AND JURISDICTION

    This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED BY                                    )

for and on behalf of                         )

ASIA RESOURCE HOLDINGS LIMITED               )

in the presence of:-                         )

SIGNED BY                                    )

for and on behalf of                         )

CHINA STRATEGIC HOLDINGS LIMITED             )

in the presence of:-                         )

                                   SCHEDULE A

                                   SCHEDULE A
                                PROMISSORY NOTE

                                                                Principal Amount
                                                                   US$800,000.00

FOR VALUE RECEIVED, Harlequin Investment Holdings Limited, a British Virgin Islands corporation (the "Maker") does hereby promise to pay to the order of Regal International, Inc., a Delaware corporation (hereinafter "Holder"), at the address described by Holder, the amount of Eight Hundred Thousand US Dollars (US$800,000). This Note shall bear no interest.

The outstanding principal balance of this Note shall be due and payable in full on February 1, 2001.

This Note is secured by a Pledge Agreement dated 13(th)February 1996 granting the Holder a security interest in all the outstanding shares of Regal (New) International, Inc. registered in the name of the Maker.

The Maker waivers presentment, demand, protest, notice of dishonor and notice of intent to accelerate.

If any provision of this Note shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforcement of the remaining provisions of this Note. This Note is executed under seal and shall be binding upon the successors and assigns of the Maker.

Upon default, the Maker shall be liable for interest at the rate of 23% per annum on the unpaid principal balance and accrued and unpaid interest plus all reasonable costs of collection including, but not limited to, reasonable attorneys' fees.

This Note shall be governed by and construed in accordance with the laws of the State of New York and the United States of America.

EXECUTED this    day of             , 1998

HARLEQUIN INVESTMENT HOLDINGS
LIMITED

by:   -------------------------

                                   SCHEDULE B

                                   SCHEDULE B
                          CONVERTIBLE PROMISSORY NOTE

                                                                Principal Amount
                                                                   US$900,000.00

    FOR VALUE RECEIVED, Regal (New) International, Inc., a Texas corporation (the "Maker") does hereby promise to pay to the order of Regal
International, Inc., a Delaware corporation (hereinafter "Holder"), at the address described by Holder, the principal amount of Nine Hundred Thousand US Dollars (US $900,000 with interest (computed on the basis of a 365 day year) on the unpaid principal balance of such principal amount at the rate of nine percent (9%) per annum from the date hereof until maturity. Principal and interest shall be due and payable in sixty (60) equal, monthly installments of $18,682.37 payable on the seventh day of March 1996 and continuing on the seventh day of each month thereafter until paid in full.

    This Note is secured by a certain Pledge Agreement of even date herewith granting the Holder a security interest in all the outstanding shares of Regal
(New) International, Inc. registered in the name of the Harlequin Investment Holdings Limited.

    The Maker waives presentment, demand, protest, notice of dishonor and notice of intent to accelerate.

    If any provision of this Note shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforcement of the remaining provisions of this Note. This Note is execute under seal and shall be binding upon the successors and assigns of the Maker.

    Upon default, the Maker shall be liable for interest at the rate of 18% per annum on the unpaid principal balance and accrued and unpaid interest plus all reasonable costs of collection including, but not limited to, reasonable attorneys' fees.

    This Note shall be governed by and construed in accordance with the laws of the State of New York and the United States of America.

    The indebtedness represented by this Note is subordinate and inferior to a certain. $1,500,000 Secured Credit Facility by and between Fremont Financial Corporation and Maker.

    The conversion privileges with respect to this Note are attached hereto as Exhibit A and made a part hereof for all purposes.

    EXECUTED the 13(th) day of February, 1996, but effective as of January 31, 1996.

                                REGAL (NEW) INTERNATIONAL, INC.

                                BY:  -----------------------------------------
                                     JANAK DESAI PRESIDENT

CONVERSION OF NOTE.

    A. Subject to and upon compliance with the provisions hereof, at the option of the holder thereof, this Note may, during the 30-day period beginning on the date Holder receives the audited Balance Statement of the Maker as of the Valuation Date (herein defined) of each year and at the maturity hereof, be converted at the principal amount thereof and accrued interest thereon into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, $0.10 par value, of the Maker (the "Common Stock"), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.

    B. The conversion price (herein called the "Conversion Price") shall be an amount per share of Common Stock equal to the Book Value (as herein defined) divided by the number of shares outstanding on Net Valuation Date. The Conversion Price shall be subject to adjustment from time to time as herein provided. The Conversion Price prior to any adjustment and the adjusted Conversion Price after each adjustment are hereinafter referred to as the actual Conversion Price.

    C. The term "Net Book Value' as used herein shall be an amount equal to the amount of the Corporation's assets, less the amount of its liabilities, as of the end of the most recent fiscal year (the "Valuation Date') as disclosed by the Maker's books of account regularly maintained in accordance with generally accepted accounting principles consistently applied.

    D. In no event shall this Note be convertible into a number of shares of Common Stock which would result in the Holder owning more than forty-nine percent (49%) of the total issued and outstanding shares of Common Stock after the conversion. In such event, the Conversion Price will be automatically increased so that this Note is convertible into an amount of shares which is equal to forty-nine percent (49%) of the issued and outstanding shares of Common Stock after the conversion of this Note.

RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES ACT.

    A. The holder acknowledges that the securities issued upon conversion of the Note are characterized as "restricted securities" under the federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in compliance with certain conditions and under limited circumstances, including the following:

        (i) A registration statement with respect thereto has become effective under the Act, or

        (ii) (There is presented to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Act is not necessary; or

       (iii) There is presented to the Company a letter from the staff of the Securities and Exchange Commission to the effect that the staff will not recommend that said Commission take any action in respect of such offer or transfer and to the effect that said staff concurs in the opinion that such registration or compliance is not necessary (provided that the Company reasonably agrees with the facts stated in such letter insofar as they pertain to it); or

        (iv) There is presented to the Company written evidence that the sale, pledge or transfer complies with the provisions of Rule 144 as amended under the Act.

    B. It is understood that the certificates evidencing the Common Stock issuable upon conversion of this Note, when issued, will bear legends substantially to the following effect:

    "THE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, BUT HAS BEEN ISSUED PURSUANT TO THE PRIVATE OFFERING EXEMPTION UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT"), AND THE PRIVATE OFFERING EXEMPTION UNDER THE SECURITIES LAWS OF

    THE STATES OF DELAWARE AND TEXAS, AND THE REGISTERED HOLDER OF SUCH SECURITY HAS EXECUTED AN INVESTMENT REPRESENTATION WITH RESPECT THERETO. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE WITH THE ACT AND THE APPLICABLE RULES ADOPTED UNDER IT AND WITHIN THE PERMISSION OF THE COMPANY UPON THE FURNISHING OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS UNNECESSARY FOR SUCH TRANSACTIONS."

    C. This Note shall be non-transferable except to a group, company or affiliate of CSH ceases to be group, company or affiliate of CSH, this Note must be transferred to CSH or another group or affiliated company.

                                   SCHEDULE C

                                   SCHEDULE C
                                PLEDGE AGREEMENT

    This Pledge Agreement (the "Agreement"), dated February 13, 1996 to be effective as of January 31, 1996, is made by and between Harlequin Investment Holdings Limited ("Pledgor") and Regal International, Inc. (the "Secured Party").

                            INTRODUCTORY PROVISIONS:

    A. Regal (New) International, Inc., a Texas corporation ("New Regal"), has as of this day executed a promissory note in the principal amount of $900,000 (the "$900,000 Note") payable to the order of the Secured Party and a second promissory note in the principal amount of $800,000 (the "$800,000 Note") payable to the order of Secured Party.

    B. As a condition to accepting the $900,000 Note and the $800,000 Note, the Secured Party requires that Pledgor pledge to and grant a security interest in Pledgor's shares of Capital Stock of the New Regal to secure the payment of the $900,000 Note and $800,000 Note and performance of the New Regal's obligations to Secured Party.

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

    1. THE PLEDGE AND SECURITY INTEREST. The Pledgor hereby grants to the Secured Party a security interest in and to any and all present or future rights of the Pledgor in and to all of the following rights, interests, and property (all of the following being herein sometimes called the "Collateral");
(a) 100,000 shares of the common stock of New Regal registered in the name of the Pledgor represented by Stock Certificate No. 001, (b) any and all substitutes, replacements, accessions, attachments, increases, profits, revisions, additions thereto, or dividends and coupons thereon; and (c) any and all proceeds arising from or by virtue of the sale or other disposition of, or from the collection of, the Collateral described in (a) and (b) preceding.

    2. THE INDEBTEDNESS. This Agreement is being executed and delivered to secure and the security interest herein granted (the "Security Interest") shall secure full payment and performance by New Regal of all of the indebtedness and obligations owing to the Secured Party by New Regal pursuant to the terms of the $900,000 Note and the $800,000 Note, together with any and all renewals and extensions thereof [all of such debts, indebtedness, liabilities and duties referred to in this paragraph are hereinafter collectively referred to collectively as the "Indebtedness"].

    3. NEGATIVE COVENANTS OF THE PLEDGOR. The Pledgor further covenants and agrees that, without the prior written consent of the Secured Party, the Pledgor will not (a) sell, assign or transfer any of the Pledgor's rights in the Collateral; or (b) create any other security interest in, mortgage or otherwise encumber the Collateral, or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process or any encumbrance of any kind or character, except the Security Interests herein created; or (c) take any action, or allow the Corporation to take any action, which would dilute the equity percentage of the Shares without the prior written consent of Secured Party.

    4. DEFAULT. As used herein, the term "Default" means the occurrence of one or more of the following: (a) the failure to timely pay or perform any obligations or covenants of the Indebtedness as and when due and payable or performable; (b) the sale, loss, theft, destruction, encumbrance or transfer of any of the Collateral in violation hereof, or substantial damage to any of the Collateral; (c) the levy on, seizure or attachment of the Collateral, or any part thereof.

    5. REMEDIES. Upon the occurrence of an event of Default, in addition to any and all other rights and remedies which the Secured Party may then have hereunder, under the Uniform Commercial Code of the State of New York or of any other pertinent jurisdiction (the "Code"), or otherwise, the Secured Party may, at its option (a) reduce its claim to judgment or foreclose or otherwise enforce the Security Interest, in whole or in part, by any available judicial procedure;
(b) after notification, if any, provided for herein, sell, lease, or otherwise dispose of, at the office of the Secured Party, on the premises of the Pledgor, or elsewhere, all or any part of the Collateral, in its then condition or following any commercially reasonable preparation or processing, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Indebtedness has been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral; (c) at its discretion, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that the Secured Party is entitled to do so under the Code or otherwise; (d) exercise any and all other rights, remedies, and privileges it may have under any document which secures the Indebtedness; and (e) take any other action allowed under applicable law.

    Any and all proceeds ever received by the Secured Party from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant here to shall be applied by the Secured Party to the Indebtedness in such order and manner as the Secured Party, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by the Pledgor.

    With respect to any part of the Collateral which is stock certificates, bonds, or other securities, the Secured Part shall have authority, upon the occurrence of an event of Default, without notice to the Pledgor, either to have them registered in the Secured Party's name, or in the name of a nominee, and, with or without such registration, to demand of the entity issuing the same, and to receive and receipt for, any and all dividends and other distributions payable in respect thereof, regardless of the medium in which paid and whether they be ordinary or extraordinary. Any entity making payment to the Secured Party hereunder shall be fully protected in relying upon the written statement of the Secured Party that the Secured Party then holds the Security Interests which entitles it to receive such payment, and the receipt of the Secured Party for such payment shall be full acquittance therefor to the person making such payment.

    6. RIGHTS CUMULATIVE. All rights and remedies of the Secured Party hereunder are cumulative of each other and of every other right or remedy which the Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the Security Interests herein or in the collection of the Note or the Indebtedness, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

    7. POWER OF ATTORNEY. The Secured Party is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

    8. NO WAIVERS. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

    9. BINDING EFFECT. This Agreement shall be binding on the Pledgor and the Pledgor's heirs and assigns and shall inure to the benefit of the Secured Party, and the Secured Party's successors and assigns.

    10. TERMINATION. This Agreement and the Security Interests in the Collateral will terminate when the Indebtedness secured hereby has been paid in full by extinguishment thereof but not by renewal, modification or extension thereof.

    11. GOVERNING LAW. THE LAW GOVERNING THIS AGREEMENT WILL BE THAT OF THE STATE OF NEW YORK IN FORCE ON THE DATE OF EXECUTION OF THIS AGREEMENT.

    12. AGREEMENT AS FINANCING STATEMENT. The Secured Party shall have the right at any time to execute and file this Agreement as a financing statement, but the failure of the Secured Party to do so shall not impair the validity or enforceability of this Agreement.

                                PLEDGOR:

                                HARLEQUIN INVESTMENT HOLDINGS, LTD.

                                BY:  -----------------------------------------
                                     RICHARD N. GRAY
                                     DIRECTOR

                                   SCHEDULE C

THIS DEED OF VARIATION is made the 27(th) day of July 1998

BETWEEN:-

1. REGAL INTERNATIONAL, INC. a Delaware corporation, whose principal executive office is situate at 17(th) Floor, Printing House, 6 Duddell Street Central, Hong Kong

2. REGAL (NEW) INTERNATIONAL, INC. a Texas corporation whose registered office is situate at PO Box 1237, Highway 31 East, Texas 75151, USA ("New Regal")

3. HARLEQUIN INVESTMENT HOLDINGS LIMITED, a British Virgin Islands corporation, whose registered office is situate at Creque Building, Road Town, Tortola, BVI ("Harlequin")

WHEREAS:-

1.  New Regal is a wholly owned subsidiary of Harlequin.

2. By an Asset Purchase Agreement made between Regal, New Regal and Harlequin dated 8(th) February 1996 (the "AP Agreement"), New Regal has agreed to purchase certain assets from Regal under the terms and conditions of the AP Agreement.

3.  Pursuant to the terms and conditions of the AP Agreement:-

    a. New Regal has issued and delivered a promissory note to Regal for the sum of US$900,000, bearing interest at nine percent (9%) per annum and being payable (principal and interest) in sixty (60) equal monthly payments of US$18,682, and such note to be convertible on each anniversary date thereof into shares of common stock of New Regal at a conversion price based on the net book value of New Regal's most recent audited annual balance sheet.

    b. New Regal has also issued and delivered to Regal a promissory note dated 13th February 1996 for the sum of US$800,000, bearing no interest and being due and payable in full on 1st February 2001 (the "US$800,000 Note").

4. The above promissory notes are secured by a pledge agreement made by Harlequin in favour of Regal dated 13(th) February 1996 on the entire Capital Stock of New Regal (the "Pledge Agreement").

5. Harlequin has requested and Regal has agreed to vary the above arrangement by Harlequin assuming all the obligations and liabilities of New Regal under the US$800,000 Note without affecting the validity and enforceability of the Pledge Agreement.

NOW THIS DEED WITNESSETH:-

1.  THE US$800,000 NOTE

1.1. In consideration of Regal's agreement to release New Regal from the US$800,000 Note, Harlequin agrees and undertakes to assume all the obligations and liabilities of New Regal under the US$800,000 Note.

1.2. Harlequin shall forthwith execute and deliver to Regal the promissory note annexed to the Schedule herein (the "Harlequin Promissory Note").

1.3. Upon Regal's receipt of the duly executed Harlequin Promissory Note, New Regal shall be deemed to be released and discharged from the US$800,000.00 Note.

2.  THE PLEDGE AGREEMENT

2.1. The parties agree that the Harlequin Promissory Note shall also be secured by Harlequin's shares of Capital Stock of New Regal.

2.2. With effect from Regal's receipt of the duly executed Harlequin Promissory Note:-

    a. Any reference to the "$800,000 Note" in the Pledge Agreement shall mean reference to the "Harlequin Promissory Note".

    b. Clause 2 of the Pledge Agreement shall be replaced by the following provisions:-

       "2. THE INDEBTEDNESS. This Agreement is being executed and delivered to secure and the security interest herein granted (the "Security Interest") shall secure full payment and performance by New Regal of all the indebtedness and obligations owing to the Secured Party by New Regal pursuant to the terms of the $900,000 Note and by the Pledgor of all the indebtedness and obligations owing to the Secured Party by the Pledgor pursuant to the terms of the Harlequin Promissory Note, together with any and all renewals and extensions thereof (all of such debts, indebtedness, liabilities and duties referred to in this paragraph are hereinafter collectively referred to collectively as the "Indebtedness")".

2.3. Save and except as provided in this Deed, the Pledge Agreement shall remain in full force and effect.

2.4. The parties further agree and undertake to execute and deliver to the other parties such other deeds and documents as may be necessary to perfect the transactions contemplated herein.

3.  MISCELLANEOUS

3.1. The terms and conditions of this Deed shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. However, neither this Deed nor any of the rights, interests or obligations hereunder of any party hereto shall be assigned without the prior written consent of other party.

3.2. Each of the parties shall bear the costs of its own expenses and professional fees incurred in connection with the negotiation and execution of this Deed.

3.3. This Deed shall be governed by and construed in accordance with the laws of the State of New York and the United States of America in force and on the date of execution of this Deed.

IN WITNESS WHEREOF the parties hereto have caused this Deed to be executed on the date hereinbefore written.

SEALED with the COMMON SEAL of                 )

REGAL INTERNATIONAL INC in the                 )

presence of:-                                  )

SEALED with the COMMON SEAL of                 )

REGAL (NEW) INTERNATIONAL INC                  )

in the presence of:-                           )

SEALED with the COMMON SEAL of                 )

HARLEQUIN INVESTMENT                           )

HOLDINGS LIMITED in the presence of:-          )

                                   SCHEDULE D
                         ASSIGNMENT OF PROMISSORY NOTE
                            DATED             , 1999
                        ASIA RESOURCES HOLDINGS LIMITED

                                      AND
                        CHINA STRATEGIC HOLDINGS LIMITED

                            ------------------------

                           PROMISSORY NOTE ASSIGNMENT

                            ------------------------

    THIS AGREEMENT dated             day of August 1999 is made between:-

(1) ASIA RESOURCES HOLDINGS LIMITED a company incorporated in Delaware whose registered office is at P.O. Box 1237 Corsicana, TX 75151 (the "Assignee").

(2) CHINA STRATEGIC HOLDINGS LIMITED a company incorporated in Hong Kong whose principal place of business is situate at 52/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong (the "Assignee").

WITH THE CONSENT OF:-

(3) [NEW REGAL/HARLEQUIN], a company incorporated under the laws of (      )
    with its registered office at [                        ] (the "Debtor").

WHEREAS the Debtor is at the date hereof indebted to the Assignor in the amount set opposite its name in Schedule 1 and the Assignor has agreed to assign and the Assignee has agreed to accept this assignment of the Debt.

IT IS HEREBY AGREED:-

1.  INTERPRETATION

(A) In this Agreement and the Recital hereto, unless the context otherwise requires:-

    "Debt" means the debt of aggregate amount of US$[            ]owed by the
    Debtor to the Assignor as at the date hereof which amount is the total and au amounts of debts owed by the Debtor to the Assignor;

    "Debtor" means [New Regal/Harlequin];

    "US$" means Dollars of United States of America.

(B) References herein to "Clauses", "Sub-clauses", "Schedules" are references to those contained in this Agreement.

(C) Words herein importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporated.

(D) Headings herein are for convenience only and shall not affect the construction of this Agreement.

2.  ASSIGNMENT

    The Assignor hereby as beneficial owner assigns with the consent of the Debtor to the Assignee absolutely all the right title and interest of the Assignor in the Debt free and clear of all mortgages, charges, liens or any other third party rights.

3.  SEVERABILITY

    If at any time one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not in any way be affected or impaired thereby.

4.  FURTHER ASSURANCE

    Each of the parties hereto shall sign or execute any document or do any deed, act or things as may reasonably be requested by the other parties hereto to give full force and effect to the terms of this Agreement provided that the party which makes such request shall be responsible for the cost incurred by the other parties.

5.  COUNTERPARTS

    This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original and all of which when taken together shall constitute one and the same document.

6.  GOVERNING LAW

    This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong Special Administrative Region of People's Republic of China ("Hong Kong") and the parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

SIGNED BY                                    )

for and on behalf of                         )

ASIA RESOURCE HOLDINGS LIMITED               )

in the presence of:-                         )

SIGNED BY                                    )

for and on behalf of                         )

CHINA STRATEGIC HOLDINGS LIMITED             )

in the presence of:-                         )

SIGNED BY                                    )

for and on behalf of                         )

[NEW REGAL/HARLEQUIN]                        )

in the presence of:-                         )

                   SCHEDULE 1 TO PROMISSORY NOTES ASSIGNMENT

                  DETAILS OF TOTAL AMOUNT DUE FROM THE DEBTOR
                                TO THE ASSIGNOR

DEBTOR                       PRINCIPAL AMOUNT      EVIDENCED BY         INTEREST ACCRUED
--------------------------  ------------------  -------------------  ----------------------
[New Regal/Harlequin]        [US$900,000.00/      Promissory Note        [9% per annum/Nil]
                              US$800,000.00]

                                   EXHIBIT C
                             ACQUISITION AGREEMENT

                             ACQUISITION AGREEMENT

    THIS ACQUISITION AGREEMENT (the "AGREEMENT"), is dated as of September 10, 1999, by and among Asia Resources Holdings Limited, a Delaware corporation (the "COMPANY"), Horler Holdings Ltd., a British Virgin Islands corporation ("Horler"); Far Beyond Investments Limited, a British Virgin Islands corporation (hereinafter "FAR BEYOND"); and the shareholders of Far Beyond named on the signature pages hereof (the "FB SHAREHOLDERS").

                                    RECITALS

    WHEREAS, the Company has agreed to transfer, convey and assign, and Horler has agreed to accept and assume, all of the assets and properties (other than at least U.S. $150,000 in cash or cash equivalents) and all of the liabilities and obligations of the Company, in each case as the same shall exist on the Closing Date (as defined below), immediately prior to the consummation of the Exchange (as defined below);

    WHEREAS, the FB Shareholders own all of the issued and outstanding ordinary shares of U.S.$1.00 each in the capital of Far Beyond (hereinafter collectively referred to as the "FAR BEYOND STOCK");

    WHEREAS, the Company wishes to acquire all of the Far Beyond Stock in exchange for a total of 8,757,951 shares of common stock of the Company, with a par value of US$0.01 per share (the "COMPANY COMMON STOCK"), which shares of Company Common Stock shall equal, in the aggregate, 88% of the aggregate issued and outstanding Company Common Stock following the closing referred to in
Section 7 hereof;

    WHEREAS, the FB Shareholders wish to exchange their Far Beyond Stock for Company Common Stock;

    WHEREAS, Horler is the principal stockholder of the Company and will directly benefit by the transactions contemplated herein;

    NOW, THEREFORE, in consideration of the premises herein contained, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                     TERMS

    1.  EXCHANGE OF SECURITIES.

    Subject to the terms and conditions hereinafter set forth, at the time of the closing referred to in Section 8 hereof (the "CLOSING DATE"), the Company will issue and deliver to the FB Shareholders (or their nominees), as set forth on the SCHEDULE 1 ATTACHED HERETO, an aggregate of 8,757,951 shares of the Company Common Stock in exchange for which the FB Shareholders will deliver, or cause to be delivered to the Company, all of the Far Beyond Stock (the "EXCHANGE").

    2.  REPRESENTATIONS AND WARRANTIES BY FAR BEYOND, HEARTY AND MEGASTONE.

    Far Beyond, Hearty Holdings Limited ("Hearty") and Megastone Development Limited ("Megastone") jointly and severally represent and warrant to the Company and Horler that, as of the date hereof and as of the Closing Date:

        (a) Far Beyond is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Copies of the Memorandum and Articles of Association for Far Beyond have heretofore been furnished to the Company and such documents are true and correct copies of the Memorandum and Articles of Association of Far Beyond and include all amendments thereto.

        (b) Far Beyond is the owner of a 70% joint venture interest in Harbin Asibao Chemical Fiber Company Limited ("Asibao"), a Sino-foreign equity joint venture established under the laws of the People's Republic of China ("PRC").

        (c) The consolidated balance sheets of Far Beyond and its subsidiary, including Asibao (the "Far Beyond Group") as at December 31, 1997 and 1998, and the consolidated statements of income, consolidated changes in stockholders' equity and consolidated statements of cash flow for each of the years ended December 31, 1996, 1997 and 1998 attached hereto as
    Schedule 2(c) (the "Far Beyond Financial Statements") prepared by Far Beyond and audited by Ernst & Young, Certified Public Accountants, fairly present, as of such dates the consolidated financial condition of the Far Beyond Group and the results of operations, changes in stockholders equity and cash flow for the periods then ended, and since December 31, 1998, no dividends or distributions of capital, surplus, or profits has been paid or declared by Far Beyond (in redemption of its outstanding shares or otherwise). The consolidated audited financial statements of the Far Beyond Group have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP").

        (d) Since December 31, 1998, the Far Beyond Group has not experienced any material adverse changes with respect to its business condition (financial or otherwise), results of operations, assets, liabilities or prospects taken as a whole. Without limiting the generality of the foregoing:

           (i) Far Beyond has not declared, paid or made nor is proposing to declare, pay or make any dividend or other distribution;

           (ii) The financial year-end of Far Beyond has continued to be and has not changed from December 31.

          (iii) No event has occurred which would entitle any third party (with or without the giving of notice, the lapse of time, or both) to call for the repayment of indebtedness prior to its normal maturity date;

           (iv) The business of Far Beyond Group has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt of an aggregate amount more than US$100,000 written off, and no unusual or abnormal contract has been entered into by Far Beyond Group;

           (v) No asset of Far Beyond Group has been acquired or disposed of, or has been agreed to be acquired or disposed of, otherwise than in the ordinary course of business and there has been no disposal or parting with possession of any of its property, assets (including know-how) or stock in trade or any payments by Far Beyond Group, and no contract involving expenditure by it on capital account has been entered into by Far Beyond Group, and no liability has been created or has otherwise arisen (all other than in the ordinary course of business as previously carried on);

           (vi) There has been no disposal of any asset (including stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which could be deemed to have been received for tax purposes;

          (vii) No event has occurred which gives rise to a tax liability to any member of the Far Beyond Group or deemed (as opposed to actual) income, profits or gains or which results in any member of the Far Beyond Group becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person or entity, other than in the ordinary course of business or for the transactions contemplated by this Agreement; and

         (viii) No remuneration (including bonuses) or benefit payable to any officer or employee of Far Beyond Group has been increased nor has any member of the Far Beyond Group undertaken any obligation to increase any such remuneration at any future date with or without retrospective effect other than in the ordinary course of business.

        (e) Far Beyond Group has complied, in all material respects, with the terms and provisions of all agreements to which it is a party and all laws, rules, regulations and orders to which it or its assets are subject.

        (f) No member of the Far Beyond Group has provided any guarantees to any third party save as disclosed in the Far Beyond Financial Statements of
    Schedule 2(c).

        (g) Except as set forth on Schedule 2(g) attached hereto, no member of the Far Beyond Group has any pension plan, profit sharing plan, or stock-purchase plan for any of its employees.

        (h) Far Beyond will use its reasonable endeavors to do, or cause to be done at the earliest practicable date, all things reasonably necessary, proper or advisable to consummate the transactions contemplated hereby.

        (i) The Far Beyond Group is not involved in any pending litigation which would materially adversely affect the Far Beyond Group taken as a whole, which has not been provided for or referred to in the Far Beyond Financial Statements and there are no facts or circumstances known to the Far Beyond Group which might give rise to any such litigation and there are no unsatisfied judgments or court orders against any member of the Far Beyond Group.

        (j) The Far Beyond Group has good and marketable title to all the properties owned by it, free and clear of all liens, security interests, charges, encumbrances and defects, except for such liens, security interests, charges, encumbrances and defects as would not have a material adverse effect on the Far Beyond Group taken as a whole.

        (k) The parties to the joint venture of Asibao have paid their respective capital contributions in full in accordance with the provisions of the joint venture contract of Asibao and all relevant laws and regulations of the PRC.

        (l) Asibao has been duly established and is validly existing as a sino-foreign equity joint venture in the PRC in accordance with the laws, the relevant rules and regulations of the PRC. The copies of the joint venture contract, articles of association, approval certificates, letters and business licenses and all amendments thereto of Asibao supplied to the Company are complete and accurate in all respects and all legal and procedural requirements and all other formalities concerning the said documents have been duly and properly complied with in all material respects.

        (m) Asibao has obtained all requisite material permits, consents or approvals, including but not limited to these relating to environmental protection, required in relation to its business and operations.

    3.  REPRESENTATIONS, WARRANTIES AND COVENANTS BY HEARTY.

    Hearty represents and warrants to the Company and Horler that, as at the date hereof and as of the Closing Date, none of the members of the Far Beyond Group use any processes or products and is not engaged in any activities which infringe any patents, copyrights, trademarks, service marks, designs, trade or business names or other registrable or unregistrable intellectual property rights of any third party.

    4.  REPRESENTATIONS AND WARRANTIES BY THE FB SHAREHOLDERS.

    Each FB Shareholder, severally and not jointly, represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

        (a) Such FB Shareholder has good and marketable title to all of the shares of Far Beyond Stock which it is selling, transferring and exchanging, free and clear of any and all liens or encumbrances.

        (b) Such FB Shareholder has full power to exchange its shares of Far Beyond Stock upon the terms provided for in this Agreement.

        (c) Such FB Shareholder understands that (i) the Company is relying upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), as set forth in Section 4 thereof, which relate to "transactions by an issuer not involving any public offering," and applicable regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder or other exemption under such Act; and (ii) the Company is also relying upon the securities laws of any state on the basis that the Exchange is a transaction exempt from the registration requirements of such laws.

        (d) The Company has made available to such FB Shareholder and its representative, if any, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Exchange and to obtain any additional information desired by the FB Shareholder concerning the Company.

        (e) The investment by such FB Shareholder in the Company Common Stock is a suitable investment for such FB Shareholder, given the investment goals and objectives of such FB Shareholder.

        (f) Such FB Shareholder, either individually or together with his purchaser representative, if one has been retained, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company Common Stock. The FB Shareholder understands the effect of accepting the Exchange and the differing rights, restrictions and obligations of a holder of Company Common Stock.

        (g) Such FB Shareholder is purchasing the Company Common Stock for his own account, for investment purposes only, and not with a view to the sale, pledge, hypothecation, or other distribution or disposition thereof or of any interest therein, except as referenced in Section 4(h).

        (h) Such FB Shareholder understands that resale or transfer of the Company Common Stock will be prohibited indefinitely unless either (i) the Company causes the Company Common Stock to be registered under the Securities Act or, (ii) an exemption from such registration is available and such resale or transfer will not otherwise violate federal or state securities laws. Such FB Shareholder further understands that a legend will be affixed to the certificates representing the Company Common Stock setting forth the foregoing limitations.

        (i) The FB Shareholder will use their reasonable endeavors to do, or cause to be done at the earliest practical date, all things reasonably necessary, proper or advisable to consummate the transactions contemplated hereby.

        (j) Far Beyond and FB Shareholder have relied solely upon written materials and investigations made by Far Beyond in making the decision to effect the Exchange, and has not relied upon undocumented representations of the Company or Horler.

    5.  REPRESENTATION, WARRANTIES AND COVENANTS BY THE COMPANY AND HORLER

    Each of the Company and Horler jointly and severally represents and warrants to the FB Shareholders and Far Beyond that, as of the date hereof and as of the Closing Date (except as modified by the conditions precedent):

        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and carry on its business as now being conducted and as proposed to be conducted and has authorized capital stock consisting of (i) as of the date hereof, 7,971,014 shares of Company Common Stock and as of the Closing Date, 30,000,000 shares of Company Common Stock of which 597,133 shares of Company

    Common Stock and as of Closing Date, 9,952,217 shares of Company Common Stock are duly and validly issued and outstanding, fully paid and non-assessable and (ii) 10,000,000 shares of Preferred Stock, none of which is outstanding. Certified copies of the Certificate of Incorporation, Amendments of the Certificate of Incorporation and the By-Laws for the Company have been furnished by the Company to the FB Shareholders and Far Beyond and such documents are true and correct copies of the Certificate of Incorporation and the By-Laws of the Company and include all amendments thereto. No other securities of the Company, or rights, options or warrants to subscribe for or acquire securities of the Company, other than the above-described shares, exist or are issued, outstanding or agreed to be issued. The Company has not granted to any party registration or similar rights with respect to its capital stock.

        (b) The Company has all of the corporate power and authority necessary to execute, deliver and perform this Agreement, and as of the Closing Date, the Registration Rights Agreement, the Disposal Agreement and the Assignment Agreement (each defined below) and to issue and deliver the Company Common Stock required to be delivered hereunder.

        (c) The execution, delivery and performance of this Agreement and as at the Closing Date, the Registration Rights Agreement, the Disposal Agreement and the Assignment Agreement have been duly authorized by all necessary corporate (including stockholder) action of the Company. This Agreement, the Disposal Agreement, the Registration Rights Agreement, and the Assignment Agreement constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights and by general principles of equity. As at the Closing Date, the execution, delivery and performance by the Company and Horler of this Agreement, the Disposal Agreement, the Registration Rights Agreement and the Assignment Agreement, the consummation of the Exchange, the issuance and sale of the Company Common Stock to the FB Shareholders, the consummation of the Exchange, the issuance and sale of Company Common Stock to the FB Shareholders and the consummation of the other transactions contemplated by this Agreement, the Disposal Agreement, the Registration Rights Agreement and the Assignment Agreement to be performed by the Company and Horler do not and will not require the authorization, consent, permit or approval of, or declaration to or filing with, any court, regulatory or public body or governmental authority not already obtained or made, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of the Company.

        (d) The Company has good marketable title to all the properties owned by it, free and clear of all liens, security interests, charges, encumbrances and defects.

        (e) The consolidated balance sheets of the Company and its consolidated subsidiaries (the "Company Group") prepared by the Company and audited by Arthur Andersen & Co., Certified Public Accountants, as at December 31, 1996, 1997 and 1998, and the consolidated statements of operations and cash flow for each of the years ended December 31, 1996, 1997 and 1998, and the consolidated statements of changes in shareholders' equity (deficit) for each of the years ended December 31, 1996, 1997 and 1998 attached hereto as
    SCHEDULE 4(e) (THE "COMPANY FINANCIAL STATEMENTS"), present fairly as of such dates the consolidated financial condition of the Company Group and the results of the operations for the periods then ended and, since
    December 31, 1998, no dividends or distributions of capital, surplus, or profits has been paid or declared by the Company (in redemption of its outstanding shares or otherwise) and no additional shares have been issued by the Company. The audited consolidated financial statements of the Company have been prepared in accordance with US GAAP

        (f) Since December 31, 1998, no member of the Company Group has experienced any material adverse changes with respect to its business condition (financial or otherwise), results of operations, assets, liabilities or prospects taken as a whole. Without limiting the generality of the foregoing:

           (i) The Company has not declared, paid or made nor is proposing to declare, pay or make any dividend or other distribution;

           (ii) The financial year end of the Company has continued to be and has not changed from December 31.

          (iii) No event has occurred which would entitle any third party (with or without the giving of notice, the lapse of time, or both) to call for the repayment of indebtedness prior to its normal maturity date;

           (iv) The business of each member of the Company Group has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt written off, and no unusual or abnormal contract has been entered into by the Company;

           (v) Save and except as provided by the Disposal Agreement and the Assignment Agreement (as defined below) no asset of the Company has been acquired or disposed, or has been agreed to be acquired or disposed of, otherwise than in the ordinary course of business and there has been no disposal or parting with possession of any of its property, assets (including know-how) or stock in trade or any payments by the Company, and no contract involving expenditure by it on capital account has been entered into by the Company, and no liability has been created or has otherwise arisen (other than in the ordinary course of business as previously carried on);

           (vi) There has been no disposal of any asset (including stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which could be deemed to have been received for tax purposes;

          (vii) No event has occurred which gives rise to a tax liability to the Company or deemed (as opposed to actual) income, profits or gains or which results in the Company becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person or entity; and

         (viii) No remuneration (including bonuses) or benefit payable to any officer or employee of the Company has been increased nor has the Company undertaken any obligation to increase any such remuneration at any future date with or without retrospective effect.

        (g) The Company has complied, in all material respects, with the terms and provisions of all agreements to which it is a party and all laws, rules, regulations and orders or to which it or its assets are subject.

        (h) Since December 31, 1998, except for the transactions provided herein, the Company has not engaged in any business other than in the ordinary and usual course of business through its wholly owned subsidiary, Westronix Ltd. The Company has not provided any guarantees to any party.

        (i) Except as set forth on Schedule 5(i) attached hereto, the Company does not have any pension plan, profit sharing plan, or stock-purchase plan for any of its employees.

        (j) Neither the execution or delivery of this Agreement nor the issuance of the Company Common Stock hereunder, nor the performance, observance or compliance with the terms and provisions of this Agreement, will violate any provision of law, rule or regulation, any order of any court or other governmental agency, the Certificate of Incorporation or By-laws of the Company or any indenture, agreement or other instrument to which the Company is a party, or by which the Company is bound or by which any of its property is bound.

        (k) The Company Common Stock deliverable hereunder will, upon their delivery in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and will comprise 88% of the issued and outstanding shares of Company Common Stock as at the Closing Date.

        (l) The Company Common Stock is currently listed for trading on the OTC Bulletin Board, and the Company has received no notice that its Common Stock is subject to being delisted therefrom.

        (m) The Company has complied with all applicable foreign, federal and state laws, rules and regulations, including, without limitation, the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Securities Act.

        (n) As of the date hereof, except for its shares of capital stock in Westronix Ltd., the Company does not have any subsidiary or hold directly or indirectly any equity security or interest in any third party, and as of the Closing Date, the Company will not have any subsidiary or hold directly or indirectly any equity security or interest in any third party.

        (o) The Company is required to file reports under Section 12(g) of the Exchange Act, and is current in its filings thereunder. All of the filings made by the Company under the Securities Act or the Exchange Act ("Filings") comply with the requirements thereof and the rules and regulations of the Securities and Exchange Commission thereunder. None of the Filings made by the Company make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

        (p) The Company has not received any demand for payment of any and has paid all outstanding obligations of the Company relating to sales tax, use tax, Social Security Tax, Federal Income Withholding Tax, all foreign, federal and state income tax, workmen's compensation, unemployment compensation taxes and any other foreign, federal and state taxes incurred by the Company.

        (q) Except as set forth on Schedule 5(q) attached hereto, the Company has no contracts, agreements, leases, licenses, arrangements, commitments or other undertakings (collectively, the "Company Contracts") to which the Company is a party or to which it or its property is subject. The Company is not in material default, or alleged to be in material default, under any Company Contract and, to the knowledge of the Company, no other party to any Company Contract to which the Company is a party is in default thereunder nor, to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Company Contract.

        (r) There are no contracts, agreements, arrangements or other transactions between the Company and any officer, director, or any stockholder who owns at least 5% of the Company's currently issued and outstanding stock (a "5% Stockholder"), a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder which will continue to subsist after the Closing Date.

        (s) The Company is not involved in any pending or threatened litigation and there is no dispute, claim, arbitration, proceeding or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets that might call into question the validity of this Agreement, the Registration Rights Agreement, the Disposal Agreement, and the Assignment Agreement, or any action taken or to be taken pursuant hereto or thereto.

        (t) The Company and Horler will use their reasonable endeavors to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby, at the earliest practicable date, including without limitation the Exchange on the Closing Date.

        (u) The Company hereby acknowledges that the Far Beyond Stock to be exchanged for the Company Common Stock is not registered under the Securities Act or the laws of any other jurisdiction and are subject to restrictions on their transfer and resale under applicable federal and state law.

        (v) The Company understands that (i) in agreeing to transfer their Far Beyond Stock to the Company in the Exchange, the FB Shareholders are relying upon an exemption from registration under the Securities Act, as set forth in Section 4 thereof, which relate to private resales of securities, and
    (ii) the FB Shareholders are also relying upon the securities laws of any state on the basis that the Exchange is a transaction exempt from the registration requirements of such laws.

        (w) As of the Closing Date, the Company and Horler will have had access to and will have thoroughly reviewed all documents and instruments, including but not limited to the Memorandum and Articles of Association, of Far Beyond, as amended, and will have been able to obtain such information, and have had the opportunity to ask all questions of, and receive answers from Far Beyond and the FB Shareholders, which they deem necessary or relevant to the Exchange and will have utilized such opportunity to the extent deemed necessary by it to allow it to make a fully informed decision which respect to the Exchange.

        (x) The Company is purchasing the Far Beyond Stock for its own account, for investment purposes only, and not with a view to the sale, pledge, hypothecation, or other distribution or disposition thereof or of any interest therein.

        (y) The Company understands that resale or transfer of the Far Beyond Stock will be prohibited indefinitely unless the Far Beyond Stock is registered under the Securities Act or an exemption from such registration is available and such resale or transfer will not otherwise violate federal or state securities laws.

        (z) As of the Closing pursuant to Section 8, the Company will have no liabilities or obligations of any kind whatsoever including, without limitation, any tax liabilities arising from the transactions contemplated by the Assignment Agreement and Disposal Agreement and will have no assets of any kind other than cash or cash equivalents of at least U.S. $150,000

        (aa) The Company is not an investment company as such term is defined in the Investment Company Act of 1940 and the General Rules and Regulations promulgated thereunder or a company controlled by an investment company.

        (bb) The Company has relied solely upon written materials and investigations made by the Company in making the decision to effect the Exchange, and has not relied upon undocumented representations of Far Beyond or the FB Shareholders.

    6.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.

    The obligation of the Company to consummate the Exchange pursuant to
Section 1 is subject to the satisfaction of the following conditions as of the Closing Date:

        (a) the representations and warranties made by the FB Shareholders and Far Beyond shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by the FB Shareholders on or prior to the Closing Date shall have been performed and complied with by the FB Shareholders on or prior to the Closing Date, and the Company will have received a certificate, in the form attached as

    Exhibit 6(a), signed by each of the FB Shareholders and Far Beyond, dated the Closing Date, certifying to such effect;

        (b) Far Beyond and the FB Shareholders shall have received all corporate, regulatory and other third party approvals and authorizations necessary to consummate the Exchange.

        (c) Hearty Holdings Limited, Megastone Development Limited and Horler shall have entered into a Co-Sale Agreement in form and substance reasonably acceptable to the parties thereto and the other FB Shareholders; and

        (d) Far Beyond and the FB Shareholders shall have delivered to the Company the documents as set out in Exhibit 6(d).

    7.  CONDITIONS TO THE OBLIGATIONS OF FAR BEYOND AND THE FB SHAREHOLDERS.

    The obligation of the FB Shareholders to consummate the Exchange pursuant to
Section 1 is subject to the satisfaction of the following conditions as of the Closing Date:

        (a) the representations and warranties made by the Company and Horler shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by the Company and Horler on or prior to the Closing Date shall have been performed and complied with by the Company and Horler on or prior to the Closing Date, and the FB Shareholders will have received a certificate, in the form attached as EXHIBIT 7(A), signed by each of the Company and Horler, dated the Closing Date, certifying to such effect;

        (b) the FB Shareholders shall have received the opinion, dated the Closing Date, of counsel for the Company, acceptable to the FB Shareholders, to the effect that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and that it has the corporate power and authority to execute, deliver and perform each of this Agreement, the Registration Rights Agreement, the Disposal Agreement and the Assignment Agreement and to own and operate its properties wherever the same may be located as of the Closing Date;
    (ii) each of this Agreement, the Registration Rights Agreement, the Disposal Agreement and the Assignment Agreement has been duly authorized, executed and delivered by the Company and each of this Agreement, the Registration Rights Agreement, the Disposal Agreement and the Assignment Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms; (iii) the Company Common Stock to be delivered to the FB Shareholders pursuant to the terms of this Agreement have been duly authorized and validly issued, and are fully paid and nonassessable;
    (iv) the authorized share capital of the Company consists of (a) 30,000,000 shares of Company Common Stock of which 9,952,217 shares of Company Common Stock are issued and outstanding after giving effect to the transactions contemplated hereby and (b) 10,000,000 shares of Preferred Stock, none of which is issued or outstanding; and (v) the issuance of the Company Common Stock herein contemplated does not violate any Federal or Delaware law or require the registration of the Company Common Stock pursuant to any Federal or state law dealing with the issuance, sale, transfer, and/or exchange of securities;

        (c) The Company shall have received all of the regulatory, stockholder and other third party approvals and authorizations necessary to
    (a) consummate the Exchange and the disposal of the assets and liabilities as set forth in subparagraph (e) below and Section 11 including, without limitation, increasing the authorized number of shares of Common Stock to 30,000,000, and (b) authorize a change in the corporate name of the Company as designated by Far Beyond;

        (d) The Company shall have paid all of its own costs and expenses associated with the acquisition of Far Beyond by the Company;

        (e) The Company shall have transferred all of its assets (except cash and cash equivalents of at least US$150,000) and assigned all of its liabilities to the effect that, as of the Closing, the only asset of the Company shall be cash and cash equivalents of at least US $150,000, and the Company shall have no liabilities whatsoever, contingent or otherwise, save and except for liability for costs and taxes incurred for the assignment and transfer, all of which shall be the responsibility of Horler. All such transfers and assignments shall be in form and substance reasonably satisfactory to FB Shareholders and its counsel. The Company and Horler shall have executed a disposal agreement (the "Disposal Agreement") and have complied with their respective obligations under Section 11 while the Company and China Strategic Holdings Limited shall have executed an assignment agreement (the "Assignment Agreement") both in the form substantially of Exhibit 7(e) attached hereto;

        (f) The Company shall have entered into a registration rights agreement with Horler, all the FB Shareholders, including NJI No. 2 Investment Fund, JADT Limited, and Orient Financial Services Limited who is the corporate finance arranger of this acquisition (the "OFS") in the form attached as
    EXHIBIT 7(f) (the "Registration Rights Agreement"); and

        (g) The Company shall have delivered evidence reasonably satisfactory to Far Beyond and the FB Shareholders regarding the approval of the stockholders of this Company for this Agreement, the Disposal Agreement and the Assignment Agreement, and the transactions contemplated herein and therein; and

        (h) The Company shall have received a fairness opinion from Horwath Corporate Solutions Limited, a wholly owned subsidiary of Horwath CPA Hong Kong Limited (or other independent professional firm as agreed by the parties) or a comparable professional entity, and such fairness opinion shall be included as part of the preparation of a proxy statement for approval of the stockholders of the Company as to the transactions contemplated by this Agreement, the Assignment Agreement and the Disposal Agreement.

    8.  CLOSING DATE.

    The Closing Date shall take place on, or prior, to November 30, 1999 at 20/F., Asia Pacific Finance Tower, Citibank Plaza, 3 Garden Road, Hong Kong, or at such other time and place as the parties hereto shall mutually agree ("Closing Date").

    9.  ACTIONS AT CLOSING.

    On the Closing Date, the Company and the FB Shareholders will each deliver, or cause to be delivered to the other, certificates representing the Company Common Stock and Far Beyond Stock to be exchanged in accordance with Section 1 respectively, and each party shall pay any and all taxes required to be paid in connection with the issuance and delivery of its own securities. All share certificates shall be in the name of the party to which the same are deliverable or its nominees except the Far Beyond Stock, which will be accompanied by an instrument of transfer executed in favor of the Company.

    In addition, the Company will deliver to the FB Shareholders, as the case may be:

        (1) certified copies of all corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Assignment Agreement and the Disposal Agreement;

        (2) certified copies of resolutions of the directors and shareholders of the Company electing or appointing (as the case may be) such number of new directors and officers of the Company as may be designated by the FB Shareholders;

        (3) the written resignations of all directors and such officers and auditors of the Company required by the FB Shareholders, which resignations will contain an acknowledgment from each of them that they have no claims against the Company for loss of office, unpaid compensation, or otherwise; and

        (4) all registration certificates, statutory books, minute books and common seal of the Company, all account books and all documents and papers in connection with the affairs of the Company and all documents of title relating to the Company's assets (unless already in the possession of the FB Shareholders) as are required by the FB Shareholders.

    The Company will deliver to OFS (or such other parties that OFS may direct) certificates representing a total of 597,133 shares of the Company Common Stock to be issued to OFS (or such other parties that OFS may direct) as set forth in a letter of instructions to be delivered to the Company on or prior to the Closing Date.

    Far Beyond, Horler and the FB Shareholders will deliver to the Company certified copies of all corporate resolutions and other corporate proceedings taken by their respective board of directors to authorize the execution, delivery and performance of this Agreement.

    Horler, the FB Shareholders and OFS will deliver to the Company certified copies of all corporate resolutions and other corporate proceedings taken by their respective board of directors to authorize the execution, delivery and performance of the Registration Rights Agreement.

    10.  UNDERTAKING BY HEARTY.

    Hearty hereby irrevocably undertakes to the Company and Horler that Hearty will not, within 2 years from the Closing Date, sell, transfer, pledge, mortgage or otherwise dispose of any of the Common Stock of the Company exchanged and received by Hearty in accordance with the provisions of this Agreement.

    11.  TRANSFER OF ASSETS AND LIABILITIES BY COMPANY AND HORLER.

    Subject to the approval of the shareholders of the Company in general meeting having been obtained and except for cash or cash equivalents of at least US$150,000 which shall be retained by the Company, the Company hereby assigns, transfers and conveys to Horler, and Horler hereby accepts and assumes the assignment, transfer and conveyance of any and all rights, properties and assets and any and all liabilities and obligations of the Company, in each case as the same shall exist on Closing Date, immediately prior to the consummation of the Exchange. The Company hereby undertakes, to (a) procure any and all consents and approvals required for the valid assignment, transfer and conveyance of such assets, properties, liabilities and obligations and (b) execute and deliver to Horler or its nominees any and all instruments of assignment, transfer and conveyance of the Company's assets, properties, liabilities and obligations, and any consents or approvals required in respect thereof, prior to the Closing Date.

    12.  CONFIDENTIAL INFORMATION; DELIVERY; RETURN; NON-DISCLOSURE.

    (a) DELIVERY OF INFORMATION. Until the earlier of the Closing Date or the termination of this Agreement (such date hereinafter the "Termination Date"), pursuant to the terms of this Agreement:

        (1) Far Beyond will provide the Company and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives and Horler (together "COMPANY REPRESENTATIVES") with reasonable access, upon reasonable prior notice, to all officers, employees and accountants of Far Beyond and Asibao and to their assets, properties, contracts, books, records and all such other information and data concerning the business and operations of Far Beyond or Asibao as the Company Representatives reasonably may request in connection with such investigation, but only to the extent that such access does not unreasonably interfere with the business and operations of Far Beyond or Asibao.

        (2) The Company will provide the FB Shareholders and Far Beyond and their officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "FAR BEYOND REPRESENTATIVES") with reasonable access, upon reasonable prior notice, to all officers, employees and accountants of the Company and to its assets, properties, contracts, books, records and all such other information and data concerning the business and operations of the Company as the Far Beyond Representatives reasonably may request in connection with such investigation.

    (b)  ACKNOWLEDGEMENTS; DEFINITIONS:

        (1) The Company has been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of Far Beyond, Asibao and/or the FB Shareholders (the "FAR BEYOND CONFIDENTIAL INFORMATION"). As used herein, the term "FAR BEYOND CONFIDENTIAL INFORMATION" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to the Company Representatives by Far Beyond, the FB Shareholders or Asibao, regarding their products, services, techniques, manufacturing or other processes, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, business associates equipment, Trade Secrets (as defined herein), computer software, scientific discoveries, experiments, data, equipment designs, training, devices, charts, manuals, payroll, financial statements and improvements thereto and any other information or materials disclosed or delivered to the Company Representatives which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret, including without limitation all information relating (directly or indirectly) to the material set forth in the Far Beyond business plan delivered or to be delivered to the Company Representatives.

        (2) Far Beyond and/or the FB Shareholders have been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of the Company (the "COMPANY CONFIDENTIAL INFORMATION"). As used herein, the term "COMPANY CONFIDENTIAL INFORMATION" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to Far Beyond Representatives by the Company regarding its products, services, techniques, manufacturing or other processes, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, business associates, equipment, Trade Secrets (as defined herein), computer software, scientific discoveries, experiments, data, equipment designs, training devices, charts, manuals, payroll, financial statements and improvements thereto and any other information or materials disclosed or delivered to Far Beyond Representatives which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret.

        (3) Reference to "CONFIDENTIAL INFORMATION" herein shall include and relate to both Far Beyond Confidential Information and the Company Confidential Information.

        (4) As used herein, the term "TRADE SECRET" shall mean the whole or any portion of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used in the operation of the other party's businesses and which provides such party's business as advantage, or an opportunity to obtain an advantage, over those who do not know or use it. For purposes of interpretation hereunder the following shall apply:

    Irrespective of novelty, invention, patentability, the state of the prior art, and the level of skill in the business, art or field to which the subject matter pertains, when the owner thereof takes measures to prevent it from becoming available to persons other than those selected by the owner to have access thereto for limited purposes, a trade secret is considered to be a secret, of value, for use or in use by the business, and of advantage to the business, or providing an opportunity to obtain an advantage, over those who do not know or use it.

    In addition, a "TRADE SECRET" shall include information (not readily compiled from publicly available sources) which has been made available by Far Beyond, Asibao and/or the FB Shareholders to the Company Representatives or by the Company to the Far Beyond Representatives, as the case may be, during the course of their involvement with each other, including but not limited to the names, addresses, telephone numbers, qualifications, education, accomplishments, experience and resumes of all persons who have applied or been recruited for employment, for either or both permanent and temporary jobs, job order specifications and the particular characteristics and requirements of persons generally hired by the disclosing party, as well as specific job listings from companies with whom the disclosing party does, or attempts to do, business, as well as mailing lists, computer runoffs, financial or other information not generally available to others.

    (c)  NON-DISCLOSURE; THE COMPANY:

        (1) The Company, for itself, its officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties, including Horler (all of whom are to be deemed included in any reference herein to the Company) agrees that it will not at any time during or after the termination or expiration of this Agreement, except as authorized or directed herein or in writing by Far Beyond and/or the FB Shareholders, use for the Company's own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not the Company receives any benefit therefrom), any Far Beyond Confidential Information.

        (2) The Company will take all actions necessary to ensure that the Far Beyond Confidential Information is maintained as secret and confidential and its disclosure shall only be made to the extent necessary, to a limited group of the Company's employees, officers and/or directors who are actually engaged in the evaluation of the Far Beyond Confidential Information; provided however, the Company acknowledges and agrees that it shall be responsible and held liable for the actions or inactions of such employees, officers and directors (regardless whether or not such actions or inactions are within their scope of employment) with respect to the maintenance of the secrecy and confidentiality of the Far Beyond Confidential information.

        (3) The Company understands that if it discloses to others, use for its own benefit (other than as part of an agreement with Far Beyond and the FB Shareholders, which expressly provides for such use) or for the benefit of any person or entity other than Far Beyond and/or the FB Shareholders, copies or makes notes of any such Far Beyond Confidential Information, such conduct will constitute a breach of the confidence and trust bestowed upon the Company by Far Beyond and the FB Shareholders and will constitute a breach of this Agreement and render the Company responsible for any and all damages suffered by Far Beyond and/or the FB Shareholders as a result thereof.

        (4) Provided, however, notwithstanding the foregoing, the terms of this subsection (c) shall not be applicable to any information which the Company is compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Exchange of governmental or regulatory authorities), except that the Company shall procure the confidential treatment of any Far Beyond Confidential Information which it is compelled to disclose by this Section 9(c)(4) and that access thereto shall be strictly restricted to persons to whom such judicial and administrative process requires. In the event of any such disclosure of any Far Beyond Confidential Information, Far Beyond and the FB Shareholders shall have the right to petition any court of competent jurisdiction for any remedy or order (interim or otherwise) for the protection of confidentiality of such Far Beyond Confidential Information.

    (d)  NON-DISCLOSURE: FAR BEYOND AND THE FB SHAREHOLDERS:

        (1) Far Beyond and the FB Shareholders, for themselves, their officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties (all of whom are to be deemed included in any reference herein to Far Beyond and the FB Shareholders) severally (but not jointly) agree that they will not at any time during or after the termination or expiration of any agreement or negotiations for an agreement with the Company, except as authorized or directed herein or in writing by the Company, use for Far Beyond and the FB Shareholders' own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not Far Beyond and the FB Shareholders receive any benefit therefrom), any Company Confidential Information.

        (2) Far Beyond and the FB Shareholders severally (but not jointly) agree to take all actions necessary to ensure that the Company Confidential Information is maintained as secret and confidential and its disclosure shall only be made, to the extent necessary, to a limited group of Far Beyond and/or the FB Shareholders' own employees, officers, directors and/or professional advisors who are actually engaged in the evaluation of the Company Confidential Information; provided, however, Far Beyond and the FB Shareholders severally (but not jointly) acknowledge and agree that they shall be responsible and held liable for the actions or inactions of such employees, officers, directors and/or professional advisors (regardless whether or not such actions or inactions are within their scope of employment) with respect to the maintenance of the secrecy and confidentiality of the Company Confidential Information.

        (3) Far Beyond and the FB Shareholders understand that if they disclose to others, use for their own benefit (other than as part of an agreement with the Company, which contemplates such use) or for the benefit of any person or entity other than the Company, copies or make notes of any such Company Confidential Information, such conduct will constitute a breach of the confidence and trust bestowed upon Far Beyond and the FB Shareholders by the Company and will constitute a breach of this Agreement and render Far Beyond and the FB Shareholders severally (but not jointly) responsible for any and all damages suffered by the Company as a result thereof.

        (4) Provided, however, notwithstanding the foregoing, the terms of this subsection (d) shall not be applicable to (i) any information which Far Beyond and/or the FB Shareholders are compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Exchange of governmental or regulatory authorities), (ii) information that is publicly available, (iii) information previously in the possession of Far Beyond and/or the FB Shareholders, (iv) information obtained independently from third parties and (v) with respect to the FB Shareholders, information that is disclosed for inter-fund reporting purposes.

    (e)  RETURN OF INFORMATION:

        (1) At any time after the Termination Date, upon request of Far Beyond or any FB Shareholder, the Company will, and will cause the Company Representatives to promptly (and in no event later than five days after such request) redeliver or cause to be redelivered to Far Beyond or the FB Shareholder (as applicable) all Far Beyond Confidential Information and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by the Company or any Company Representative. Such destruction shall be certified in writing to Far Beyond and the FB Shareholders by an authorized officer supervising such destruction.

        (2) At any time after the Termination Date, upon request of the Company, the FB Shareholders and/or Far Beyond will, and will cause the Far Beyond Representatives to, promptly (and in no event later than five days after such request) redeliver or cause to be redelivered to the Company all original Company Confidential Information.

    13.  EQUITABLE RELIEF.

    The Company, Far Beyond and the FB Shareholders agree that money damages would not be a sufficient remedy for any breach or threatened breach of any provision set forth in Sections 12, 14(b) or 15 by the other, and that, in addition to all other remedies which any party hereto may have, each party will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

    14.  CONDUCT AND BUSINESS.

    (a) Between the date hereof and the Closing Date, Far Beyond shall conduct its business and the business of all members of the Far Beyond Group in substantially the same manner in which it has heretofore been conducted, and the FB Shareholders will not permit any member of the Far Beyond Group to:
(1) enter into any contracts, agreements or arrangements, other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the FB Shareholders.

    (b) Between the date hereof and the Closing Date, the Company shall conduct its business in substantially the same manner in which it has heretofore been conducted, and the Company will not; (1) enter into any contracts, agreements or arrangements, other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the shareholders of the Company. Further, also during such time period, the Company hereby agrees that neither the Company nor any of its affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act) will, and the Company and they will not assist or encourage others to, directly or indirectly, except as expressly permitted by this Agreement (1) sell or dispose of or agree, offer, seek or propose to sell or dispose of (or request permission to do so from any person) ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of (x) any of the assets or business of the Company, (y) any securities of the Company (whether outstanding or to be issued or (z) any rights or options to acquire such ownership (including to or from a person other than the Company), or (2) enter into any discussions, negotiations, arrangements or understandings with any person or entity with respect to any of the foregoing save and except for the Disposal Agreement and the Assignment Agreement.

    15.  NO PUBLIC DISCLOSURE.

    (a) Far Beyond and the FB Shareholders hereby acknowledge that they are aware (and that the Far Beyond Representatives who have been apprised of this Agreement and the FB Shareholders' consideration of the Exchange have been, or upon becoming so apprised will be advised) of the restrictions imposed by federal and state securities laws on a person possessing material "non-public" information about a company with a class of securities registered under the Exchange Act. In this regard, each such FB Shareholder agrees that while it is in possession of material non-public information with respect to the Company and its subsidiaries, such FB Shareholder will not purchase or sell any securities of the Company, or communicate such information to any third party, in violation of any such laws.

    (b) Without the prior written consent of the other, neither the FB Shareholder or Far Beyond, on the one hand, nor the Company or Horler, on the other, will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the Exchange, the existence or contents of this Agreement or any prior correspondence relating to this transaction, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other party) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

    16.  BROKERAGE FEE.

    Each party hereto represents that no brokers have been employed in this transaction except that OFS shall be entitled to 597,133 shares of Company Common Stock at the Closing Date.

    17.  AGREEMENT TO INDEMNIFY.

    Subject to the terms and conditions of this Section, Horler and the Company each hereby agree, jointly and severally, to indemnify, defend and hold the FB Shareholders harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys' fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the FB Shareholders by reason of or resulting from a breach of (i) any agreement set forth in this Agreement by the Company or the Company Representatives, or
(ii) any representation or warranty given by the Company or Horler contained in or made pursuant to this Agreement, or (iii) any liability of the Company Group existing, accruing or arising on or before the Closing Date; provided that, in the case of clause (ii), notice of such breach of representation or warranty is given to the Company or Horler within two years of the Closing Date, except with respect to the representations and warranties contained in Sections 5(a) through 5(d), 5(k) and 5(l), which shall survive without limitation.

    Subject to the terms and conditions of this Section, each of Far Beyond and the FB Shareholders hereby agrees, severally and not jointly, to indemnify, defend and hold the Company harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys' fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Company by reason of or resulting from a breach of
(i) any agreement set forth in this Agreement by Far Beyond or such FB Shareholder, or (ii) any representation or warranty given by Far Beyond or such FB Shareholder contained in or made pursuant to this Agreement, provided that notice of such breach of representation or warranty is given to Far Beyond or the FB Shareholder within two years of the Closing Date, except with respect to the representations and warranties contained in Sections 2(a)--2(b), 4(a) and 4(b), which shall survive without limitation.

    All of the foregoing are hereinafter collectively referred to as "CLAIMS" and singularly as a "CLAIM."

        (a)  CONDITIONS OF INDEMNIFICATION.

        The obligations and liabilities of the FB Shareholders, Far Beyond, and Horler and the Company, with respect to Claims resulting from the assertion of liability by any of them, shall be subject to the following terms and conditions:

           (1) The party hereto seeking indemnification (the "INDEMNITEE") will give the other party hereto from whom indemnification is sought (the "INDEMNITOR") notice of any such Claim reasonably promptly after the Indemnitee receives notice thereof, and the Indemnitor will have the right to undertake the defense thereof by representatives of its own choosing. The failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnitor of its obligations under Section 14 above, except to the extent that the Indemnitor is prejudiced by the failure to give such notice. When the Indemnitor undertakes the defense of any claim, the Indemnitee shall have the right to participate in contesting such claim at its own costs and expense.

           (2) In the event that the Indemnitor, within ten (10) business days after notice of any such Claim, fails to defend such Claim, the Indemnitee will (upon giving written notice to the Indemnitor) have the right, but not the obligation, to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

           (3) The Indemnitor shall not, without the Indemnitee's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include an unconditional release from all liability in respect of such Claim, other than liability specified in the settlement, from the claimant or plaintiff to the Indemnitee. To the greatest extent reasonably possible, the parties shall attempt to obtain general releases from such plaintiff or claimant.

    18.  COST AND EXPENSES.

    Except as contemplated by Section 7(d), each party hereto shall pay its own costs and expenses incident to the negotiation and preparation of this Agreement, the Registration Rights Agreement, the Assignment Agreement and the Disposal Agreement and to the consummation of the transactions contemplated herein and therein, provided that if the transactions contemplated by this Agreement are not completed because (i) Far Beyond and the FB Shareholders cannot deliver to the Company any of the documents mentioned in Section 6(d) or any of the Far Beyond, Hearty and Megastone representations and warranties in
Section 2 is not accurate in all material respects, Far Beyond shall forthwith indemnify and reimburse the Company and Horler for the costs and expenses incurred by the Company and Horler on this Agreement, the Disposal Agreement and the Assignment Agreement provided that the aggregate liability shall not exceed HK $600,000 or (ii) the Company and Horler cannot satisfy any of the conditions contemplated by Section 7 hereof, or any of the Company or Horler representations and warranties in Section 4 is not accurate in all material respects, the Company shall forthwith indemnify and reimburse Far Beyond and FB Shareholders collectively for the costs and expenses incurred in relation to this Agreement provided that the aggregate liability of the Company hereunder shall not exceed HK $600,000. Such amounts shall constitute liquidated damages and, upon receipt of such amount, the parties shall be released from any further liability or obligation hereunder.

    19.  MISCELLANEOUS.

    (a)  WAIVER; STRICT CONSTRUCTION:

    No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver of relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

    (b)  ENTIRE AGREEMENT.

    This Agreement, together with all schedules and exhibits hereto sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth herein. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written.

    (c)  HEADINGS.

    The headings in this Agreement are inserted for convenience of reference only and are not to be used in construing or interpreting the provisions of this Agreement.

    (d)  COUNTERPARTS.

    This Agreement may be executed in two or more identical counterparts, each of which will be deemed an original and all of which will constitute one instrument.

    (e)  CONSTRUCTION.

    Unless the context clearly otherwise requires the use of the singular will include the plural and the use of the plural will include the singular, and the use of any gender will include the other two genders.

    (f)  SEVERABILITY.

    If a covenant or provision provided in this Agreement is deemed to be contrary to law, that covenant or provision will be deemed ineffective and will not affect the validity, interpretation, or effect of the other provisions of either this Agreement or any agreement executed pursuant to it or the application of that covenant or provision to other circumstances not contrary to law

    (g)  COMPUTATION OF TIME.

    Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder falls upon Saturday, Sunday, or any public or legal holiday, whether Delaware or federal, the party having the privilege or duty will have until 5:00 p.m. Pacific Standard Time on the next succeeding regular business day to exercise the privilege or discharge the duty.

    (h)  INTERPRETATION.

    No provision of this Agreement will be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

    (i)  GOVERNING LAW.

    This Agreement and the obligations of the parties hereunder will be interpreted, construed, and enforced in accordance with the Laws of the State of Delaware.

    (j)  ATTORNEYS' FEES.

    In the event a lawsuit is brought by any party to enforce or interpret the terms hereof, or for any dispute arising out of this transaction, the party prevailing in any such lawsuit shall be entitled to recover from the non-prevailing party its costs and expenses thereof, including its legal fees in reasonable amount and prejudgment and post-judgment interest at the highest rate allowable under Delaware law.

    (k)  ASSIGNMENT.

    This Agreement shall not be assignable by any party without the prior written consent of the other.

    (l)  NOTICES.

    All notices, requests, instructions or other documents to be given hereunder shall be in writing and sent by registered mail or overnight courier:

    If to Far Beyond, then:

       Far Beyond Investments Limited
       Rm 2005, 20/F., Universal Trade Center
       3-5A Arbuthnot Road
       Central, Hong Kong
       Attn: David Ching
    with copies to:

       Bernard Chan
       Orient Financial Services Ltd.
       13C, Chinaweal Centre
       414-424 Jaffee Road
       Wanchai, Hong Kong

       David L. Ficksman, Esq.
       Loeb & Loeb
       1000 Wilshire Boulevard
       Suite 1800
       Los Angeles, California 90017-2475

    If to the Company, then:

       c/o 52/F, Bank of China Tower
       1 Garden Road
       Central, Hong Kong
       Attn: Ms. Catherine Ma

    If to Horler, then:

       c/o 52/F, Bank of China Tower
       1 Garden Road
       Central, Hong Kong
       Attn: Ms. Catherine Ma

    If to the FB Shareholders then:

    To the names and addresses of the FB Shareholders set out on the signature page of this Agreement.

    (m)  BENEFIT AND BURDEN.

    This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors or administrators, successors and assigns, and personal and legal representatives.

    IN WITNESS WHEREOF, on the date first written above, the parties hereto have duly executed this Agreement and the Company and Far Beyond have caused their corporate seal to be affixed hereto as of the date and year first above written.

ASIA RESOURCES HOLDINGS LIMITED

By:     ______________________________
Name:  Lien Kait Long
Its:     Director

ATTEST: ______________________________
Name:  Ma Wai Man Catherine
Its:     Secretary

FAR BEYOND INVESTMENTS LIMITED, A BRITISH VIRGIN ISLANDS CORPORATION

By:     ______________________________
Name:  Ching Lung Po
Its:     Chairman

ATTEST: ______________________________
Name:  Liu Ming Xue
Its:     Secretary

HORLER HOLDINGS LTD
P.O. Box 71
Craigmuire Chamber
Road Town
Tortola, British Virgin Islands

By:     ______________________________
Name:  Ma Wai Man Catherine
Its:     Director

SHAREHOLDERS OF FAR BEYOND INVESTMENTS LIMITED:

HEARTY HOLDINGS LIMITED
c/o Room 2005, Universal Trade Centre
3-5A, Arbuthnot Road
Central, Hong Kong

By:     ______________________________
Name:  Cao Yashan
Its:     Managing Director

ATTEST: ______________________________
Name:  Liu Ming Xue
Its:     Secretary

WELL GAIN INVESTMENTS LIMITED
Room 2103-2104, 21/F., Treasure Centre
42 Hung To Road
Kwun Tong, Hong Kong

By:     ______________________________
Name:  Zhu Yi Xin
Its:     Managing Director

ATTEST: ______________________________
Name:  Zhu Yi Li
Its:     Secretary

JADT LIMITED
c/o Nomura/Jafco Investment
(Asia) Ltd.
6 Battery Road #42-01
Singapore, 049909
Republic of Singapore

By:     ______________________________
Name:  Daisuke Fujie
Its:     Director

NJI NO. 2 INVESTMENT FUND
c/o Nomura/Jafco Investment
(Asia) Ltd.
6 Battery Road #42-01
Singapore, 049909
Republic of Singapore

By:     ______________________________
Name:  Masaki Kotake

MEGASTONE DEVELOPMENT LIMITED
c/o Room 2005, Universal Trade Centre
3-5A, Arbuthnot Road
Central, Hong Kong

By:     ______________________________
Name:  Ching Lung Po
Its:     Director

                                   EXHIBIT D
                 OPINION OF HORWATH CORPORATE SOLUTIONS LIMITED
                                 (SEE ATTACHED)

FAIRNESS OPINION

OCTOBER 14, 1999

Our ref: CC/HN/SHS/ASIA42/CSP1/c

PRIVATE AND CONFIDENTIAL

The Directors
Asia Resources Holdings Limited
52/F Bank of China Tower
1 Garden Road
Central
Hong Kong
Attn:  Mr. Lien Kait Long

Dear Sirs:

ASIA RESOURCES HOLDINGS LIMITED

FAIRNESS OPINION

 1.  INTRODUCTION

 1.1 Asia Resources Holdings Limited (the "Company"), a Delaware corporation and listed on the United States Over-the-counter Bulletin Board, and Horler Holdings Limited ("Horler"), a British Virgin Islands ("BVI") corporation which controls the Company, entered into a disposal agreement (the "Disposal Agreement") pursuant to which the Company will sell to Horler, in full and final settlement of the outstanding indebtedness owed to Horler by the Company under a 9% secured convertible promissory note of US$30,000,000, the entire share capital of Westronix Limited ("WL"), a BVI corporation and a then wholly owned subsidiary of the Company.

    The Company, via WL, holds a 51% interest in a toll road in Hangzhou, Zhejiang Province, the People's Republic of China (the "PRC").

 1.2 The Company and China Strategic Holdings Limited ("CSH"), a company incorporated in Hong Kong and listed on The Stock Exchange of Hong Kong Limited (the "SEHK") and the then controlling shareholder of the Company, entered into an assignment agreement (the "Assignment Agreement") pursuant to which the Company will sell to CSH in full and final settlement of the outstanding indebtedness of the Company amounted to US$1,422,388 to CSH under two promissory notes issued to the Company in the aggregate principal amount of US$1,700,000.

 1.3 Completion of the Disposal Agreement and the Assignment Agreement is conditional and will take place immediately prior to the closing of an acquisition agreement (the "Acquisition Agreement") pursuant to which the Company agrees to issue 8,757,951 shares of common stock, par value of US$0.01 per share to the shareholders of Far Beyond Investments Limited ("Far Beyond"), a BVI corporation in exchange for the entire issued capital stock of Far Beyond. Following the closing of the acquisition agreement, Far Beyond shareholders will own 88% of the outstanding shares of the common stock of the Company and the Company will own 100% of the outstanding shares of the Far Beyond capital stock. The principal investment of Far Beyond is a 70% equity interest in Harbin Asibao Chemical Fibre Co., Limited ("Asibao"), a sino-foreign joint venture company in the PRC engaging in the manufacture and sale of synthetic fibre products.

FAIRNESS OPINION

 1.4 In accordance with our engagement letter dated September 8, 1999, we are required to give an opinion as to whether the consideration to be received by the Company pursuant to the Disposal Agreement and Assignment Agreement was fair, from a financial point of view, to the existing shareholders of the Company. As mentioned in paragraph 1.3 above, completion of the Disposal Agreement and Assignment Agreement is conditional upon the closing of the Acquisition Agreement. Accordingly, we have also reviewed and considered the financial implications of the Acquisition Agreement to the Company in forming our opinion.

 1.5 Our review is primarily based on a comparison between the existing situation and the pro forma situation as if the Disposal Agreement, the Assignment Agreement and the Acquisition Agreement were in place.

 1.6 In forming our opinion, we have relied on the accuracy of the information and representations contained in the draft proxy statement dated
     October 1, 1999 (the "Proxy Statement") of which this report form part, and have assumed that all information and representations made or referred to in the Proxy Statement were true at the time they were made and continued to be true at the date of the Proxy Statement. We have also assumed that all statements of belief, opinion and intention made by the respective directors of the Company and Far Beyond (the "Directors") in the Proxy Statement were reasonably made after due enquiry. We have no reason to doubt the truth, accuracy and completeness of the information and representations provided to us by the Directors and have been advised by the Directors that no material factors have been omitted from the information provided and referred to in the Proxy Statement. We have not, however, conducted an independent in-depth investigation into the business affairs of the Company or Far Beyond for the purpose of forming an opinion.

 1.7 Our assessment is based on the review of the following:

    (i) Audited financial statements of the Company and of Far Beyond for the three years ended 31 December 1998;

    (ii) Quarterly report pursuant to section 13 of 15(d) of the Securities Exchange Act of 1934 for small business issuer ("Form 10-QSB") of the Company for the quarter ended June 30, 1999;

   (iii) The draft of the Company's proxy statement dated October 1, 1999 (the "Proxy Statement"); and

    (iv) Other relevant information concerning companies engaging in similar businesses.

 1.8 No profit forecast nor projected cash flows, neither of the Hangzhou Toll Road nor of Asibao, is available to us for our assessment purposes. Accordingly, our assessment is only based on historical information furnished to us.

 2.  BASIS OF ASSESSMENT

 2.1 We have prepared a pro forma consolidated balance sheet and pro forma consolidated statements of operations (the "pro forma financial statements") of the Company and its subsidiaries (the "Group"), as of and for the three years ended December 31, 1998, as if the proposed transactions that stipulated in the Disposal Agreement and the Assignment Agreement took effect from January 1, 1996 (see Appendix A).

FAIRNESS OPINION

 2.2 A summary of the pro forma financial statements and the historical audited financial statements is as follows:

    CONSOLIDATED BALANCE SHEET

                                                                                AT DECEMBER 31, 1998
                                                                            ----------------------------
                                                                             PRO-FORMA     HISTORICAL
                                                                            -----------  ---------------
                                                                              RMB'000        RMB'000
Current assets............................................................      219,393           19,957
Current liabilities.......................................................     (240,832)         (75,179)
Net current liabilities...................................................      (21,439)         (55,222)
Total assets..............................................................      435,975          769,664
Net assets/(liabilities)..................................................      173,866         (136,893)
                                                                            -----------  ---------------
Net current liabilities per share.........................................    Rmb (2.15)      Rmb (92.48)
Total assets per share....................................................     Rmb43.81      Rmb1,288.93
Net assets/(liabilities) per share........................................     Rmb17.47      Rmb (229.25)
Number of common shares...................................................    9,952,217          597,133

    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 FOR THE YEARS ENDED DECEMBER 31
                                           ---------------------------------------------------------------------------
                                                    1996                      1997                      1998
                                           -----------------------  ------------------------  ------------------------
                                           PRO FORMA   HISTORICAL   PRO FORMA    HISTORICAL   PRO FORMA    HISTORICAL
                                           ----------  -----------  ----------  ------------  ----------  ------------
                                            RMB'000      RMB'000     RMB'000      RMB'000      RMB'000      RMB'000
Toll revenue.............................         N/A       38,463         N/A        45,100         N/A        54,217
Sales....................................     633,695          N/A     494,897           N/A     460,448           N/A
Gross profit.............................      96,284          N/A      87,045           N/A      84,889           N/A
Income/(loss) before income taxes and
  Minority interests.....................      56,894       23,167      50,981       (10,566)     54,400       (61,527)
Income/(loss) before Minority
  interests..............................      56,894       23,167      50,981       (10,566)     50,232       (61,527)
Net income/(loss)........................      37,827       11,876      34,150       (11,237)     33,730       (43,358)
Earnings/(loss) per share ("EPS")             Rmb3.80     Rmb19.89     Rmb3.43     Rmb(18.82)    Rmb3.39     Rmb(72.61)
Number of shares for EPS computation.....   9,952,217      597,133   9,952,217       597,133   9,952,217       597,133

 2.3 We have estimated the share price of the Company based on the P/E multiple of companies listed on the SEHK in similar business of Far Beyond. We consider comparable companies listed on NASDAQ

FAIRNESS OPINION

     are likely to command a higher P/E multiple. Accordingly, we consider the P/E multiple of comparable companies listed on the SEHK provides a conservative and prudent basis for our assessment purposes. Examples of these comparable listed companies are:

           NAME OF                                                             SHARE PRICE AT
CODE       LISTED COMPANY                    PRINCIPAL ACTIVITY                    9/28/99          P/E         EPS
---------  --------------------------------  --------------------------------  ---------------  -----------  ---------
                                                                                     HK$
263        Ploy Investments Holdings Ltd.    Manufacture and trading of                0.39             --         N/A
                                             chemical fibres and property
                                             investment

420        Fountain Set (Holdings) Ltd.      Manufacture of knitted cotton             1.03            3.5       0.294
                                             fabrics

648        Cheung Wah Development Co. Ltd.   Dyestuffs distribution,                  0.295             --         N/A
                                             household fabric, garment
                                             manufacturing and property
                                             investment

1131       Kwong Hing International          Manufacture, sales of knitted            0.183            9.4      0.1947
           Holdings (Bermuda) Limited        fabrics and provision of fabric
                                             knitting, bleaching, dyeing and
                                             setting services

 2.4 The share price of the Company, as if the transactions that stipulated in the Disposal Agreement and the Assignment Agreement were in place, can be estimated as follows:

                                                                      LOWEST       HIGHEST
                                                                   ------------  ------------
P/E of comparable listed companies...............................          3.50          9.40
Pro forma EPS of the Group (see paragraph 2.2)...................      RMB 3.39      RMB 3.80
Estimated share price............................................      RMB11.87      RMB35.72
Equivalent to....................................................     US$  1.43     US$  4.30

 2.5 The following information sets forth the historical actual high and low price quotations in dollars per share for the common stock of the Company as reported in the consolidated transaction reporting system during the periods indicated:

                                                                                          HIGH        LOW
                                                                                        ---------  ---------
                                                                                           US$        US$
1997       (Note(a))
           First Quarter (through March 31, 1997).....................................  12 61/64    2 5/32
           Second Quarter (through June 30, 1997).....................................   4 5/16     2 5/32
           Third Quarter (through September 30, 1997).................................   2 5/32     2 5/32
           Fourth Quarter (through December 31, 1997).................................   2 5/32     2 5/32

1998       (Note (a))
           First Quarter (through March 31, 1998).....................................   2 5/32     2 5/32
           Second Quarter (through June 30, 1998).....................................   2 5/32     2 5/32
           Third Quarter (through September 30, 1998).................................   2 49/64     1 3/8
           Fourth Quarter (through December 31, 1998).................................   2 49/64    2 5/32

FAIRNESS OPINION

                                                                                          HIGH        LOW
                                                                                        ---------  ---------
                                                                                           US$        US$
1999
           First Quarter (through March 31, 1999) (Note a)............................    4 3/4      1/4
           Second Quarter (through June 30, 1999).....................................    4 1/2      1/4
           Third Quarter (through September 30, 1999).................................    4 1/2      1 1/4

------------------------

(a) On February 19, 1999, the Company effected a 1-for-138 reverse stock split for the common stock. As a result, the outstanding 81,806,198 shares of the common stock with a par value of US$0.01 each have become 597,133 shares of common stock with a par value of US$0.01 each. The high and low bid quotations in dollars per share for 1997 and 1998 have been restated to reflect the 1-for-138 reverse stock split.

 3.  CONCLUSIONS

 3.1 In summary, based on the above analyses, had the transactions that stipulated in the Disposal Agreement and the Assignment Agreement taken effect from January 1, 1996, in respect of the Group:

    (i) Pro forma consolidated net current liabilities per share and net assets per share would have improved from historical actual amounts at December 31, 1998, while pro forma total assets per share would have deteriorated from historical;

    (ii) Pro forma consolidated earnings per share would have improved significantly from historical actual amounts for the two years ended December 31, 1998; and

   (iii) The estimated pro forma share price of the Company would have been comparable with the historical actual from 1 January 1997 onwards.

 3.2 Based on the review of the information and documents provided, in our opinion, the consideration to be received by the Company pursuant to the Disposal Agreement and the Assignment Agreement was fair, from a financial point of view, to the existing shareholders of the Company.

 3.3 We have tried to apply objective measures of value in rendering our opinion. However, such a value is based necessarily on certain subjective interpretation of other value. We understand that we are not obligated to revise our opinion due to events and fluctuating economic conditions occurring subsequent to the date of this opinion.

 3.4 We here by consent to the use of this opinion in the Proxy Statement.

Yours faithfully
For and on behalf of
Horwath Corporate Solutions Limited


/s/ Clement Chan                               /s/ Hong Ng
Clement Chan                                   Hong Ng
Director                                       Director


Encl.

                                                                      APPENDIX A
                                                                   (PAGE 1 OF 2)

                        ASIA RESOURCES HOLDINGS LIMITED

                                 BALANCE SHEETS

                              AT DECEMBER 31, 1998
        (EXPRESSED IN THOUSANDS OF RENMINBI EXCEPT OTHERWISE SPECIFIED)

                                                                                              PRO FORMA   HISTORICAL
                                                                                             -----------  ---------
                                                                                                RMB'000   RMB'000
ASSETS
Current assets
  Cash and cash equivalent.................................................................       6,698      17,769
  Trade receivable.........................................................................      75,185          --
  Bills receivable.........................................................................       5,399          --
  Other receivable and prepayments.........................................................         731       1,508
  Inventories..............................................................................      38,611          --
  Amount due from a minority joint venture partner.........................................      81,230          --
  Amounts due from related companies.......................................................      11,539         680
                                                                                              ---------   ---------
                                                                                                219,383      19,957
Notes receivable...........................................................................          --      11,373
Fixed assets...............................................................................     191,379     738,334
Investment.................................................................................      11,050          --
Goodwill...................................................................................      14,153          --
                                                                                              ---------   ---------
TOTAL ASSETS...............................................................................     435,975     769,664
                                                                                              =========   =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Bank loans...............................................................................     178,400      50,000
  Accounts payable.........................................................................       1,896      18,288
  Deposits from customers..................................................................      12,060          --
  Accrued liabilities and other payables...................................................      36,471       6,594
  Amount due to a director.................................................................       1,168          --
  Amounts due to related companies.........................................................       3,457          10
  Taxes payables...........................................................................       2,468         287
  Dividend payable.........................................................................       3,912          --
                                                                                              ---------   ---------
Total current liabilities..................................................................     240,832      75,179
Long-term bank loans.......................................................................          --     344,526
Convertible note payable...................................................................          --     248,451
Due to Chinese joint venture partner.......................................................          --      80,156
Due to immediate holding company...........................................................          --      32,401
Due to ultimate holding company............................................................          --       1,175
Deferred income taxes......................................................................       2,242          --
Minority interests.........................................................................      19,035     124,669
                                                                                              ---------   ---------
Total liabilities and minority interests...................................................     262,109     906,557
Contingency................................................................................          --          --
Shareholders' equity
  Preferred stock, per value US$01 each; 10,000,000 shares authorized
  Common stock, par value US$0.01 each; 30,000,000 (historical: 7,971,014) shares
    authorized; 9,952,217 (historical: 597,133) shares outstanding.........................         824          49
  Additional paid-in-capital...............................................................     184,379      22,530
  Accumulated deficit......................................................................     (21,337)   (159,472)
                                                                                              ---------   ---------
TOTAL SHAREHOLDERS' EQUITY/(DEFICIT).......................................................     173,886    (136,893)
                                                                                              ---------   ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.................................................     435,975     769,664
                                                                                              =========   =========

                                                                      APPENDIX A
                                                                   (PAGE 2 OF 2)

                        ASIA RESOURCES HOLDINGS LIMITED

                           PROFIT AND LOSS STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31 1996, 1997 AND 1998
        (EXPRESSED IN THOUSANDS OF RENMINBI EXCEPT OTHERWISE SPECIFIED)

                                                        1996                      1997                      1998
                                              ------------------------  ------------------------  ------------------------
                                               PRO FORMA   HISTORICAL    PRO FORMA   HISTORICAL    PRO FORMA   HISTORICAL
                                              -----------  -----------  -----------  -----------  -----------  -----------
                                                RMB'000      RMB'000      RMB'000      RMB'000      RMB'000      RMB'000
Sales.......................................     633,695          N/A      494,897          N/A      460,448          N/A
Cost of sales...............................    (537,411)         N/A     (407,852)         N/A     (375,559)         N/A
                                               ---------                 ---------                 ---------
Gross profit................................      96,284          N/A       87,045          N/A       84,889          N/A
Toll revenue................................         N/A       38,463          N/A       45,100          N/A       54,217
Selling and administrative expenses.........     (21,099)     (15,419)     (18,658)     (32,951)     (19,795)     (45,547)
Interest income.............................         922          796          363        1,036        5,434          806
Interest expenses...........................     (19,170)      (1,023)     (17,870)     (23,735)     (16,129)     (72,137)
Exchange gain/(loss)........................         (43)         350          101          (16)           1        1,134
                                               ---------    ---------    ---------    ---------    ---------    ---------
Income/(loss) before income taxes...........      56,894       23,167       50,981      (10,566)      54,400      (61,527)
Income taxes................................          --           --           --           --       (4,168)          --
                                               ---------    ---------    ---------    ---------    ---------    ---------
Income/(loss) before minority interests.....      56,894       23,167       50,981      (10,566)      50,232      (61,527)
Minority interests..........................     (19,067)     (13,486)     (16,831)        (671)     (16,502)      18,169
                                               ---------    ---------    ---------    ---------    ---------    ---------
Net income/(loss)...........................      37,827        9,681       34,150      (11,237)      33,730      (43,358)
Net gain on disposal of investment..........          --        3,730           --           --           --
                                               ---------    ---------    ---------    ---------    ---------    ---------
Loss from discontinued operations...........          --       (1,535)          --           --           --           --
                                               ---------    ---------    ---------    ---------    ---------    ---------
Net income/(loss)...........................      37,827       11,876       34,150      (11,237)      33,730      (43,358)
                                               =========    =========    =========    =========    =========    =========

                                   EXHIBIT E
                     SELECTED FINANCIAL DATA OF FAR BEYOND
                                 (SEE ATTACHED)

                       CONSOLIDATED FINANCIAL STATEMENTS
                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY
                        DECEMBER 31, 1996, 1997 AND 1998

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                                    CONTENTS

                                                                                                         PAGES
                                                                                                      ------------
Report of Independent Auditors......................................................................      E-3

Consolidated Balance Sheets.........................................................................      E-4

Consolidated Statements of Income...................................................................      E-6

Consolidated Statements of Changes in Shareholders' Equity..........................................      E-7

Consolidated Statements of Cash Flows...............................................................      E-8

Notes to Consolidated Financial Statements..........................................................   E-9--E-21

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders

Far Beyond Investments Limited

    We have audited the accompanying consolidated balance sheets of Far Beyond Investments Limited (the "Company") and its subsidiary (collectively the "Group") as of December 31, 1997 and 1998 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years ended December 31, 1996, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group as of December 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for each of the years ended December 31, 1996, 1997 and 1998 in conformity with accounting principles generally accepted in the United States of America.


/s/ ERNST & YOUNG
Hong Kong
February 4, 1999

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 1997 AND 1998
                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                                         NOTES      1997       1998       1998
                                                                       ---------  ---------  ---------  ---------
                                                                                     RMB        RMB        US$
ASSETS
CURRENT ASSETS
Cash and cash equivalents............................................                 6,872      5,456        659
Trade receivables....................................................                59,625     75,185      9,080
Bills receivable.....................................................                 9,479      5,399        652
Other receivables and prepayments....................................                 1,110        731         88
Inventories..........................................................          6     52,446     38,611      4,663
Amount due from a minority joint venture partner.....................         12     61,814     81,230      9,810
Amounts due from related companies...................................         12     10,924     11,539      1,395
                                                                                  ---------  ---------  ---------
TOTAL CURRENT ASSETS.................................................               202,270    218,151     26,347
FIXED ASSETS.........................................................          7    208,399    191,379     23,114
INVESTMENT...........................................................          8         --     11,050      1,334
GOODWILL.............................................................          9     14,677     14,153      1,709
                                                                                  ---------  ---------  ---------
TOTAL ASSETS.........................................................               425,346    434,733     52,504
                                                                                  =========  =========  =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Bank loans...........................................................         10    179,800    179,400     21,667
Accounts payable.....................................................                 3,465      1,896        229
Deposits from customers..............................................                24,056     12,060      1,457
Accrued liabilities and other payables...............................                18,464     36,471      4,405
Amount due to a director.............................................         12        662      1,168        141
Amounts due to related companies.....................................         12     11,361      3,457        418
Income taxes payable.................................................                    --      2,468        298
Dividend payable.....................................................                    --      3,912        472
                                                                                  ---------  ---------  ---------
TOTAL CURRENT LIABILITIES............................................               237,808    240,832     29,087
MINORITY INTERESTS...................................................                46,202     19,035      2,298
DEFERRED INCOME TAXES................................................          5      2,442      2,242        271
                                                                                  ---------  ---------  ---------
TOTAL LIABILITIES AND MINORITY INTERESTS.............................               286,452    262,109     31,656
                                                                                  ---------  ---------  ---------
COMMITMENTS AND CONTINGENCIES........................................         15
SHAREHOLDERS' EQUITY
Ordinary shares, par value of US$1 each
  Authorized:
    30,000,000 ordinary shares
  Issued and fully paid:
    75,000 ordinary shares...........................................         11        622        622         75
Additional paid-in capital...........................................         11     65,960     65,960      7,966
Reserves.............................................................         14      7,866     11,637      1,405
Retained earnings....................................................                64,090     94,049     11,359
Accumulated other comprehensive income...............................                   356        356         43
                                                                                  ---------  ---------  ---------
TOTAL SHAREHOLDERS' EQUITY...........................................               138,894    172,624     20,848
                                                                                  ---------  ---------  ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...........................               425,346    434,733     52,504
                                                                                  =========  =========  =========

  The accompanying notes form an integral part of these consolidate financial statements.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                               YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                              DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                    NOTES         1996          1997          1998          1998
                                                 -----------  ------------  ------------  ------------  ------------
                                                                  RMB           RMB           RMB           US$
SALES..........................................                   633,695       494,897       460,448        55,610

COST OF SALES, including raw materials
  purchased from related parties of RMB314,707,
  RMB286,463 and RMB275,041; utility charges
  paid to related parties of RMB23,783,
  RMB28,302 and RMB23,941; rental expenses for
  leasing of plant and machinery from related
  parties of RMB1,004, RMB1,004 and RMB1,004 in
  1996, 1997 and 1998, respectively............                  (537,411)     (407,852)     (375,559)      (45,357)
                                                               ----------    ----------    ----------    ----------
GROSS PROFIT...................................                    96,284        87,045        84,889        10,253

SELLING AND ADMINISTRATIVE EXPENSES............                   (21,099)      (18,658)      (19,795)       (2,391)

FINANCIAL EXPENSES, NET........................           4       (18,291)      (17,406)      (10,694)       (1,292)
                                                               ----------    ----------    ----------    ----------
INCOME BEFORE INCOME TAXES.....................                    56,894        50,981        54,400         6,570

INCOME TAXES...................................           5            --            --        (4,168)         (503)
                                                               ----------    ----------    ----------    ----------
INCOME BEFORE MINORITY INTERESTS...............                    56,894        50,981        50,232         6,067

MINORITY INTERESTS.............................                   (19,067)      (16,831)      (16,502)       (1,993)
                                                               ----------    ----------    ----------    ----------
NET INCOME.....................................                    37,827        34,150        33,730         4,074
                                                               ==========    ==========    ==========    ==========
EARNINGS PER SHARE.............................           3(1)      591.93       455.33        449.73         54.32
                                                               ==========    ==========    ==========    ==========

  The accompanying notes form an integral part of these consolidated financial statements.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                                                               RETAINED     ACCUMULATED
                                                                       ADDITIONAL             EARNINGS/        OTHER
                                                               SHARE    PAID-IN              (ACCUMULATED  COMPREHENSIVE
                                                       NOTES  CAPITAL   CAPITAL    RESERVES    LOSSES)     INCOME/(LOSS)   TOTAL
                                                       -----  -------  ----------  --------  ------------  -------------  -------
                                                                RMB       RMB        RMB         RMB            RMB         RMB
Balance at January 1, 1996...........................           415          --         --         (21)          (55)         339
Issue of 25,000 ordinary shares, net of share issuing
  costs..............................................   11      207      25,712         --          --            --       25,919
Forgiveness of shareholders' loans...................   11       --      40,248         --          --            --       40,248
Net income...........................................            --          --         --      37,827            --       37,827
Transfer to/(from) reserves..........................   14       --          --      4,190      (4,190)           --           --
Currency translation adjustments.....................            --          --         --          --           411          411
                                                                ---      ------     ------      ------        ------      -------
Balance at December 31, 1996.........................           622      65,960      4,190      33,616           356      104,744
Net income...........................................            --          --         --      34,150            --       34,150
Transfer to/(from) reserves..........................   14       --          --      3,676      (3,676)           --           --
                                                                ---      ------     ------      ------        ------      -------
Balance at December 31, 1997.........................           622      65,960      7,866      64,090           356      138,894
Net income...........................................            --          --         --      33,730            --       33,730
Transfer to/(from) reserves..........................   14       --          --      3,771      (3,771)           --           --
                                                                ---      ------     ------      ------        ------      -------
Balance at December 31, 1998.........................           622      65,960     11,637      94,049           356      172,624
                                                                ===      ======     ======      ======        ======      =======

  The accompanying notes form an integral part of these consolidated financial statements.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        AS OF DECEMBER 31, 1997 AND 1998

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                                     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                          NOTES         1996           1997           1998           1998
                                                         --------   ------------   ------------   ------------   ------------
                                                                        RMB            RMB            RMB            US$
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...........................................                 37,827        34,150          33,730         4,074
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation.........................................                 17,678        17,614          17,581         2,123
  Amortization of goodwill.............................                    524           524             524            63
  Minority interests...................................                 19,067        16,831          16,502         1,993
Decrease/(increase) in assets:
  Trade receivables....................................                (51,511)       12,322         (15,560)       (1,879)
  Bills receivable.....................................                (25,283)       37,199           4,080           493
  Other receivables and prepayments....................                 29,299          (356)            379            46
  Inventories..........................................                129,973        12,116          13,835         1,671
  Amount due from related companies....................                 (8,039)       18,384            (332)          (40)
Increase(decrease) in liabilities:
  Accounts payable.....................................                  4,442          (977)         (1,569)         (189)
  Deposits from customers..............................                 45,359       (30,366)        (11,996)       (1,449)
  Accrued liabilities and other payables...............                  4,513         9,179          10,857         1,311
  Amount due to a director.............................                  1,130          (468)            506            60
  Amount due to related companies......................                 36,618       (37,224)         (7,718)         (932)
  Income taxes payable.................................                     --            --           2,468           298
  Deferred income taxes................................                     --            --            (200)          (24)
                                                                      --------       -------        --------       -------
Net cash provided by operating activities..............                241,597        88,928          63,087         7,619
                                                                      --------       -------        --------       -------
CASH FLOWS USED IN INVESTING ACTIVITIES
  Acquisition of a subsidiary..........................     13         (69,720)           --              --            --
  Purchases of fixed assets............................                 (1,420)       (1,836)           (561)          (68)
  Advanced to a minority joint venture partner.........               (305,117)      (91,212)        (19,416)       (2,345)
  Increase in investment...............................                     --            --          (3,900)         (471)
                                                                      --------       -------        --------       -------
Net cash used in investing activities..................               (376,257)      (93,048)        (23,877)       (2,884)
                                                                      --------       -------        --------       -------
CASH FLOWS PROVIDED BY/(USED IN) FINANCING ACTIVITIES
  Issue of share capital and increase in additional
    paid-in capital....................................                 66,167            --              --            --
  Repayment to a shareholder...........................                 (1,161)           --              --            --
  Amount due from related companies....................                 (9,309)       (1,009)           (283)          (34)
  Proceeds from bank borrowings........................                 93,540         2,660         138,800        16,763
  Repayments of bank borrowings........................                 (6,700)           --        (139,200)      (16,812)
  Advances to related companies........................                    830           186            (186)          (22)
  Dividend paid to minority joint venture partner......                     --            --         (39,757)       (4,801)
                                                                      --------       -------        --------       -------
Net cash provided by/(used in) financing activities....                143,367         1,837         (40,626)       (4,906)
                                                                      --------       -------        --------       -------
Exchange differences on cash and cash equivalents......                    439            --              --            --
                                                                      --------       -------        --------       -------
Net increase/(decrease) in cash and cash equivalents...                  9,146        (2,283)         (1,416)         (171)
Cash and cash equivalents, at beginning of year........                      9         9,155           6,872           830
                                                                      --------       -------        --------       -------
Cash and cash equivalents, at end of year..............                  9,155         6,872           5,456           659
                                                                      ========       =======        ========       =======

  The accompanying notes form an integral part of these consolidated financial statements.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

    Far Beyond Investments Limited (the "Company" or "Far Beyond") was incorporated in the British Virgin Islands on March 21, 1995. The Company's principal activity is to conduct activities through its subsidiary and its principal investment is a 70% equity interest in Harbin Asibao Chemical Fibre Co., Limited ("Asibao" or the "Joint Venture"). The principal activity of Asibao is the manufacture and sale of synthetic fibre products.

    Asibao was established as a Sino-foreign joint venture company in the People's Republic of China (the "PRC") between Heilongjiang Londgi Group Co., Limited ("HLG") (30%) and Far Beyond (70%) on October 18, 1995 with a tenure of 30 years from the date of the business license. The tenure can be extended by agreement between the joint venture partners with the necessary approval from the relevant government agencies. The registered capital of Asibao is US$12 million, contributed by HLG as to US$3.60 million (approximately
RMB29.88 million) and by Far Beyond as to US$8.40 million (approximately RMB69.72 million).

    The business comprises the operations (the "Business"), assets and liabilities held by HLG and certain of its subsidiaries (the "HLG subsidiaries"). Pursuant to the restructuring agreements (the "Restructuring Agreements") dated September 28, 1995, the operating assets and liabilities ("Transferred Assets") of the HLG Subsidiaries, which formed part of the Business, were transferred to HLG.

    Pursuant to the Joint Venture and Restructuring Agreements (the "Reorganization") dated September 28, 1995, HLG contributed into the Joint Venture certain fixed assets with an aggregate fair value of US$3.60 million (approximately RNM29.88 million) as capital. The remaining net Transferred Assets of the Business, with an aggregate fair value of US$46.81 million (approximately RMB388.51 million) were acquired from HLG by the Joint Venture. Far Beyond has contributed cash amounting to, US$7.86 million (approximately RMB65.24 million) as capital as of 31 December 1998. Pursuant to a supplemental agreement dated January 20, 1999, the due date for the remaining unpaid capital of US$0.54 million (approximately RMB4.48 million) to be injected by Far Beyond was extended to September 30, 1999.

    Pursuant to an agreement between the Company and HLG, the Transferred Assets and the Business are deemed to have been transferred to the Joint Venture on January 1, 1996. Such agreement has been approved by the relevant government authorities in the PRC. The financial statements have been prepared under the purchase method and includes the Business and the Transferred Assets of HLG as described above from January 1, 1996.

2. BASIS OF PRESENTATION

    The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Joint Venture in the PRC which are prepared in accordance with the accounting principles and the relevant PRC financial regulations.

    The principal adjustment made to the statutory financial statements of the Joint Venture to conform with US GAAP is the reclassification of the staff bonus and welfare reserve appropriation from reserves to a charge to income.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

3. PRINCIPAL ACCOUNTING POLICIES

(a) BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiary. The results of the subsidiary acquired during the year are consolidated from its acquisition date. All material intercompany balances and transactions have been eliminated on consolidation.

(b) GOODWILL

    Goodwill represents the excess of cost over the fair value of assets acquired and is amortized using the straight-line method over a period of 30 years.

    The carrying amount of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of the assets acquired over the remaining amortisation period, the carrying amount of the goodwill is reduced by the estimated shortfall of cash flows. In addition, the Company assesses long-lived assets for impairment under FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Under those rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

(c) CASH AND CASH EQUIVALENTS

    The Group considers cash and cash equivalents to include cash on hand and deposits with banks with original terms of maturity of three months or less at the date of acquisition.

    At December 31, 1998, cash and cash equivalents included foreign currency deposits equivalent to RMB166 (US$20) (1997: RMB206 (US$25)).

(d) INVENTORIES

    Inventories are stated at the lower of cost and market value. Cost is determined on the weighted average cost basis and, in the case of work in progress and finished goods, comprises direct materials, direct labour and an appropriate portion of overheads.

    Market value is based on estimated selling prices less any further costs expected to be incurred for completion and disposal.

(e) FIXED ASSETS AND DEPRECIATION

    Fixed assets are stated at cost less accumulated depreciation.

    Depreciation is calculated on the straight-line basis to write off the cost less estimated residual value of each asset over its estimated useful life. The estimated useful lives of fixed assets are as follows:

Plant, machinery and equipment...................................  8-15 years
Motor vehicles...................................................  10 years

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

3. PRINCIPAL ACCOUNTING POLICIES (CONTINUED)
(f) INVESTMENT

    The unlisted equity investment, not being the subsidiary or company over which the Group is in a position to exercise a significant influence or to control the financing and operating decisions, is accounted for by the cost method.

(g) REVENUE RECOGNITION

    Sales represent the invoiced value of goods sold, net of returns and allowances. Revenue is recognised upon delivery of goods to customers.

(h) FOREIGN CURRENCY TRANSACTIONS

    The financial records of the Company are maintained in Hong Kong dollars. The records of the Company are translated into Renminbi ("RN4B") using the respective applicable rates of exchange quoted by the People's Bank of China (the "Exchange Rates") prevailing at the dates of the transactions. Monetary assets and liabilities in Hong Kong dollars and other foreign currencies are translated using the applicable Exchange Rates at the respective balance sheet dates. The resulting exchange gains or losses are reported separately as a component of shareholders' equity.

    The financial records of Asibao are maintained in RNIB. In preparing these financial statements, foreign currency transactions and monetary assets and liabilities denominated in foreign currencies are translated into RMB using the applicable Exchange Rates. Monetary assets and liabilities denominated in foreign currencies are translated into RMB at the applicable Exchange Rates at the respective balance sheet dates. The resulting exchange gains or losses are credited or charged to the statements of income.

    Translation of amounts from RMB into United States dollars ("US$") for the convenience of the reader has been made at the Exchange Rate on December 31, 1998 of US$1.00 = RMB8.28 and, accordingly, differs from the underlying foreign currency amounts. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate on December 31, 1998 or at any other date.

    The market risks associated with changes in exchange rates and the restriction over the convertibility of RMB into foreign currencies are discussed in note 16 to the financial statements.

(i) INCOME TAXES

    Income taxes are determined under the liability method as required by Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes".

(j) COMPREHENSIVE INCOME

    The Group adopted Statement of Financial Accounting Standards No. 130 "Comprehensive Income" ("SFAS 130") in 1998, which established standards for reporting and display of comprehensive income/loss and its components.
    SFAS 130 requires foreign currency translation adjustments to be included in other comprehensive income/loss. Accumulated other comprehensive income/loss, which consists of the foreign currency translation adjustments only, is reported in the consolidated statements of shareholders' equity. The adoption of SFAS 130 did not have a material effect on the Group's financial position or results of operations.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

3. PRINCIPAL ACCOUNTING POLICIES (CONTINUED)
(k) RETIREMENT BENEFITS

    The Company does not have any retirement plans while Asibao has a defined contribution retirement plan for its staff. As stipulated by the regulations of the PRC Government, Asibao is required to make an annual contribution to an insurance company equivalent to 15% of its annual basic salaries paid to its PRC staff. All staff of Asibao are covered under the plan and upon retirement, the retired staff are entitled to a monthly pension payment borne by the above-mentioned insurance company under the plan. Asibao is not responsible for any payments beyond the contributions to the plan as noted above.

    The contributions to the retirement plans for the employees are charged to the statement of income as services are provided. The amounts of contribution paid by Asibao, which were charged to the consolidated statements of income, were RMB2,019 for the year ended December 31, 1998 (1997: RMB2,134 and 1996: RMB1,861).

(l) EARNINGS PER SHARE

    The calculation of earnings per share is based on the weighted average number of ordinary shares of 63,904, 75,000 and 75,000 outstanding during each of the years ended December 31, 1996, 1997 and 1998, respectively.

(m) USE OF ESTIMATES

    The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4. FINANCIAL EXPENSES, NET

                                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                            1996          1997          1998
                                                                        ------------  ------------  ------------
                                                                            RMB           RMB           RMB
Interest expenses.....................................................      (19,170)      (17,870)      (16,129)
Interest income.......................................................          922           363         5,434
Foreign exchange gains/(losses), net..................................          (43)          101             1
                                                                         ----------    ----------    ----------
                                                                            (18,291)      (17,406)      (10,694)
                                                                         ==========    ==========    ==========

5. INCOME TAXES

    Under the current British Virgin Islands' law, any dividends the Company will distribute in the future, and capital gains arising from the Company's investments are not subject to income taxes in the British Virgin Islands.

    Asibao is governed by the Income Tax Laws of the PRC. Being a Sino-foreign joint venture established in the Harbin Economic Development Zone and being awarded the status of "advanced technology enterprise", Asibao is exempted from income taxes for a period of two years commencing from its first profitable year and is entitled to a preferential income tax rate of 15% for the remaining years of the Joint

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

5. INCOME TAXES (CONTINUED)
Venture with a 50% reduction for 3 consecutive years commencing from its third profitable year. No income taxes were provided for each of the years ended December 31, 1996 and 1997 because they were the first and second profitable year, respectively. 1998 is the third profitable year and the income taxes are provided accordingly. Asibao's net income was originated in the PRC.

    The current and deferred income taxes for the year ended December 31, 1996, 1997 and 1998 are as follows:

                                                      YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                         1996             1997             1998
                                                    ---------------  ---------------  ---------------
                                                          RMB              RMB              RMB
Current...........................................            --               --            4,368
Deferred..........................................            --               --             (200)
                                                       ---------        ---------        ---------
                                                              --               --            4,168
                                                       =========        =========        =========

    A reconciliation between the actual income tax expense and income taxes computed by applying the statutory PRC tax rate applicable to foreign investment enterprises operating in the Harbin Development Zone in the PRC to the income before income taxes is as follows:

                                                     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                        1996           1997           1998
                                                    -------------  -------------  -------------
                                                         RMB            RMB            RMB
Statutory PRC income tax rate.....................           15%            15%            15%
Computed expected tax expense.....................        8,534          7,647          8,160
Impact of tax holiday of Asibao (RMB53.87 (1997:
  RMB103.33 and 1996: RMB138.79) per ordinary
  share, based on the weighted average of 75,000
  (1997: 75,000 and 1996: 63,904) ordinary
  shares).........................................       (8,869)        (7,750)        (4,040)
Item which gives rise to no tax benefit:
  Net losses of the Company.......................          455            225            177
Others............................................         (120)          (122)          (129)
                                                      ---------      ---------      ---------
                                                             --             --          4,168
                                                      =========      =========      =========

    Deferred income tax relates primarily to temporary differences on revaluation of fixed assets between Asibao's PRC financial statements for tax purposes and its US GAAP financial statements.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

6. INVENTORIES

                                                                               1997       1998
                                                                             ---------  ---------
                                                                                RMB        RMB
Raw materials..............................................................     33,962     32,393
Work in progress...........................................................      4,089      3,819
Finished goods.............................................................     16,302      4,306
                                                                             ---------  ---------
                                                                                54,353     40,518
Less: Provision for inventories............................................     (1,907)    (1,907)
                                                                             ---------  ---------
                                                                                52,446     38,611
                                                                             =========  =========

                                                     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                        1996           1997           1998
                                                    -------------  -------------  -------------
                                                         RMB            RMB            RMB
Movement of provision for inventories:
  Balance at beginning of year....................           --          1,907          1,907
  Provision for the year..........................        1,907             --             --
                                                      ---------      ---------      ---------
  Balance at end of year..........................        1,907          1,907          1,907
                                                      =========      =========      =========

7. FIXED ASSETS

                                                                            1997       1998
                                                                          ---------  ---------
                                                                             RMB        RMB
Cost:
  Plant, machinery and equipment........................................    242,800    243,361
  Motor vehicles........................................................        891        891
                                                                          ---------  ---------
                                                                            243,691    244,252
Accumulated depreciation................................................    (35,292)   (52,873)
                                                                          ---------  ---------
Net book value..........................................................    208,399    191,379
                                                                          =========  =========

8. INVESTMENT

    The balance represents the investment in unlisted shares in Heilongjiang Longdi Limited Liability Company ("Longdi"), a subsidiary of HLG, in which the Group does not have a significant influence over its operating and financing policies.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

9. GOODWILL

                                                                               1997       1998
                                                                             ---------  ---------
                                                                                RMB        RMB
Cost.......................................................................     15,725     15,725
Accumulated amortization...................................................     (1,048)    (1,572)
                                                                             ---------  ---------
Net book value.............................................................     14,677     14,153
                                                                             =========  =========

10. BANK LOANS

                                                                            1997       1998
                                                                          ---------  ---------
                                                                             RMB        RMB
Short term bank loans denominated in RMB................................    179,800    179,400
                                                                          =========  =========

    All of the Company's assets are pledged to secure certain bank loans amounting to RMB93,800 (1997: nil).

    All of the Group's short term bank loans are secured by corporate guarantees given by HLG (1997: by HLG and Longdi). The weighted average interest rate for the Group's short term bank loans was 8.58% (1997: 9.50%) per annum as at December 31, 1998.

11. SHARE CAPITAL AND ADDITIONAL PAID-IN CAPITAL

    The Company was incorporated with an authorized capital of US$50 (RMB415), divided into 50,000 ordinary shares of par value of US$l (RMB8.3) each, of which 10 ordinary shares were issued at par for cash to the subscribers.

    On July 26, 1995, the authorized share capital of the Company was increased by US$29,950 (RMB248,585) with the creation of an additional 29,950,000 ordinary shares, par value of US$1 each, which rank pari passu with the existing ordinary shares of the Company.

    On December 20, 1995 and March 27, 1996, 49,990 and 5,500 ordinary shares, par value of US$l each, were issued at par for cash, respectively.

    On May 15, 1996, the shareholders unconditionally and irrevocably surrendered any claim to the repayment of the shareholders' loans amounting to HK$37,615 (RMB40,248) at that date. The waiver of the shareholders' loans has been accounted for in the additional paid-in capital account.

    On July 3, 1996, 19,500 ordinary shares, par value of US$1 each, were issued for a cash consideration of US$4,000 (RMB33,200). The excess of the proceeds over the par value of the shares, net of share issuing costs, was transferred to the additional paid-in capital account.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

12. RELATED PARTY BALANCES AND TRANSACTIONS

    The Group's amounts due from/to related companies owned and/or controlled by HLG comprise:

                                                                               1997       1998
                                                                             ---------  ---------
                                                                                RMB        RMB
Due from related companies
  Harbin Long Xing Chemical Fibre Co. Ltd ("Long Xing")....................        606        606
  Heilongjiang North Chemical Fibre Company ("North Chemical").............      6,903      6,692
  Heilongjian Dragon Flying Chemical Fibre Company ("Dragon Flying").......        500        453
  Heilongjiang Longdi Economic Trading Co. Ltd.............................      2,915      3,456
  Heilongjiang Longdi Staff's Family Members Factory ("Factory")...........         --        332
                                                                             ---------  ---------
                                                                                10,924     11,539
                                                                             =========  =========
Due from a minority joint venture partner--HLG.............................     61,814     81,230
                                                                             =========  =========
Due to related companies:
  Heilongjiang Longdi Asibao Company.......................................        830        850
  Dragon Rising............................................................     10,345      2,607
  Heilongjiang Electrical Equipment Co. Ltd................................        186         --
                                                                             ---------  ---------
                                                                                11,361      3,457
                                                                             =========  =========

    Except for the balance with HLG which bears interest at the prevailing 3-month bank loans interest rate in the PRC (1997: interest-free), the balances with the above related companies and a director are unsecured and interest-free.

    A significant portion of transactions undertaken by the Group has been effected with HLG and companies owned and/or controlled by HLG, as follows:

(n) PURCHASES OF POLYESTER CHIPS

    Pursuant to a purchase agreement dated January 10, 1996 between Longdi and Asibao, Longdi agreed to guarantee the supply of polyester chips, to Asibao at a 5%-10% discount to the prevailing market prices offered to other purchasers of polyester chips with a first right of refusal to Asibao. The discount was agreed based on mutual negotiation and after taking into account the savings in transportation costs (excluding packaging costs) and wastage on transportation. In addition, an additional 3% discount was also granted by Longdi Group to allow for savings of packaging materials as a result of the reduced distance of transportation. The polyester chips purchased from Longdi or its subsidiary, Long Xing, through HLG in 1998 amounted to RMB260,247 (1997: RMB276,862 and 1996: RMB160,453).

(o) LEASE OF FACTORIES AND OFFICE BUILDINGS

    Pursuant to the supplementary Restructuring Agreement, as amended, HLG agreed to lease to Asibao the factories and office buildings in Harbin, the PRC commencing on January 1, 1996. The rental agreement is for a period of 15 years at an annual rental of RMB1,004, which is adjustable, based on further mutual negotiation, every three years.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

12. RELATED PARTY BALANCES AND TRANSACTIONS (CONTINUED)
(p) SALES OF POLYESTER PRODUCTS

    Pursuant to a resolution passed on July 18, 1996 by the directors of Longdi in respect of its 1995 dividend distribution, in lieu of 1995 cash dividends payable by Longdi to its minority shareholders, these minority shareholders were allowed by Longdi to apply their dividend rights to purchase certain types of polyester products from Asibao at a discount of RMB300 per tonne for the period from July 1, 1996 to June 30, 1997. Such discount utilised by these minority shareholders was borne by Longdi in the form of reduced dividend distribution thereto and was reimbursed by Longdi to Asibao.

    The total amount of the polyester products sold to Longdi's minority shareholders during 1997 (1996: RMB31,195) under the above scheme were RMB74,713, including the above-mentioned discount (effectively the dividend distributed to these minority shareholders) of RMB2,388 (1996: RMB868).

(q) OTHER TRANSACTIONS WITH RELATED COMPANIES ARE SUMMARIZED AS FOLLOWS:

                                                     YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                        1996          1997          1998
                                                    ------------  ------------  ------------
                                                        RMB           RMB           RMB
Sales of finished goods to HLG....................        1,133        10,766         7,146
Sales of finished goods to Dragon Rising..........        3,528         4,529         2,889
Sales of finished goods to Factory................          920           250           326
Interest expenses from HLG........................           --            --         5,242
Purchase of raw materials from HLG................     (154,254)       (9,601)      (14,794)
Utilities charged by HLG..........................      (23,783)      (28,302)      (23,941)
                                                     ==========    ==========    ==========

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

13. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                               YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                  1996           1997           1998
                                                              -------------  -------------  -------------
                                                                   RMB            RMB            RMB
Cash paid during the year for:
  Interest expenses.........................................       19,170         17,870         16,129
                                                                =========      =========      =========
  Income taxes paid.........................................           --             --          1,900
                                                                =========      =========      =========

                                                                                                 1996
                                                                                              ----------
                                                                                                 RMB
Acquisition of Asibao:
Fair value of net assets acquired:
  Trade receivables.........................................................................      20,436
  Bills receivable..........................................................................      21,395
  Other receivables and prepayments.........................................................      26,969
  Inventories...............................................................................     194,535
  Fixed assets..............................................................................     260,039
  Goodwill..................................................................................      15,725
  Bank loans................................................................................     (90,300)
  Deposits from customers...................................................................      (9,063)
  Accrued liabilities.......................................................................      (3,179)
  Deferred income taxes.....................................................................      (2,442)
  Amount due to a minority joint venture partner............................................    (334,515)
  Minority interests........................................................................     (29,880)
                                                                                              ----------
                                                                                                  69,720
                                                                                              ==========
Satisfied by:
  Cash......................................................................................      65,240
  Loan from a minority joint venture partner................................................       4,480
                                                                                              ----------
                                                                                                  69,720
                                                                                              ==========

14. RESERVES AND DISTRIBUTION OF PROFITS

    The Company's ability to pay dividends is primarily dependent on the Company receiving distributions from its subsidiary, Asibao. In accordance with the relevant PRC regulations and the articles of association of Asibao, appropriations of the net income as reflected in its statutory financial statements will be allocated to each of the general reserve, enterprise expansion reserve and staff bonus and welfare reserve, respectively, as determined by the resolution of the board of directors annually.

    The appropriations to general reserve and enterprise expansion reserve attributable to the Company totaling RMB11,637 were reflected as reserves in the consolidated balance sheet as at December 31, 1998 (1997: RMB7,866 and 1996:
RMB4,190).

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

14. RESERVES AND DISTRIBUTION OF PROFITS (CONTINUED)
    The staff bonus and welfare reserve are set aside for the provision of bonus and welfare benefits to the employees of Asibao. In accordance with US GAAP, the amounts designated for payments of staff bonus and welfare benefits to employees have been charged to income before arriving at the net consolidated income. The staff bonus and welfare benefits to employees charged to the statement of income amounted to RNM539 for the year ended December 31, 1998 (1997: RMB525 and 1996:
RMB2,992).

    As described in note 2 to the consolidated financial statements, the net income as reported in the US GAAP financial statements differs from those as reported in the statutory financial statements. In accordance with the relevant laws and regulations in the PRC, the profits available for distribution are based on the statutory financial statements. At December 31, 1998, the Group's share of the distributable profits of Asibao amounted to RMB106,041 (1997:
RNM66,861).

15. COMMITMENTS AND CONTINGENCIES

    As at December 31, 1998, the Group had the following commitments:

    (a) The future minimum payments under the operating leases for factories and office buildings located in the PRC for a period of 15 years commencing on January 1, 1996 are as follows:

                                                                                          RMB
                                                                                       ---------
Payable in:
  1999...............................................................................      1,004
  2000...............................................................................      1,004
  2001...............................................................................      1,004
  2002...............................................................................      1,004
  2003...............................................................................      1,004
  Thereafter.........................................................................      7,028
                                                                                       ---------
Total minimum lease payments.........................................................     12,048
                                                                                       =========

    Rental expense under the operating leases for the year ended December 31, 1998 amounted to RMB1,004 (1997: RMB1,004 and 1996: RMB1,004).

16. FOREIGN CURRENCY EXCHANGE

    RMB is not freely convertible into foreign currencies.

    Effective from January 1, 1994, a single rate of exchange is quoted daily by the People's Bank of China (the "Exchange Rate"). However, this does not imply convertibility of RMB into United States dollars ("US$") or other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

    The Exchange Rates at December 31, 1996, 1997 and 1998 were US$1: RMB8.30, US$1: RMB8.29 and US$1: RMB8.28, respectively.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Group's cash and cash equivalents, trade receivables, bills receivable and accounts payable approximate their fair value because of their short maturity period.

    The carrying amounts of the balances with a minority joint venture partner, directors and related companies are reasonable estimates of the fair values due to the short maturity of these assets and liabilities.

    It was not practicable to estimate the fair values of the Group's cost method investment in non-traded investments because of the lack of quoted market prices and the inability to estimate fair values without incurring excessive costs. The carrying amounts of RMB11,050 at December 31, 1998 represent the Group's best estimates of current economic values of this investment.

    The carrying amounts of the bank loans approximate their fair value based on the borrowing rates currently available for bank loans with similar terms and average maturity.

18. CONCENTRATION OF CREDIT RISKS

    The financial instruments which potentially subject the Group to a significant concentration of credit risk consist are principally the following:

    (a) CASH DEPOSITS

       The Group places its cash deposits with various PRC State-owned banks.

    (b) TRADE RECEIVABLES

       The Group manufactures and sells synthetic fibre products to garment manufacturers in the PRC. Concentration of credit risks with respect to trade receivables is limited due to the large number of entities comprising the Group's customer base.

       Management considers that the Group's current customers are generally creditworthy and credit is extended based on an evaluation of the customers' financial conditions and, therefore, generally collateral is not required.

       As of December 31, 1998, trade receivables totaled RMB75,185 (1997:
       RMB59,625) and are generally due within 60 days.

    (c) BILLS RECEIVABLE

       As of December 31, 1998, bills receivable amounted to RMB5,399 (1997:
       RMB9,479) and their collectability was guaranteed by banks. The bills receivable have normal terms of maturity of four to six months.

    (d) DUE FROM RELATED COMPANIES

       The balances due from related companies include the advances to and trade receivables from related companies.

       The Group does not require collateral and all of the balances are unsecured.

                 FAR BEYOND INVESTMENTS LIMITED AND SUBSIDIARY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

18. CONCENTRATION OF CREDIT RISKS (CONTINUED)
    (e) DUE FROM A MINORITY JOINT VENTURE PARTNER

       The balance due from a minority joint venture partner includes the advances to HLG less the amounts payable to HLG for purchase of raw materials and utilities.

       The Group does not require collateral and all of the balances are unsecured.

19. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

    The Group's operating assets and primary source of income and cash flows are located in the PRC, and may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

    The Group is dependent on HLG and its subsidiaries for providing substantially all of the supply of polyester chips and some auxiliary materials. While Asibao has entered into an agreement with Longdi which requires Long Xing, a subsidiary of HLG, to prioritize allocation of polyester chips in favor of Asibao, there can be no assurances that this agreement will result in continued allocations of satisfactory supplies of polyester chips.

    Currently, a large proportion of the Group's revenue comes from the sales of synthetic fibre products manufactured in the PRC, which is vulnerable to an increase in the level of competition or a change in the supply and demand relationship in the synthetic fibre industry in the PRC.

20. SEGMENT FINANCIAL INFORMATION

    The Group is engaged in the manufacture and sale of synthetic fibre products. Its assets, operations and customer base are principally within the PRC.

                  FAR BEYOND INVESTMENT LIMITED AND SUBSIDIARY

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                       FOR THE PERIOD ENDED JUNE 30, 1999

                             (AMOUNTS IN THOUSANDS)

                                                                                                 RMB         US$
                                                                                              ----------  ---------
Sales.......................................................................................     170,855     20,635*
Cost of sales...............................................................................    (142,712)   (17,236)
                                                                                              ----------  ---------
Gross profit................................................................................      28,143      3,399
Selling & administrative expenses...........................................................      (5,317)      (642)
Financial expenses, net.....................................................................      (6,097)      (736)
                                                                                              ----------  ---------
Income before income taxes..................................................................      16,729      2,021
Income taxes................................................................................      (1,173)      (142)
                                                                                              ----------  ---------
Income before minority interests............................................................      15,556      1,879
Minority interests..........................................................................      (5,375)      (649)
                                                                                              ----------  ---------
Net income..................................................................................      10,181      1,230*
                                                                                              ==========  =========

------------------------

* Major repairs and maintenance exercises need to carry out once every 2 years for the production of nylon yarn. It was implemented during the first quarter of 1999. However, production of nylon yarn is back in service from July and management expects net income for the 12 months ending December 31, 1999 will reach at least US$4.0 million.

                  FAR BEYOND INVESTMENT LIMITED AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                              AS AT JUNE 30, 1999

                             (AMOUNTS IN THOUSANDS)

                                                                                                  RMB        US$
                                                                                               ---------  ---------
ASSETS

CURRENT ASSETS
Cash and cash equivalents....................................................................      6,949        839
Trade receivables............................................................................     74,256      8,968
Bills receivable.............................................................................      4,350        525
Other receivables and prepayments............................................................        593         72
Inventories..................................................................................     50,233      6,067
Amount due from a minority joint venture partner.............................................    101,478     12,256
Amounts due form related companies...........................................................     33,835      4,086
                                                                                               ---------  ---------
TOTAL CURRENT ASSETS.........................................................................    271,694     32,813

FIXED ASSETS.................................................................................    182,238     22,010

INVESTMENT...................................................................................     13,390      1,617

GOODWILL.....................................................................................     13,891      1,678
                                                                                               ---------  ---------
TOTAL ASSETS.................................................................................    481,213     58,118
                                                                                               =========  =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Bank loans...................................................................................    189,200     22,850
Deposits from customers......................................................................     45,791      5,531
Accrued liabilities and other payables.......................................................     27,039      3,266
Amount due to a director.....................................................................        937        113
Amounts due to related companies.............................................................      1,236        149
Income taxes payable.........................................................................      3,741        452
Dividend payable.............................................................................      3,912        472
                                                                                               ---------  ---------
TOTAL CURRENT LIABILITIES....................................................................    271,856     32,833

MINORITY INTERESTS...........................................................................     24,410      2,948

DEFERRED INCOME TAXES........................................................................      2,142        259
                                                                                               ---------  ---------
TOTAL LIABILITIES AND MINORITY INTERESTS.....................................................    298,408     36,040
                                                                                               ---------  ---------

SHAREHOLDERS' EQUITY
Share capital................................................................................        622         75
Additional paid in capital...................................................................     65,960      7,966
Reserve......................................................................................     11,637      1,405
Retained earnings............................................................................    104,230     12,589
Accumulated other comprehensive income.......................................................        356         43
                                                                                               ---------  ---------
TOTAL SHAREHOLDERS' EQUITY...................................................................    182,805     22,078
                                                                                               ---------  ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...................................................    481,213     58,118
                                                                                               =========  =========

                                FORM OF PROXY

                        ASIA RESOURCES HOLDINGS LIMITED

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR SPECIAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Ma Wai Man, Catherine and Richard N. Gray, and each of them, as proxies, with full power of substitution, to represent and vote all shares of Common Stock of Asia Resources Holdings Limited (the "Company") which the undersigned would be entitled to vote at the Special Meeting of the Company, to be held at 52/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong, on Tuesday, November 30, 1999, at 11:00 a.m., and at any adjournments thereof on Proposal I and Proposal II as I have specified and such other matters as may come before the meeting.

     You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations.

                                SEE REVERSE SIDE

     [X]  Please mark your votes as in this example.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL I AND PROPOSAL II.

     The Board of Directors recommends a vote FOR Proposal I and Proposal II.

     1. Approval of (A) the Disposal Agreement by and between the Company and Horler Holdings Ltd. and (B) the Assignment Agreement by and between the Company and China Strategic Holdings Limited ("CSH");

         [ ] FOR    [ ] AGAINST   [ ] ABSTAIN

     2. Approval of an amendment of the Certificate of Incorporation of the Company to (A) decrease the number of authorized shares of common stock of the Company from 1,100,000,000 shares to 30,000,000 shares and (B) change the name of the Company to Asia Fiber Holdings Limited;

         [ ] FOR    [ ] AGAINST   [ ] ABSTAIN

     In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof.

     Change of Address/Comments on reverse side  [ ]

     If more than one of the proxies listed on the reverse side shall be present at the meeting or any adjournment thereof, the majority of said proxies so present and voting shall exercise all of the powers conferred hereby.

     The undersigned hereby revokes any proxy heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that the proxies listed on the reverse side, or either of them, may lawfully do by virtue hereof.

____________  Date: _______, 1999 _________________________ Date: _______, 1999
 Signature                        Signature if Held Jointly

NOTE: Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).


                                      2